   As filed with the Securities and Exchange Commission on January 16, 2002.


                                                     Registration No. 333-73198

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                         PRE-EFFECTIVE AMENDMENT NO. 1


                                      to

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                             TERRA CAPITAL, INC.*
            (Exact name of registrant as specified in its charter)

           Delaware                         2870                 42-1431650
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Number)    Identification No.)

                               -----------------

                                 Terra Centre
                        600 Fourth Street, P.O. Box 600
                            Sioux City, Iowa 51102
                           Telephone: (712) 277-1340
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               -----------------

                                  Copies to:

       Francis G. Meyer                                Carter W. Emerson, Esq.
         Terra Centre                                     Kirkland & Ellis
600 Fourth Street, P.O. Box 600                         200 E. Randolph Drive
    Sioux City, Iowa 51102                             Chicago, Illinois 60601
   Telephone: (712) 277-1340                          Telephone: (312) 861-2000
( Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

* The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

   Approximate date of commencement of proposed sale of the securities to the public: The exchange will commence as soon as practicable after the effective date of this Registration Statement.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]



   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      Jurisdiction  I.R.S. Employer
Exact Name of Additional Registrants* of Formation Identification No.
------------------------------------- ------------ ------------------
 Beaumont Ammonia Inc................   Delaware       39-1917518
 Beaumont Holdings Corporation.......   Delaware       42-1490799
 BMC Holdings Inc....................   Delaware       73-1394219
 Port Neal Corporation...............   Delaware       42-1443999
 Terra (UK) Holdings Inc.............   Delaware       39-1917519
 Terra Capital Holdings, Inc.........   Delaware       42-1431905
 Terra Industries Inc................   Maryland       52-1145429
 Terra International (Oklahoma) Inc..   Delaware       42-1321108
 Terra International Inc.............   Delaware       36-2537046
 Terra Methanol Corporation..........   Delaware       42-1431904
 Terra Nitrogen Corporation..........   Delaware       72-1159610
 Terra Real Estate Corp..............   Iowa           42-1178622

--------
* The address for each of the additional Registrants is c/o Terra Industries Inc., Terra Centre, 600 Fourth Street, P.O. Box 600, Sioux City, Iowa 51102, telephone: (712) 277-1340. The primary standard industrial classification number for each of the additional Registrants is 2870.

This information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.




                 SUBJECT TO COMPLETION, DATED JANUARY 16, 2002


PROSPECTUS
                                                                         [LOGO]

                              TERRA CAPITAL, INC.

                              Exchange Offer for
              $200,000,000 12.875% Senior Secured Notes due 2008

                               -----------------

                         We are offering to exchange:

      up to $200,000,000 of our new 12.875% Senior Secured Notes due 2008
                                      for
    a like amount of our outstanding 12.875% Senior Secured Notes due 2008.

                       Material Terms of Exchange Offer



 . The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

 . There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

 .    Expires 5:00 p.m., New York City time,         , 2001,
             unless extended.

 . The exchange of notes will not be a taxable event for U.S. federal income tax purposes.



 . The terms of the notes to be issued in the exchange offer       . Not subject to any condition other than that the
  are substantially identical to the outstanding notes,             exchange offer not violate applicable law or any
  except that the transfer restrictions and registration rights     applicable interpretation of the Staff of the SEC.
  relating to the outstanding notes will not apply to the
  exchange notes.                                                 . We will not receive any proceeds from the exchange
                                                                    offer.
 . There is no existing public market for the outstanding
  notes or the exchange notes. We do not intend to list the       .    The notes to be issued in the exchange offer will be
  exchange notes on any securities exchange or seek                        fully and unconditionally guaranteed, on a joint and
  approval for quotation through any automated trading                     several basis, by Terra Industries Inc., our parent
  system.                                                                  company, and its wholly-owned U.S. subsidiaries. The
                                                                           notes and guarantees will be secured by a first priority
 .    Expires 5:00 p.m., New York City time,         , 2001,                security interest in our ownership and leasehold
             unless extended.                                              interest in substantially all of the real property,
                                                                           machinery and equipment owned or leased by Terra
 . The exchange of notes will not be a taxable event for                    Capital and the guarantors and specified other assets.
  U.S. federal income tax purposes.



                               -----------------

   For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 9 of this prospectus.

   Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------


                                         , 2002

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date of the exchange offer, we will make this prospectus available, as amended or supplemented, to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

   You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                               -----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PROSPECTUS SUMMARY.......................................................   1
RISK FACTORS.............................................................   9
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS..........................  17
USE OF PROCEEDS..........................................................  17
SELECTED HISTORICAL FINANCIAL DATA.......................................  18
THE EXCHANGE OFFER.......................................................  20
DESCRIPTION OF NOTES.....................................................  28
BOOK-ENTRY; DELIVERY AND FORM............................................  78
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES............................  82
PLAN OF DISTRIBUTION.....................................................  86
VALIDITY OF THE NEW SECURITIES...........................................  86
EXPERTS..................................................................  87
WHERE YOU CAN FIND MORE INFORMATION......................................  87
DOCUMENTS INCORPORATED BY REFERENCE......................................  87


                               -----------------


THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US WHICH IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" AND "DOCUMENTS INCORPORATED BY REFERENCE." THIS INFORMATION, EXCLUDING EXHIBITS TO THE INFORMATION UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION, IS AVAILABLE WITHOUT CHARGE TO ANY HOLDER OR BENEFICIAL OWNER OF OUTSTANDING NOTES UPON WRITTEN OR ORAL REQUEST TO MARK A. KALAFUT, VICE PRESIDENT AND GENERAL COUNSEL, TERRA INDUSTRIES INC., 600 FOURTH STREET, P.O BOX 6000, SIOUX CITY, IOWA 51102-6000, TELEPHONE NUMBER (712) 277-1340. TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.
THEREFORE, YOU MUST REQUEST INFORMATION ON OR BEFORE     , 2002.


                               -----------------

                            ADDITIONAL INFORMATION

   In this prospectus, unless the context requires otherwise, "Terra Industries," the "company," "we," "us" and "our" each refers to Terra Industries Inc. and its subsidiaries, including Terra Capital, Inc. "Terra Capital" refers to Terra Capital, Inc., the issuer of the notes. Substantially all the consolidated assets of Terra Industries are held by Terra Capital and its subsidiaries.

                                    SUMMARY

   The following summary is qualified in its entirety by reference to the more detailed information and consolidated information appearing elsewhere in or incorporated by reference into this prospectus.

                                  The Company


   We are a leading North American and U.K. producer and marketer of nitrogen products serving both agricultural and industrial end use markets. We are one of the largest North American producers of ammonia, the basic building block of nitrogen fertilizers. We upgrade a significant portion of the ammonia we produce into higher value products, which are easier for agricultural end-users to transport, store and apply to crops than ammonia. In addition, we are the largest U.S. producer of methanol. We own eight manufacturing facilities in North America and the U.K. that produce nitrogen products, two of which also produce methanol.


   Our principal products are the following:

   . Anhydrous ammonia (often referred to simply as "ammonia"), the simplest and least expensive form of nitrogen fertilizer. Ammonia is the primary feedstock used in the production of most other nitrogen fertilizers, including UAN, AN and urea.

   . Urea, which is produced by reacting ammonia and carbon dioxide. We produce both a granulated form of solid urea, generally for the fertilizer market, and urea liquor (liquid) for animal feed supplements and industrial applications.

   . Ammonium nitrate ("AN"), a solid fertilizer product most commonly used by British farmers. AN is produced by combining nitric acid and ammonia into a liquid form which is then converted to a solid granular form.

   . Urea ammonium nitrate ("UAN"), a liquid fertilizer produced by combining liquid urea, liquid ammonium nitrate and water. UAN, unlike ammonia, is odorless and does not require refrigeration or pressurization for transportation and storage.

   . Methanol, a liquid made primarily from natural gas. Methanol is used primarily as a feedstock in the production of other chemical products such as formaldehyde, acetic acid, methyl tertiary butyl ether ("MTBE"), an oxygenate and octane enhancer currently used as an additive in reformulated gasolines, and other chemical intermediates.


   Our principal executive offices are located at Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000 and our telephone number is
(712) 277-1340.


                         Purpose of the Exchange Offer

   On October 10, 2001, we sold through a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), $200,000,000 of our 12.875% Senior Secured Notes Due 2008 (the "outstanding notes"). We used the net proceeds from the sale of the notes, as well as initial borrowings under our revolving credit facilities entered into concurrently with the closing of the offering of the notes (the "revolving credit facilities"), to repay our senior secured term loan facilities, to repay our 10.75% senior notes due September 30, 2003, and to pay related fees and expenses.

   Simultaneously with the private placement, we entered into a registration rights agreement for the notes, referred to as the "Registration Rights Agreement." Under the Registration Rights Agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the notes, to become effective on or before March 9, 2002. We refer to the notes to be registered under this exchange offer registration statement as "new notes" in this prospectus. You may exchange your outstanding notes for new notes in this exchange offer. You should read the discussion under the headings "--Summary of the Exchange Offer," and "The Exchange Offer" and "Description of Notes" for further information regarding the new notes.

   We did not register the outstanding notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding notes do not exchange their notes in the exchange offer, they lose their right to have the outstanding notes registered under the Securities Act, subject to certain limitations. Anyone who still holds outstanding notes after the exchange offer may be unable to resell their outstanding notes.

                         Summary of the Exchange Offer

The Initial Offering of
  Outstanding Notes.........  We sold the outstanding notes on October 10, 2001 to Salomon Smith Barney and Credit Suisse First Boston. We collectively refer to those parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S.

Registration Rights Agreement Simultaneously with the initial sale of the outstanding notes, we entered into a Registration Rights Agreement for the exchange offer. In the Registration Rights Agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to have this exchange offer become effective within 150 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the Registration Rights Agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.


                              If we do not comply with, among other things, our obligation to use our reasonable best efforts to have this exchange offer become effective within 150 days of issuing the outstanding notes, we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of outstanding notes during the first 90 days, increasing by 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.00% per annum, until we are in compliance. For more details, see "The Exchange Offer--Exchange Offer; Registration Rights."


The Exchange Offer..........  We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your outstanding notes, which were issued on October 10, 2001 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales.....................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                              . the exchange notes are being acquired in the
                                ordinary course of your business;

                              . you are not participating, do not intend to
                                participate, and have no arrangement or
                                understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                              . you are not an affiliate of ours.

                              If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.


                              Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.


Record Date.................  We mailed this prospectus and the related exchange offer documents to registered holders of
                              outstanding notes on     , 2002.



Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, 2002, unless we decide to extend the expiration date.


Conditions to the Exchange
  Offer.....................  The exchange offer will expire is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering
  Outstanding Notes.........  We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with U.S. Bank Trust National Association, as book-entry depositary. U.S. Bank Trust National Association issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The Depository Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC

                              You may tender your outstanding notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer--Procedures for Tendering Outstanding Notes" for more information.

                              Do not send letters of transmittal and
                              certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "The Exchange Offer--Exchange Agent" for more information.

Special Procedures for
  Beneficial Owners.........  If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.


Withdrawal Rights...........  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York
                              City time on    , 2002.


Federal Income Tax
  Considerations............  The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes.

Use of Proceeds.............  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent..............  U.S. Bank Trust National Association is serving as the exchange agent in connection with the exchange offer.


Regulatory Issues...........  We are not aware of any federal or state regulatory requirements or approvals other than the effectiveness of this Registration Statement that must be complied with or obtained in connection with the exchange offer.

                    Summary of Terms of the Exchange Notes

   The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indentures. We use the term "notes" in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer......................  Terra Capital, Inc., a Delaware corporation

Securities..................  $200.0 million in principal amount of 12.875%
                              Senior Secured Notes due 2008

Maturity....................  October 15, 2008

Interest....................  Annual rate: 12.875%. Payment frequency: every six months on April 15 and October 15. First payment: April 15, 2002.

Ranking.....................  The exchange notes will be entitled to be paid first out of the proceeds of the collateral securing the notes and the guarantees.

                              Our revolving credit facility is secured by substantially all of the assets of Terra Industries and its subsidiaries (other than real property, machinery and equipment and other assets constituting collateral for the notes), including:

                              . inventory, accounts receivable and cash and
                                cash equivalents;

                              . equity interests in our subsidiaries, other
                                than the limited partnership interests in Terra Nitrogen Company, L.P., which secure the notes, and the general partnership interests in Terra Nitrogen Company, L.P. and Terra Nitrogen, Limited Partnership; and

                              . certain intercompany notes issued to Terra
                                Capital by Terra Nitrogen, Limited Partnership and Terra Nitrogen (U.K.) Ltd., secured by substantially all of the assets of Terra Nitrogen, Limited Partnership, Terra Nitrogen Company, L.P., Terra Nitrogen (U.K.) Ltd. and Terra International (Canada) Inc. (other than real property, machinery and equipment and other assets constituting collateral for the intercompany notes pledged to secure the notes).

                              The lenders under our revolving credit facility are entitled to be paid first out of the proceeds of the collateral securing the revolving credit facility. At June 30, 2001, after giving effect to the sale of the outstanding notes and related transactions as described in "Use of Proceeds," we would have had $70.5 million outstanding under our revolving credit facility and the borrowers under our credit facility would have been able to borrow up to an additional $86.9 million in the aggregate, subject to our borrowing base limitation.

                              The notes and the guarantees rank equally with existing and future unsubordinated obligations of Terra Capital and the guarantors with respect to any assets that have not been pledged to any creditor. The notes and the guarantees are effectively subordinated to the debt and other obligations of any of our subsidiaries that are not guarantors, except to the extent that assets of such subsidiary secure the intercompany notes referred to above under "--Collateral." If Terra Capital or a guarantor incurs any debt in the future that expressly provides that it is subordinated to the notes or the guarantee of that guarantor, the notes or that guarantee, as applicable, will rank senior to that debt.

Guarantees..................  The notes are guaranteed by Terra Industries Inc.
                              and its wholly owned U.S. subsidiaries (other than Terra Capital). Terra Nitrogen, Limited Partnership, Terra Nitrogen Company, L.P. and our foreign subsidiaries do not guarantee the notes.

Collateral..................  The notes and the guarantees are secured by a first priority security interest in the following:

                              . our ownership or leasehold interest in
                                substantially all real property, machinery and equipment owned or leased by Terra Capital and the guarantors;

                              . limited partnership interests in Terra Nitrogen
                                Company, L.P. owned by Terra Capital or any guarantor; and

                              . certain intercompany notes issued to Terra
                                Capital by Terra Nitrogen, Limited Partnership and Terra Nitrogen (U.K.) Ltd., secured by substantially all interests of Terra Nitrogen, Limited Partnership, Terra Nitrogen Company, L.P., Terra Nitrogen (U.K.) Ltd. and Terra International (Canada) Inc. in real property, machinery and equipment.

Optional Redemption.........  We have the option to redeem the notes at any time at a price equal to 100% of the principal amount, plus any accrued interest to the date of redemption, plus a "make-whole" premium. The "make-whole" premium is based on a discount rate equal to the yield on a comparable U.S. Treasury security plus 50 basis points.

Mandatory Offer to Repurchase If we experience specific kinds of changes in control, holders of the notes have the right to require us to purchase their notes, in whole or in part, at a price equal to 101% of the principal amount, plus any accrued interest to the date of purchase.

Covenants...................  The indenture governing the notes contains certain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

                              . incur additional debt;

                              . pay dividends on common stock of Terra
                                Industries Inc. or repurchase shares of such common stock;

                              . make investments (other than in Terra Capital
                                or any guarantor);

                              . use assets as security in other transactions;

                              . sell any of our principal production facilities
                                or sell other assets outside the ordinary course of business;

                              . enter into transactions with affiliates;

                              . limit dividends or other payments by our
                                restricted subsidiaries to us;

                              . enter into sale and leaseback transactions;

                              . engage in other businesses; or

                              . sell all or substantially all of our assets or
                                merge with or into other companies

                              These covenants are subject to a number of important exceptions and qualifications. For more details, see "Description of the Notes--Certain Covenants."

   You should refer to the section entitled "Risk Factors" for an explanation of certain risks of participating in the exchange offer.

                                 RISK FACTORS

   You should carefully consider the following factors and the other information contained in, or incorporated by reference into, this prospectus.

Risks Associated with the Exchange Offer

   Because there is no public market for the notes, you may not be able to resell your notes.


   The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and if a liquid trading market in the exchange notes does not develop, then your ability to sell, and the price at which you will be able to sell, your notes may be impaired.




If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.


   We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. If an active trading market for the notes does not develop or is illiquid, you may not be able to resell your notes.


   In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer; Registration Rights."

   Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

   We will issue new notes pursuant to this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Delivery of outstanding notes may also be made by book-entry transfer in accordance with ATOP. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your outstanding notes for exchange.

   If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding notes.

   We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will not have any further right to have your outstanding notes registered under the federal securities laws. As a result if you hold outstanding notes after the exchange offer, you may be unable to sell your outstanding notes.

Risks Relating to the Notes

  Our substantial indebtedness could impair our financial health and prevent us from fulfilling our obligations under the notes.


   We have a significant amount of debt. The following chart shows important credit statistics and is presented assuming we had completed the sale of the outstanding notes and the related transactions as described in "Use of Proceeds" on September 30, 2001 and applied the proceeds as described herein:



                                                                Pro Forma at
                                                             September 30, 2001
                                                       ----------------------------
                                                       Terra Capital Terra Industries
                                                       Consolidated    Consolidated
                                                       ------------- ----------------
                                                           (dollars in millions)
Total debt............................................    $270.3          $470.3
Stockholder's/Stockholders' equity....................    $402.8          $539.8
Total debt to stockholder's/stockholders' equity ratio       0.67x           0.87x



   On a pro forma basis, Terra Capital's ratio of earnings to fixed charges for the year ended December 31, 2000 would have been 1.20x. On a pro forma basis, Terra Industries' earnings for the year ended December 31, 2000 would have been insufficient to cover fixed charges by $14.3 million. On a pro forma basis, Terra Capital's and Terra Industries' earnings for the nine months ended September 30, 2001 would have been insufficient to cover fixed charges by $62.5 million and $80.0 million, respectively.


   Our high level of debt and our debt service obligations could:

   . make it more difficult for us to satisfy our obligations with respect to the notes;

   . reduce the amount of money available to finance our operations, capital expenditures and other activities;

   . increase our vulnerability to economic downturns and industry conditions;

   . limit our flexibility in responding to changing business and economic conditions, including increased competition and demand for new products and services;

   . place us at a disadvantage when compared to our competitors that have less debt; and

   . limit our ability to borrow additional funds.

   We may incur substantial additional debt in the future, and we may do so in order to finance future acquisitions and investments. The terms of the indenture governing the notes permit us and our subsidiaries to incur such debt. Adding more debt to our current debt levels could intensify risks related to leverage that we now face. The indenture also permits us to incur certain additional debt that may be secured by our assets to the extent such assets do not constitute collateral for the notes.

  The ability of the trustee to foreclose on secured property may be limited.

   Bankruptcy law could prevent the trustee from possessing and disposing of the collateral upon the occurrence of an event of default under the indenture governing the notes if a bankruptcy proceeding is commenced by or against us or the guarantors before the trustee possesses and disposes of the collateral. Under bankruptcy law, secured creditors such as the holders of the notes are prohibited from possessing their security from a debtor in a bankruptcy case, or from disposing of security possessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use the collateral (and the proceeds, products, rents or profits of such collateral) so long as the secured creditor is given

"adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral. The court may find "adequate protection" if the debtor pays cash or grants additional security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

   In addition, the trustee may need to evaluate the impact of potential liabilities before determining to foreclose on secured property because lenders that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous substances at the secured property. In this regard, the trustee may decline to foreclose on secured property or exercise remedies available if it does not receive indemnification to its satisfaction from the holders of the notes.

   Finally, the trustee's ability to foreclose on the collateral on your behalf may be subject to perfection issues, the consent of third parties, prior liens and practical problems associated with the realization of the trustee's security interest in the collateral.

  Proceeds from any sale of the collateral upon foreclosure may be insufficient to repay the notes in full.


   Our obligation to make payments on the notes is secured only by the collateral described in this prospectus. The net proceeds from a sale of the collateral securing the notes may not be sufficient to repay all of the notes following a foreclosure upon such collateral or a liquidation of our assets. If the net proceeds received from the sale of the collateral (after payment of any expenses relating to the sale thereof) were insufficient to pay all amounts due with respect to the notes, you would, to the extent of such insufficiency, have only an unsecured claim against our remaining assets.


  Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees of the notes.

   The issuance of the subsidiary guarantees of the notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state or foreign fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor's unpaid creditors. Generally speaking and depending upon the specific law applicable to the situation, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the subsidiary guarantor issued the guarantee of the notes:

   . it issued the guarantee to delay, hinder or defraud present or future creditors; or

   . it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

  --it was insolvent or rendered insolvent by reason of issuing the guarantee, or

  --it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or

  --it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under the guarantee of the notes, subordinate the guarantee of the notes to that subsidiary guarantor's other obligations or take other action detrimental to holders of the notes. If that occurs, the notes could become structurally subordinated to other obligations of the subsidiary guarantor.

   The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent conveyance had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

   . the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

   . it could not pay its debts as they become due.

   We cannot be certain what standard a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to a subsidiary guarantor's other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

  A significant change in ownership may not trigger an offer to purchase requirement under the change of control provisions of the indenture, and even if it did, we may not be able to effect such purchase.

   Under the indenture governing the notes, a change of control is deemed to have occurred when, among other things, a person or group becomes the beneficial owner of 50% or more of the common stock of Terra Industries. Our principal stockholder, Anglo American plc, currently owns 49.5% of the common stock of Terra Industries, but has publicly announced its intention to dispose of its interest. Such disposition, even to a single person or group, would not by itself trigger the change of control provisions of the indenture.


   If we do undergo a change of control as defined in the indenture, we will be required to offer to purchase the notes for a price equal to 101% of their principal amount, plus accrued interest to the purchase date. In addition, a change of control as defined in the Indenture would constitute an event of default under our revolving credit facility, giving rise to a right of acceleration by the lenders thereunder. Our revolving credit facility and any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event. For example,under our current revolving credit facility, we are not permitted to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of the notes except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the Indenture. If a change of control were to occur, we may not have sufficient funds to pay our senior creditors and the purchase price of the outstanding notes tendered, and we expect that we would require third-party financing to do so. However, we may not be able to obtain such financing on favorable terms, or at all.




   The change of control provisions may not protect you in a transaction in which we incur a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, if the transaction does not involve a shift in voting power or beneficial ownership large enough to trigger a change of control as defined in the indenture governing the notes. See "Description of the Notes--Change of Control."

  An active liquid trading market for the notes may not develop.


   Prior to the offering, there has been no public market for the notes. The notes are a new class of securities which have never been traded. Each initial purchaser has informed us that it intends to make a market in the notes. However, no initial purchaser is obligated to do so, and may discontinue such market making at any time without notice. Moreover, the initial purchasers' market making activities will be subject to limits imposed by the Securities Act or the Exchange Act during the pendency of any exchange offer described under "Exchange Offer; Registration Rights." If an active trading market for the notes does not develop or is not sustained, you may not be able to sell your notes.

   Historically, the market for non-investment grade debt has been highly volatile in terms of price. It is possible that the market for the notes and the exchange notes will also be volatile. This volatility in price may affect your ability to resell your notes or exchange notes or the timing of their sale.

Risks Relating to Our Business


  A substantial portion of our operating expense is related to the cost of natural gas, and an increase in such cost, that is either unexpected or not accompanied by increases in selling prices of our products, could result in reduced profit margins and lower production of our products.



   The principal raw material used to produce nitrogen products and methanol is natural gas. Natural gas costs in 2000 comprised about 49% of total costs and expenses for our North American nitrogen products business, 23% of total costs and expenses for our U.K. nitrogen products business and 66% of total costs and expenses for our methanol business. A significant increase in the price of natural gas that is not hedged or recovered through an increase in the price of our related nitrogen and methanol products could result in reduced profit margins and lower production of our products. In particular, price volatility in North American natural gas markets prompted industry-wide curtailment of both nitrogen fertilizer and methanol production in 2000. During 2000, we produced only 89% and 76% of our total ammonia and methanol capacity, respectively, because of plant shutdowns due to high natural gas costs.



  Declines in the prices of our products may reduce our profit margins.



   Prices for nitrogen products are influenced by the global supply and demand conditions for ammonia and other nitrogen-based products. Long-term demand is affected by population growth and rising living standards that determine food consumption. Short-term demand is affected by world economic conditions and international trade decisions. Supply is affected by increasing worldwide capacity and the increasing availability of nitrogen product exports from major producing regions such as the former Soviet Union, Canada, the Middle East, Trinidad and Venezuela. A substantial amount of new ammonia capacity is expected to be added abroad in the foreseeable future. If industry oversupply occurs, as is common in commodity businesses, the price at which we sell our nitrogen products may decline, which could result in reduced profit margins and lower production of our products. For example, as a result of adverse price and cost conditions, we suspended production of ammonia and urea at our Blytheville, Arkansas facility in June 2001. We reopened our Blytheville, Arkansas facility on September 28, 2001, and resumed full production on September 30, 2001. In addition, in early January 2001, due to unprecedented natural gas prices of nearly $10.00/MMBtu, we idled most of our North American production for most of that month. Also in response to natural gas costs, we idled our Blytheville, Arkansas and Beaumont, Texas plants and parts of our Verdigris, Oklahoma plant for the month of December 2000 and our Blytheville, Arkansas plant from June through mid-August 2000. In response to low methanol prices, we idled our Beaumont, Texas facility for two months during the first quarter of 1999.



  Fluctuations in the selling price and production cost of methanol may reduce our profit margins.


   Methanol is used as a raw material in the production of formaldehyde, MTBE, acetic acid and numerous other chemical derivatives. The price of methanol is influenced by the supply and demand for each of these products. Environmental initiatives to ban or reduce the use of MTBE as a fuel additive, such as those currently underway in California, could significantly affect demand for methanol. If demand for methanol decreases, our revenues derived from methanol sales may decrease, which could have a material adverse effect on our business, financial condition and results of operations. Recent reductions to methanol production in North America due to increasing natural gas costs, have resulted in higher methanol prices, but those price increases have not always covered and may not in the future cover the costs of production (including the cost of natural gas). Methanol prices may be adversely affected by two new significant plants--one in Equatorial Guinea, which has recently started production, and one in Argentina, which is expected to begin production before the end of 2002.

  Our products are subject to price volatility resulting from periodic imbalances of supply and demand, which may cause the results of our operations to fluctuate.

   Historically, prices for our products have reflected frequent changes in supply and demand conditions. Changes in supply result from capacity additions or reductions and from changes in inventory levels. Demand for these products is dependent, in part, on demand for crop nutrients by the global agricultural industry. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investment and increased production until supply exceeds demand, followed by periods of declining prices and declining capacity utilization until the cycle is repeated. In addition, markets for our products are affected by general economic conditions. As a result of periodic imbalances of supply and demand, product prices have been volatile, with significant price changes from one growing season to the next. Fertilizer products are global commodities and can be subject to intense price competition from both domestic and foreign sources. During periods of oversupply, the price at which we sell our products may be depressed and this could have a material adverse effect on our business, financial condition and results of operations.

  Our products are global commodities and we face intense competition from other fertilizer producers.

   Fertilizers are global commodities, and customers, including end-users, dealers and other crop nutrients producers and distributors, base their purchasing decisions principally on the delivered price and availability of the product. We compete with a number of U.S. producers and producers in other countries, including state-owned and government-subsidized entities. In particular, supply from the former Soviet Union countries tends to be lower-priced than our products, creating downward pressure on prices. Some of our principal competitors may have greater total resources and may be less dependent on earnings from fertilizer sales than we are. Our inability to compete successfully could result in the loss of customers, which could adversely affect our sales and profitability.

  Our business is subject to risks related to weather conditions.

   Adverse weather conditions may have a significant effect on demand for our nitrogen products. Weather conditions that delay or intermittently disrupt field work during the planting and growing season may cause agricultural customers to use different forms of nitrogen fertilizer, which may adversely affect demand for the forms that we sell. Weather conditions following harvest may delay or eliminate opportunities to apply fertilizer in the fall. Weather can also have an adverse effect on crop yields, which lowers the income of growers and could impair their ability to pay for our products.


  Due to the seasonality of our nitrogen business, our inability to accurately predict future demand could result in lower sales revenue relating to under supply of inventory or higher costs and lower sales prices relating to excess inventory.


   The nitrogen business is seasonal, with more nitrogen products used during the second quarter in conjunction with spring planting activity than in any other quarter. Due to the seasonality of the business and the relatively brief periods during which products can be used by customers, we and/or our customers generally build inventories during the second half of the year in order to ensure timely product availability during the peak sales season. This increases our working capital needs during this period as we fund these inventory increases and support customer credit terms. If we underestimate future demand, our profitability will be negatively impacted and our customers may acquire products from our competitors. If we overestimate future demand, we will be left with excess inventory that will have to be stored (and our results of operations will be negatively impacted by any related storage costs) and/or we may liquidate such additional inventory and/or products at sales prices below our costs.


  We are substantially dependent on our manufacturing facilities and any disruption in their operation could result in a reduction of our production capacity and could cause us to incur substantial expenditures.



   Our manufacturing operations may be subject to significant interruption if one or more of our facilities were to experience a major accident or were damaged by severe weather or other natural disaster. An explosion at our Port Neal, Iowa facility in 1994 required us to completely rebuild that facility. Also, a mechanical outage at our Courtright, Ontario facility in April 2001 required us to shut down that facility for approximately two months.

  We may be adversely affected by environmental regulations to which we are subject.

   Our operations are subject to various federal, state and local environmental, safety and health laws and regulations, including laws relating to air quality, hazardous and solid wastes and water quality. Our operations in Canada are subject to various federal and provincial regulations regarding such matters, including the Canadian Environmental Protection Act administered by Environment Canada, and the Ontario Environmental Protection Act administered by the Ontario Ministry of the Environment. Our U.K. operations are subject to similar regulations under a variety of acts governing hazardous chemicals, transportation and worker health and safety. We are also involved in the manufacture, handling, transportation, storage and disposal of materials that are or may be classified as hazardous or toxic by federal, state, provincial or other regulatory agencies. If such materials have been or are disposed of at sites that are targeted for investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") or analogous laws for all or part of the costs of such investigation and/or remediation, and damages to natural resources.

   We have received notices from regulatory agencies that we are a potentially responsible party at certain sites under CERCLA or other environmental cleanup laws. We have also been subject to related claims by private parties alleging property damage and possible personal injury arising from contamination relating to discontinued operations. We may receive such notices or claims in the future. Some of these sites may require us to expend significant amounts for investigation and/or cleanup or other costs.

   We may be required to install additional air and water quality control equipment, such as low nitrous oxide burners, scrubbers, ammonia sensors and continuous emission monitors at certain of our facilities in order to maintain compliance with applicable environmental requirements.


   Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which will be charged against income from future operations. Present and future environmental laws and regulations applicable to our operations, more vigorous enforcement policies and discovery of unknown conditions may require substantial expenditures.



  Government regulation and agricultural policy may reduce the demand for our products.



   Existing and future government regulations and laws may greatly influence the demand for our products. Existing and future agricultural and/or environmental laws and regulations may impact the amounts and locations of fertilizer application and may lead to decreases in the quantity of fertilizer applied to crops. Any such decrease in the demand for fertilizer products could result in lower unit sales and lower selling prices for our fertilizer products. U.S. governmental policies affecting the number of acres planted, the level of grain inventories, the mix of crops planted and crop prices could also affect the demand and selling prices of our products.


  We are subject to risks associated with our international operations.

   During 2000, we derived approximately 30% of our net sales from outside of the United States. In particular, revenues from the United Kingdom accounted for more than 85% of our international sales. International sales are subject to numerous risks and uncertainties, including: difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations; unexpected changes in regulatory environments; currency fluctuations; tax rates that may exceed those in the U.S. and earnings that may be subject to withholding requirements; and the imposition of tariffs, exchange controls or other restrictions. Our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks that we face.

  Because a stockholder owns 49.5% of our common stock, it or its transferee may be able to determine the outcome of actions by Terra Industries that are risky to noteholders.


   Anglo American plc currently owns 49.5% of the common stock of Terra Industries. It has publicly announced its intent to dispose of its interest. Anglo American, or a transferee of all or a substantial portion of its interest, may have the ability to determine the outcome of actions requiring the approval of the stockholders of Terra Industries, including the election of directors. The interests of Anglo American, or any such transferee, as an equityholder, may be in conflict with your interests as a noteholder. In addition, Anglo American, or such transferee, may have an interest in pursuing acquisitions, divestitures or other transactions that it believes enhances the value of its equity investment, although such transactions may involve risks to you as a holder of notes.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   You should carefully review the information contained in this prospectus. In this prospectus, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the following risks discussed elsewhere in this prospectus:

   . the cost of natural gas;

   . other factors outside of our control that determine the cost and price of our products;

   . risks associated with weather and seasonality;

   . the competitive and cyclical nature of our business;

   . environmental and other government regulation;

   . risks associated with international operations;

   . political and macroeconomic risks; and

   . the possibility of goodwill write-offs.

   These and other factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

                                USE OF PROCEEDS

   This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The outstanding notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offer.


   The net proceeds from the sale of the outstanding notes, before deducting estimated expenses and the initial purchaser's discount were approximately $198.9. We used the net proceeds, as well as initial borrowings under our revolving credit facility and existing cash balances, to repay $99.4 million on our secured term loan facilities due January 2, 2003, to repay $158.8 million on Terra Industries' 10.75% senior notes due September 30, 2003, and to pay $11.0 million for related fees and expenses.



   Concurrent with issuance of the outstanding notes, we amended our revolving credit facility to, among other things, increase the facility to $175 million and extend its term to June 30, 2005. The amended revolving credit facility requires us to generate operating cash flows (as defined) for the most recent twelve month period of $40 million at December 31, 2001 and March 31, 2002; $60 million due at June 30, 2002; $75 million at September 30, 2002 and $90 million at December 31, 2002 and at each quarter end thereafter. The amended revolving credit facility also allows us to prepay our senior notes due 2005, or purchase outstanding minority interests in Terra Nitrogen Company, L.P., subject to liquidity restrictions and minimum earnings levels. The liquidity restrictions require us to have an available borrowing base under the revolving credit facility of $125 million following any such prepayment or purchase. Minimum earnings levels require that twelve month cash flows (as defined in the credit agreement) at the most recent quarter end exceed $125 million when the prepayment or purchase occurs.


Annual prepayments or purchases are limited to the amount our average available borrowing base exceeds $125 million from June 15 through July 15 of each year, or $75 million, whichever is less. No prepayment or purchases are permitted until after July 15, 2002. At September 30, 2001, our available borrowing base was approximately $60 million, adjusted for the effects of the issuance of the outstanding notes and the amended revolving credit facility.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA



   The following consolidated selected financial and operating data should be read in conjunction with the consolidated financial statements and related notes of Terra Industries included elsewhere in this prospectus and/or incorporated herein by reference. The consolidated selected financial data as of December 31, 1996, 1997, 1998, 1999 and 2000 and for the years then ended were derived from the audited consolidated financial statements and notes thereto of Terra Industries. The consolidated selected financial data as of and for each of the nine months ended September 30, 2001 and 2000 were derived from the unaudited condensed consolidated financial statements of Terra Industries, which contain all adjustments necessary, in the opinion of management, to summarize the financial position and results of operations for the periods presented. You should not regard the results of operations for the nine months ended September 30, 2001 to be indicative of the results that may be expected for the full year.



                                                                                                            Nine Months Ended
                                                                  Year Ended December 31,                     September 30,
                                                  ------------------------------------------------------  --------------------
                                                    1996       1997       1998      1999(1)      2000       2000       2001
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
                                                                 (dollars in thousands except per share amounts)
Consolidated Statement of Operations Data:
Revenues:
   Nitrogen products............................. $ 714,839  $ 686,553  $ 816,014  $ 745,901  $  916,959  $ 688,174  $ 661,065
   Methanol......................................   132,533    180,646     96,547     85,178     136,781     96,995    141,011
   Other.........................................    (5,568)    (4,409)    (2,593)     2,364       9,270      5,960      1,001
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
      Total revenues.............................   841,804    862,790    909,968    833,443   1,063,010    791,129    803,077
Costs and expenses:
Cost of sales:
   Nitrogen......................................   432,603    514,792    744,474    752,960     846,725    636,401    659,266
   Methanol......................................   110,247    113,384    101,681     96,629     119,486     85,174    144,384
   Other.........................................    (9,460)   (13,216)    (9,369)    (8,528)      5,502      5,562       (586)
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
                                                    533,390    614,960    836,786    841,061     971,713    727,137    803,064
Selling, general and administrative expenses(2):
   Nitrogen......................................    26,973     21,491     32,211     36,850      41,595     32,455     22,952
   Methanol......................................     3,766      3,600      2,757      3,759       4,900      2,260      2,709
   Other.........................................    23,860     25,964     28,000     14,815       1,995       (392)       593
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
                                                     54,599     51,055     62,968     55,424      48,490     34,323     26,254
   Product claim costs(3)........................        --         --         --         --          --         --     14,023
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
      Total costs and expenses...................   587,989    666,015    899,754    896,485   1,020,203    761,460    843,341
Income (loss) from operations:
   Nitrogen products, net(4).....................   255,263    150,270     39,329    (43,909)     28,639     19,318    (35,176)
   Methanol......................................    18,520     63,662     (7,891)   (15,210)     12,395      9,561     (6,082)
   Other.........................................   (19,968)   (17,157)   (21,224)    (3,923)      1,773        790        994
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
      Total income (loss) from operations........   253,815    196,775     10,214    (63,042)     42,807     29,669    (40,264)
Income (loss) from continuing operations.........   113,022    179,515    (43,331)   (70,098)    (10,182)   (14,251)   (50,961)
Basic earnings (loss) per share from continuing
 operations...................................... $    1.47   $   2.43  $   (0.58) $   (0.94) $    (0.14) $   (0.19) $   (0.68)
Diluted earnings (loss) per share from continuing
 operations......................................      1.45       2.39      (0.58)     (0.94)      (0.14)     (0.19)     (0.68)
Dividends per share..............................       .15        .18        .20        .07          --         --         --
Selected Financial Data:
EBITDA(5):
   Nitrogen......................................  $258,468   $178,138  $ 111,629  $  32,261  $  113,121  $  72,157  $  25,721
   Methanol......................................    31,386     76,689    (12,947)   (11,938)     25,352     19,547      3,387
   Other.........................................   (15,439)   (13,371)   (14,925)     9,882      13,856     18,752     31,989
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
      Total......................................   274,415    241,456     83,757     30,205     152,329    110,456     61,097
Depreciation and amortization....................    65,085     72,314    101,053    101,588     114,901     86,187     84,870
Capital expenditures.............................   158,339     48,417     55,327     51,899      12,219     11,019     11,136
Ratio of earnings to fixed charges(6)............       2.5x       4.1x        (5)        (5)         (5)        (5)        (5)

                                                        December 31,                          September 30,
                                   ------------------------------------------------------ ----------------------
                                      1996       1997       1998     1999(1)      2000       2000        2001
                                   ---------- ---------- ---------- ---------- ---------- ----------- ----------
                                                              (dollars in thousands)
Condensed Balance Sheet Data:
Cash and short-term investments... $  100,742 $  180,062 $  141,643 $    9,790 $  101,425 $   101,916 $   44,132
Working capital(7)................    187,157    302,724    262,283    152,959    199,008     185,072    165,835
Property, plant and equipment, net    740,622  1,032,958  1,017,885    997,801    902,801     919,258    849,188
Excess of cost over net assets of
 acquired businesses(8)...........    277,815    284,197    272,553    253,162    231,372     235,924    211,098
Total assets......................  1,740,547  2,177,157  2,037,768  1,601,445  1,512,552   1,547,616  1,398,365
Long term debt....................    407,312    506,568    497,030    480,461    473,354     475,069    459,029
Total debt........................    523,644    506,568    497,030    486,461    473,354     475,069    459,029
Total stockholders' equity........    606,092    790,329    747,852    657,002    610,797     605,840    541,560

--------

(1) On June 30, 1999, we sold our distribution business segment for $485 million. Net sales proceeds were used to redeem outstanding minority interests in one of our subsidiaries, fund termination of our accounts receivable securitization program and repay outstanding borrowings under our revolving credit facility.


(2) Selling, general and administrative expenses are allocated to business segments based on an approach that assigns expenses directly to a segment whenever possible. Most expenses, however, are assigned based on individual cost causative factors or on a general allocation formula that is based equally on sales volumes, headcount and asset values for each segment. General overhead expenses that had been assigned to our Distribution business segment prior to its sale in June 1999, are included as a component of selling, general and administrative expenses assigned to the other business segment.


(3) Product claim costs relate to a $14.0 million pretax charge in the second quarter of 2001 to reflect the estimated value of claims, plus interest and attorneys' fees, associated with recalls of beverages containing carbon dioxide tainted with benzene. See ''Management's Discussion and Analysis of Financial Condition and Results of Operations.''


(4) The nine months ended September 30, 2001, reflects $14.0 million of product claim costs.


(5) EBITDA is defined as net income (loss) from continuing operations before extraordinary items, excluding interest expense and income, income tax benefit or expense, depreciation, amortization, insurance settlement gains and costs and product claim costs. Insurance settlements relate to $6.0 million of legal and other professional fees we incurred in 2000, and a recovery of $163.4 million we received in 1997, in connection with insurance proceeds and a lawsuit to recover costs from the 1994 explosion at our Port Neal, Iowa facility. EBITDA is not a measure of performance under generally accepted accounting principles and should not be used in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA information is included because we believe that certain investors may use it as supplemental information to evaluate a company's ability to service debt. The definition of EBITDA used in this offering memorandum may not be comparable to the definition of EBITDA used by other companies.


(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, minority interest in consolidated subsidiaries and income or loss from equity investments plus fixed charges and distributed income of equity investments, less preference security dividends of Terra Nitrogen Company, L.P. to minority interests. Fixed charges mean interest expense plus amortization of debt expense, one-third of rental expense on operating leases (representing that portion of rental expense deemed to be attributed to interest) and preference security dividends of Terra Nitrogen Company, L.P. to minority interests. Earnings were insufficient to cover fixed charges by $57.8 million, $107.6 million, $12.0 million, $13.0 million and $77.8 million for the years ended December 31, 1998, 1999 and 2000, and the nine months ended September 30, 2000 and 2001, respectively.


(7) Current assets minus current liabilities.


(8) Statement of Financial Accounting Statements No. 142, ''Goodwill and Other Intangible Assets,'' requires that goodwill and other intangible assets with indefinite lives not be amortized but rather be tested for impairment on an annual basis. We will adopt SFAS No. 142 in the first quarter of 2002. The historical impact of SFAS No. 142 would have been to decrease net loss for the nine months ended September 30, 2001 and 2000 by $9.9 million and $11.6 million. We have not quantified the impact that the adoption of the standard will have for our future reporting periods. Such adoption could result in the write-off in the first quarter of 2002 of a substantial portion of the goodwill on our balance sheet, currently classified as ''Excess of cost over net assets of acquired businesses.''

                              THE EXCHANGE OFFER


Exchange Offer; Registration Rights


   We entered into the Registration Rights Agreement pursuant to which we agreed, for the benefit of the holders of the notes:

      (1) to file with the SEC, within 60 days following the time of delivery of the outstanding notes (the "Closing"), a registration statement (the "Exchange Offer Registration Statement") under the Securities Act relating to an exchange offer (the "exchange offer") pursuant to which notes substantially identical to the notes (except that such notes will not contain terms with respect to liquidated damages described below or transfer restrictions), the exchange notes, would be offered in exchange for the then outstanding notes tendered at the option of the holders thereof;

      (2) to use our reasonable best efforts to cause the exchange offer Registration Statement to become effective within 120 days following the Closing; and

      (3) to use our reasonable best efforts to effect the exchange offer within 150 days after the Closing.

We further agreed to commence the exchange offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 20 business days, and exchange the exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

   Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such exchange notes. The Exchange Offer Registration Statement will be kept effective as long as necessary after the exchange offer has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each holder of outstanding notes that wishes to exchange such notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not us or an affiliate of ours.

   However, if:

      (1) the existing SEC interpretations are changed such that we cannot effect the exchange offer or the exchange offer is not for any reasons consummated within 150 days following the Closing; or

      (2) an initial purchaser so requests under certain circumstances; or

      (3) the exchange offer is not available to any holder of the notes; or

      (4) an initial purchaser does not receive freely tradeable exchange notes in exchange for notes that are part of an unsold allotment,

we will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of exchange notes, use our reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the notes for resale by holders or, in the case of clause (2), of the notes held by such initial purchaser for resale by such initial purchaser (the "Resale Registration") to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

   We will, in the event of the Resale Registration, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holder or holders when the Resale Registration for the applicable notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable notes. A holder of notes that sells such notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

   Although we intend to file the registration statement previously described, we cannot assure you that the registration statement will be filed or, if filed, that it will become effective.

   In the event that:

      (1) we have not filed the registration statement relating to the exchange offer (or, if applicable, the Resale Registration) within 60 days following the Closing; or

      (2) such registration statement has not become effective within 120 days following the Closing; or


      (3) the exchange offer has not been consummated within 150 days after the Closing; or


      (4) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clauses (1) through (4), the "Registration Default"), then we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of notes for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.00% per annum ("Liquidated Damages").


   The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to us.


   The outstanding notes and the exchange notes are considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase, and for purposes of the provisions described under the caption "Description of the Notes" all references therein to "notes" shall be deemed to refer collectively to outstanding notes and any exchange notes, unless the context otherwise requires.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

   The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

   (1) the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

   (2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

   (3) the holders of the exchange notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.


   As of the date of this prospectus, $200,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business
on    , 2002 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.


   Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

   We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.


   If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date of the exchange offer.


   Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments


   The term "expiration date" will mean 5:00 p.m., New York City time, on    ,
2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.


   In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.


   We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders.


Interest on the Exchange Notes

   The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on April 15, 2002. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

   Interest on the exchange notes is payable semi-annually on each April 15 and October 15, commencing on April 15, 2002.

Procedures for Tendering

   Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

   The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.


   By executing the letter of transmittal or sending an agent's message, each holder will make to us the representations set forth above in the third paragraph under the heading "--Exchange Offer; Registration Rights."


   The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

   The method of delivery of outstanding notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

   Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered
(1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

   If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

   If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

   We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.


   All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.


Guaranteed Delivery Procedures

   Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

   (A) the tender is made through a member firm of the Medallion System;

   (B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

   (C) the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

   Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

   (1) specify the name of the person having deposited the outstanding notes to be withdrawn;

   (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

   (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

   (4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.


All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, whose determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.


Conditions


   Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the expiration date, if:



   (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or


   (2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or



   (3) any governmental approval has not been obtained, which approval we will, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.



   If we determine in our reasonable discretion that any of the conditions are not satisfied prior to the expiration date, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see "--Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.


Exchange Agent

   U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail: Overnight Courier and By Hand Delivery after 4:30
                                 p.m., New York City time, on the expiration date:

U.S. Bank Trust National Association                 U.S. Bank Trust National Association
180 East Fifth Street                                180 East Fifth Street
St. Paul, MN 55101                                   St. Paul, MN 55101
Attention: Specialized Finance Department--4th Floor Attention: Specialized Finance Department--4th Floor

By Hand Prior to 4:30 p.m., New York City time:      Facsimile Transmission:

U.S. Bank Trust National Association                 (651) 244-1537
180 East Fifth Street                                Attention: Specialized Finance Department
St. Paul, MN 55101
Attention: Specialized Finance Department--4th Floor

                                                     For Information Telephone:

                                                     (800) 934-6802

   Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

   We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange

   The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

   (1) to us upon redemption thereof or otherwise;

   (2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

   (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

   (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

   With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                           DESCRIPTION OF THE NOTES

General

   The 12.875% Senior Secured Notes due 2008 (the "Notes") were issued under an indenture dated as of October 10, 2001 (the "Indenture"), among Terra Capital, Inc., as issuer ("Issuer"), Terra Industries Inc., as parent guarantor ("Parent"), certain subsidiaries of Parent as additional guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"). As used below in this "Description of the Notes" section, "Issuer" refers to Terra Capital, Inc. only.

   The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Security Documents referred to under the caption "--Collateral" define the terms of the security interests that secure the Notes.


   The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture and the Security Documents in their entirety. We urge you to read the Indenture and the Security Documents because they, and not this description, define your rights as holders of the Notes. Copies of the Indenture and the Security Documents are available upon written request to Issuer as described below under "Where You Can Find More Information." Definitions of certain terms are set forth under "--Certain Definitions."



   Principal of the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of Issuer in the Borough of Manhattan, City of New York, which, unless otherwise provided by Issuer, will be the offices of the Trustee. Payment of interest will be made by check mailed to the addresses of the noteholders as such addresses appear in the Note register or, at the election of any noteholder in the manner prescribed by the Indenture, by wire transfer of immediately available funds.


   The Notes have been issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

Terms of the Notes


   The Notes are limited to $200.0 million aggregate principal amount and mature on October 15, 2008. The Notes bear interest at the rate per annum shown on the cover page of this prospectus from the Issue Date, or from the most recent date to which interest has been paid or provided for, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2002, to holders of record at the close of business on the immediately preceding April 1 and October 1, respectively. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.


Ranking

   The Notes are senior secured obligations and are entitled to be paid first out of the proceeds, if any, of the Collateral.

   The lenders under the Credit Facility are entitled to be paid first out of the proceeds, if any, of the collateral securing the Credit Facility. The Credit Facility is secured by the following assets (the "Excluded Assets"), as well as the Second Lien Collateral:

      (1) all inventory, accounts and cash and cash equivalents (other than cash and cash equivalents constituting Collateral) of Parent and its Subsidiaries;

      (2) an intercompany note issued to Issuer by TNLP under which approximately $15.4 million was outstanding on the Issue Date, an intercompany note issued to Issuer by Terra Canada under which approximately $40.0 million was outstanding on the Issue Date, and an intercompany note issued to Issuer by Terra UK under which approximately $35.0 million was outstanding on the Issue Date; and


      (3) all other assets of Parent or any of its Subsidiaries other than

       . the partnership interests in TNCLP and the general partnership interest in TNLP, in each case, so long as TNCLP is not a Wholly Owned Subsidiary;

       . any item or type of asset constituting Collateral; and

       . any Fixed Assets of Parent or any Restricted Subsidiary.

At June 30, 2001 after giving effect to the sale of the outstanding notes and related transactions, there would have been $70.5 million outstanding under the Credit Facility and the borrowers under the Credit Facility would have been able to borrow up to an additional $86.9 million in the aggregate, subject to the borrowing base limitation therein.

   The Notes and the Guarantees rank equally with existing and future unsubordinated obligations of Issuer and the Guarantors with respect to any assets that have not been pledged to any creditor. The Notes and the Guarantees are effectively subordinated to the obligations of any Subsidiary of Parent that is not a Guarantor except to the extent that assets of such Subsidiary secure a Fixed Asset Intercompany Note, as described below under "--Collateral--Fixed Asset Intercompany Notes." If Issuer or a Guarantor incurs any Indebtedness in the future that provides by its terms that it is subordinated to the Notes or the Guarantee of that Guarantor, the Notes or that Guarantee, as applicable, will rank senior to that Indebtedness.

Optional Redemption

   The Notes are redeemable, in whole at any time or in part from time to time, at the option of Issuer, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of:

   . 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, plus

   . the Make Whole Amount, if any.

   If less than all the Notes issued under the Indenture are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Guarantees

   Parent and each of its Wholly Owned Subsidiaries that is a Domestic Subsidiary delivered a Guarantee on the Issue Date. Pursuant to the Guarantees, the Guarantors fully and unconditionally guarantee, on a senior secured basis, all Obligations of Issuer under the Indenture and the Notes. Newly formed or acquired Domestic Subsidiaries are required to become Guarantors, as described under "--Certain Covenants--Additional Guarantees."

   Each Guarantee (other than the Guarantee by Parent and each other parent company of Issuer) is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment or distribution under a Guarantee is entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees of the notes."

   The following Subsidiaries of Parent are not Guarantors:

   . Terra Canada and Terra UK, which are Foreign Subsidiaries, and

   . TNCLP and TNLP, so long as TNCLP is not a Wholly Owned Subsidiary.

However, the Fixed Assets of these Subsidiaries has been pledged to secure their respective obligations under the Terra UK Intercompany Note and the TNLP Intercompany Note, which was assigned to the Trustee as Collateral, as described below.

   The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon either of the following:


   . any sale, exchange or transfer by Parent or any Restricted Subsidiary to any Person that is not an affiliate of Parent of all of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of the Indenture; or


   . the designation of such Restricted Subsidiary as an Unrestricted
     Subsidiary in accordance with the provisions of the Indenture;

provided, in each such case, Parent has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release is authorized and permitted under the Indenture.

Collateral

  Description of Collateral

   The Notes and the Guarantees are secured by a first priority Lien (subject to exceptions specified in the applicable Security Documents or the Indenture) on the following items or types of assets, in each case, whether now owned or hereafter acquired:

      (1) all right, title and interest (including, without limitation, fee and leasehold estates) of Issuer or any Guarantor in and to any and all material parcels of real property, together with all easements, hereditaments and appurtenances relating thereto, and all other improvements, accessions, alterations, replacements and repairs thereto and all leases and rents and other income, issues or profits derived from the foregoing interests;

      (2) all right, title and interest of Issuer or any Guarantor in and to any and all equipment, machinery, furniture, furnishings and fixtures, together with all additions, accessions, improvements, alterations, replacements and repairs thereto;

      (3) all intellectual property (including, without limitation, any trademarks, service marks, patents, copyrights, trade secrets and other proprietary information) material to the development, construction, maintenance, ownership, use or operation of any or all of the foregoing;

      (4) all general intangibles to the extent relating primarily to the development, construction, maintenance, ownership, use or operation of any or all of the foregoing, including, without limitation, all material contract rights, agreements, licenses and permits entered into by, or granted to, Issuer or any

   Guarantor in connection with the development, construction, maintenance, ownership, use or operation of any or all of the foregoing;

      (5) all of the limited partnership interests issued by TNCLP and owned by Issuer or any Guarantor and all general intangibles to the extent relating primarily to such interests;

      (6) the Terra UK Intercompany Note and the guarantee thereof by Terra Canada, the TNLP Intercompany Note and the guarantee thereof by TNCLP, all other Fixed Asset Intercompany Notes issued and outstanding pursuant to the first bullet under clause (8) of the definition of "Permitted Investments," all security interests securing any or all of the foregoing and all other supporting obligations relating thereto, in each case, together with all general intangibles to the extent relating primarily thereto;

      (7) all instruments, documents, deposit accounts (including, without limitation, the Collateral Account) and all cash and cash equivalents deposited therein, investment property, letters of credit, letter-of-credit rights and chattel paper, in each case, to the extent that (x) any amounts payable under or in connection with any and all of the items or types of assets described in clauses (1) through (6) of this paragraph are evidenced by the items or types of assets described in this clause (7) or (y) the items or types of assets described in this clause (7) constitute proceeds of any and all of the items or types of assets described in clauses (1) through
   (6) of this paragraph;

      (8) all books and records to the extent relating primarily to any or all of the foregoing; and

      (9) all proceeds and products of any or all of the foregoing, including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any or all of the foregoing.

   In addition, the Notes and the Guarantees are secured by a second priority Lien on the following items or types of assets, in each case, whether now owned or hereafter acquired:

      (1) all promissory notes issued pursuant to the second bullet under clause (8) of the definition of "Permitted Investments," and all supporting obligations relating thereto, in each case, together with all general intangibles to the extent relating primarily thereto;

      (2) all instruments, documents, deposit accounts and all cash and cash equivalents deposited therein, investment property, letters of credit, letter of credit rights and chattel paper, in each case, to the extent that
   (x) any amounts payable under or in connection with any of the items or types of assets described in clause (1) of this paragraph are evidenced by the items or types of assets described in this clause (2) or (y) the items or types of assets described in this clause (2) constitute proceeds of any items or types of assets described in clause (1) of this paragraph;

      (3) all books and records to the extent relating primarily to any and all of the foregoing; and

      (4) all proceeds and products of any or all of the foregoing.

   The Collateral does not include the Excluded Assets.

  Fixed Asset Intercompany Notes

   Issuer, through a wholly owned U.S. subsidiary, has outstanding a $100.0 million loan to Terra UK. This intercompany loan is evidenced by the Terra UK Intercompany Note and fully and unconditionally guaranteed, on a senior secured basis, by Terra Canada. The Terra UK Intercompany Note and the guarantee thereof are secured by the Fixed Assets of Terra UK and Terra Canada, respectively.

   Issuer used a portion of the proceeds of the sale of the outstanding notes to fund an intercompany loan of $8.2 million to TNLP. Proceeds of the intercompany loan were used to repay existing debt of TNLP. This intercompany loan is evidenced by the TNLP Intercompany Note and fully and unconditionally guaranteed, on a senior secured basis, by TNCLP. The TNLP Intercompany Note and the guarantee thereof are secured by the Fixed Assets of TNLP and any Fixed Assets of TNCLP, respectively.

   As a result of the pledge of the Terra UK Intercompany Note and the related guarantee described above, the Notes are indirectly secured by the Fixed Assets of Terra UK and Terra Canada, but only to the extent of the amount of the Terra UK Intercompany Note. After the Terra UK Intercompany Note and the related guarantee are repaid, the Fixed Assets of Terra UK and Terra Canada will be available to satisfy their other obligations, including their obligations under the Credit Facility.

   As a result of the pledge of the TNLP Intercompany Note and the related guarantee described above, unless the circumstances described below under "--TNCLP and TNLP" occur, the Notes are indirectly secured by the Fixed Assets of TNLP and TNCLP, if any, but only to the extent of the amount of the TNLP Intercompany Note. After the TNLP Intercompany Note and the related guarantee are repaid, the Fixed Assets of TNLP and any Fixed Assets of TNCLP will be available to satisfy their other obligations, including their obligations under the Credit Facility.

   In addition, any Subsidiary that is not a Guarantor may issue a Fixed Asset Intercompany Note under the circumstances specified under the first bullet under clause (8) of the definition of "Permitted Investments."

  TNCLP and TNLP

   If TNCLP becomes a Wholly Owned Subsidiary:

   . the limited partnership interests of TNCLP will cease to constitute
     Collateral under the Indenture, and will instead be pledged to the Bank Collateral Agent under the Credit Facility;

   . TNCLP and TNLP will become Guarantors and grant a first priority Lien on all their Fixed Assets, which will become Collateral under the Indenture and the applicable Security Documents; and

   . the TNLP Intercompany Note may be repaid.

  General


   The Collateral and the Second Lien Collateral were pledged to the Trustee for the benefit of the Trustee and the noteholders pursuant to the Security Documents. If the Notes become due and payable prior to the Stated Maturity of the Notes for any reason or are not paid in full at the Stated Maturity of the Notes and after any applicable grace period has expired, the Trustee will have the right to foreclose upon the Collateral in accordance with instructions from the holders of a majority in aggregate principal amount of the Notes or, in the absence of such instructions, in such manner as the Trustee deems appropriate in its absolute discretion. Proceeds from the sale of Collateral will be applied by the Trustee first to pay the expenses of any foreclosure and fees and other amounts then payable to the Trustee under the Indenture and the Security Documents and, thereafter, to pay all amounts owing to the holders under the Indenture and the Notes (with any remaining proceeds to be payable to Issuer or as may otherwise be required by law). The Trustee will not have the right to foreclose upon the Second Lien Collateral and proceeds from the sale thereof will be available to the Trustee only after all Obligations under the Credit Facility have been paid in full.


   There can be no assurance that the proceeds, if any, from the sale of the Collateral and Second Lien Collateral would be sufficient to satisfy payments due on the Notes. By its nature, some or all of the Collateral and Second Lien Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral or Second Lien Collateral can be sold in a short period of time, if salable.

   The collateral release provisions of the Indenture and the Security Documents may permit the release of certain of the Collateral without substitution of collateral of equal value under certain circumstances. See "--Possession, Use and Release of Collateral."


   To the extent that third parties enjoy Liens permitted by the Security Documents and the Indenture, such third parties will have rights and remedies with respect to the asset subject to such Liens that, if exercised, could adversely affect the value of the Collateral and the ability of the Trustee or the noteholders to realize or foreclose on the Collateral. In addition, the ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "--Certain Bankruptcy Limitations."


  Intercreditor Arrangements

   The Trustee and the Bank Collateral Agent under the Credit Facility entered into an access, use and intercreditor agreement (the "Intercreditor Agreement"). The Intercreditor Agreement provides, among other things, that

      (1) the Trustee and the Bank Collateral Agent under the Credit Facility will provide notices to each other with respect to the occurrence of an event of default under the Indenture or the Credit Facility, as the case may be;

      (2) for a period of up to 45 days following the date of receipt by the Bank Collateral Agent under the Credit Facility of written notice from the Trustee directing the removal by the Bank Collateral Agent of the collateral securing the Credit Facility, the Bank Collateral Agent may enter and use the properties on which the Trustee has Liens and the equipment located on those properties constituting Collateral to the extent necessary to complete the manufacture of inventory, collect accounts and repossess, remove, sell or otherwise dispose of collateral securing the Credit Facility; and

      (3) in general, the Trustee will have no rights with respect to the Second Lien Collateral except to receive the proceeds therefrom after all Obligations under the Credit Facility have been paid.

Certain Bankruptcy Limitations


   Bankruptcy law could significantly impair the right of the Trustee to repossess and dispose of, or otherwise exercise remedies in respect of, the Collateral upon the occurrence of an Event of Default if a bankruptcy proceeding is commenced by or against Issuer before the Trustee repossesses and disposes of, or otherwise exercises remedies in respect of, the Collateral. Under the Bankruptcy Code, a secured creditor such as the Trustee or noteholders is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral.


Change of Control


   If a Change of Control occurs, each noteholder will have the right to require Issuer to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the provisions of the next paragraph.

   Within 30 days following any Change of Control, Issuer shall mail a notice to each noteholder, with a copy to the Trustee, stating:



   . that a Change of Control has occurred and that such noteholder has the right to require Issuer to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);


   . the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and


   . the instructions as determined by Issuer, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.


   Issuer shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant of the Indenture by virtue of this compliance.

   The occurrence of a Change of Control would constitute a default under the Credit Facility. In addition, Issuer's ability to purchase the Notes for cash may be limited by Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any purchases required in connection with a Change of Control. Issuer's failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture, which would, in turn, constitute a default under the Credit Facility.


   The definition of Change of Control includes a phrase relating to the sale, assignment, transfer, lease, conveyance or other disposition of "all or substantially all" of the properties or assets of Terra Industries and certain subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require us to repurchase its notes as a result of a sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of Terra Industries and certain subsidiaries taken as a whole to another person or group may be uncertain.


Certain Covenants

   The Indenture contains certain covenants, including, among others, the following:

  Limitation on Incurrence of Indebtedness

   Parent will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided that Issuer or any Guarantor may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0 (this proviso, the "Coverage Ratio Exception").

   The foregoing paragraph will not prohibit incurrence of the following Indebtedness (collectively, "Permitted Indebtedness"):

      (1) the Notes issued on the Issue Date and any Guarantees;

      (2) Indebtedness of Parent or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facility);

      (3) Indebtedness of Parent or any Restricted Subsidiary under the Credit Facility in an aggregate amount at any time outstanding pursuant to this clause (3) (including amounts outstanding on the date of the Indenture) not to exceed the greater of

       . $225.0 million; and

       . the sum of (x) 70% of the net book value of the inventory of Parent and the Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of Parent and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;

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      (4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this paragraph (including the Exchange Notes and any Guarantees thereof), clause (2) of this paragraph (other than any Indebtedness owed to Parent or any of its Subsidiaries) or this clause (4);

      (5) Indebtedness owed by Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary; provided that

       . any such Indebtedness owed by Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

       . if such Indebtedness is held by a Person other than Parent or any Restricted Subsidiary, Parent or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

      (6) (x) the guarantee by Issuer or any Guarantor of Indebtedness of Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;

      (7) Hedging Obligations;

      (8) industrial revenue bonds or similar tax-exempt Indebtedness, Purchase Money Indebtedness and Capital Lease Obligations of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of Parent or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount not to exceed $15.0 million at any time outstanding;

      (9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $15.0 million at any time outstanding;

      (10) Indebtedness represented by letters of credit in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements of Parent or any Restricted Subsidiary in the ordinary course of business;

      (11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of Parent or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

      (12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

      (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of incurrence;

      (14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

      (15) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

      (16) Indebtedness the net proceeds of which are used solely to pay Federal, state or local taxes arising as a result of any recharacterization of TNCLP or TNLP as an association taxable as a corporation as a result of changes after the Issue Date in law, regulation or the interpretation thereof by governmental authorities;

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

      (17) guarantees by Terra UK of Terra UK Customer Debt; provided that

       . the aggregate principal amount of the Indebtedness so guaranteed by Terra UK with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra UK Customer Debt of such customer outstanding at such time; and

       . the aggregate principal amount of Terra UK Customer Debt guaranteed by Terra UK at any time during any fiscal year shall not exceed (x) (Pounds)15,000,000 minus (y) the aggregate amount of payments made by Terra UK under all such guarantees during such fiscal year; and

      (18) additional Indebtedness in an aggregate amount not to exceed $30.0 million at any time outstanding.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness outstanding under the Credit Facility on the Issue Date shall be deemed to have been incurred under clause (3) above) and may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (3) through (18) above (provided that at the time of reclassification it meets the criteria in such category or categories). The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

   Notwithstanding the foregoing, Parent will not, and will not permit Issuer or any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Parent, Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Issuer or such Guarantor, as the case may be.

  Limitation on Restricted Payments

   Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or make a Restricted Payment if

      (1) a Default has occurred and is continuing or would result therefrom;

      (2) Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

      (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clause (2), (3), (4), (5), (6) or (8) of the next paragraph) would exceed the sum (the "Basket") of:

          (a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2001 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

          (b) the aggregate Net Cash Proceeds received by Parent from the issuance and sale (other than to a Subsidiary of Parent) of Qualified Stock subsequent to the Issue Date; plus

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

          (c) the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on Parent's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by Parent or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by Parent or any Restricted Subsidiary from the issuance and sale (other than to a Subsidiary of Parent) of such Indebtedness or Disqualified Stock; plus

          (d) to the extent not included in the calculation of the Consolidated Net Income referred to in (a), an amount equal to, without duplication:

          . 100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by Parent or any Restricted Subsidiary since the Issue Date; plus

          . the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to Parent or any Restricted Subsidiary from such Person; plus

          . to the extent that the Basket was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary;

       provided that the foregoing shall not exceed, in the aggregate, the amount of all Investments which previously reduced the Basket.

The provisions of the foregoing paragraph shall not prohibit the following:

      (1) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under the Indenture;

      (2) any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Parent) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of Parent) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof;

      (3) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of Parent pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (all as determined in good faith by the Board of Directors);

      (4) payments by Parent or any Restricted Subsidiary in respect of Indebtedness of Parent or any Restricted Subsidiary owed to Parent or another Restricted Subsidiary;

      (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

      (6) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that, at the time of the issuance of such Designated Preferred Stock and after giving pro forma effect thereto, Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

      (7) purchases of the Capital Stock, or contributions to the equity, of any Foreign Subsidiary to the extent that Investments in the form of Indebtedness advanced to such Foreign Subsidiary would, or are likely to, result in (x) any then existing Indebtedness owing by such Foreign Subsidiary to Parent or any Restricted Subsidiary being characterized as equity under the "thin capitalization" rules of the Code or under any other applicable law or (y) any similar consequences; or

      (8) Restricted Payments of up to $15.0 million in the aggregate since the Issue Date.

  Limitation on Liens

   Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien of any kind on any asset of Parent or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

      (1) in the case of any asset that does not constitute Collateral or a Fixed Asset or Second Lien Collateral, Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien;

      (2) in the case of any asset that constitutes Collateral or a Fixed Asset, Collateral Permitted Liens; and

      (3) in the case of any asset that constitutes Second Lien Collateral, Liens of the type permitted thereon to the extent and for so long as such Liens secure or are permitted to be incurred under the Credit Facility.

In the case of clause (1), if the obligations so secured are subordinated by their terms to the Notes or a Guarantee, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.

  Limitation on Transactions with Affiliates


   Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of Parent (an "Affiliate Transaction"), unless the terms thereof are no less favorable to Parent or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person that is not such an affiliate.


   The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $5.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.


   If Parent or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $15.0 million, then prior to the consummation of that Affiliate Transaction, Parent must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the noteholders, and deliver that opinion to the Trustee.


   The provisions of the three foregoing paragraphs will not prohibit the following:


      (1) transactions exclusively between or among (a) Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no affiliate of Parent (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;


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

      (2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

      (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between Parent and/or one or more Subsidiaries, on the one hand, and any other Person with which Parent or such Subsidiaries are required or permitted to file a consolidated tax return or with which Parent or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Parent and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

      (4) loans and advances permitted by clause (6) of the definition of "Permitted Investments;"

      (5) Restricted Payments of the type described in clause (1), (2) or (3) of the definition of "Restricted Payment" and which are made in accordance with the covenant described under "--Limitation on Restricted Payments;"


      (6) any transaction with an affiliate where the only consideration paid by Parent or any Restricted Subsidiary is Qualified Stock;



      (7) the provision of management, financial and operational services by Parent and its Subsidiaries to affiliates of Parent in which Parent or any Restricted Subsidiary has an Investment and the payment of compensation for such services; provided that the Board of Directors has determined that the provision of such services is in the best interests of Parent and the Restricted Subsidiaries;


      (8) transactions between Parent or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture;


      (9) transactions with a Person that is an affiliate solely because Parent or any Restricted Subsidiary owns Capital Stock in such Person; provided that no affiliate of Parent (other than a Restricted Subsidiary) owns Capital Stock in such Person; or


      (10) purchases and sales of raw materials or inventory in the ordinary course of business on market terms.

  Limitation on Asset Sales

   This covenant does not apply to the Sale of Principal Properties, which is covered by the covenant described under "--Limitation on Sale of Principal Properties."

   Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

      (i) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;

      (ii) at least 85% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments, assets referred to in clause
   (1) below (in the case of a Transfer of Collateral) or clause (2)(c) below (in the case of a Transfer of assets other than Collateral), in each case, valued at the Fair Market Value thereof, or a combination of the foregoing; and

      (iii) if such Asset Sale involves the Transfer of Collateral, (x) it complies with the provisions described under "--Possession, Use and Release of Collateral" and "--Asset Sale Release," (y) all consideration received in the form of cash or Temporary Cash Investments is paid directly by the purchaser of such Collateral to the Trustee for deposit into the Collateral Account, and (z) all consideration received in any other form is made subject to the Lien of the Indenture and the applicable Security Documents.

   For purposes of clause (ii) above, the following shall be deemed to be cash:

   . the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Asset Sale and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; and

   . the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received).

   If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

   If Parent or any Restricted Subsidiary engages in an Asset Sale, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:

      (1) in the case of any Transfer of Collateral:

          (a) to make an investment in or expenditure for Fixed Assets that replace the assets that were the subject of the Asset Sale or in Fixed Assets that will be used in the Permitted Business, in each case, which shall be made subject to the Lien of the Indenture and the applicable Security Documents; and/or

          (b) to make an investment in Capital Stock of any Person that owns Fixed Assets that replace the assets that were the subject of the Asset Sale or in Fixed Assets that will be used in the Permitted Business, in each case, which Fixed Assets shall be made subject to the Lien of the Indenture and the applicable Security Documents; provided that such Person is or becomes a Guarantor and the Fair Market Value of the Fixed Assets owned by such Person is at least equal to the Fair Market Value of the Collateral Transferred; and

      (2) in all other cases:

          (a) to repay amounts owing under the Credit Facility in accordance with the Credit Facility;

          (b) to redeem, purchase or repay Parent's 10 1/2% senior notes due 2005 that are outstanding on the Issue Date; and/or

          (c) to make an investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business.

   The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."


   When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, Issuer will be required to make an offer to purchase from all noteholders an aggregate principal amount of Notes equal to the amount of such Excess Proceeds (a "Net Proceeds Offer") in accordance with the procedures set forth in the Indenture.



   The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"). If the aggregate Offered Price of Notes validly tendered and not withdrawn by noteholders thereof exceeds the amount of Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds shall be reduced to zero.

   To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds (such shortfall constituting a "Net Proceeds Deficiency"), Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes; provided that to the extent that all or a portion of the Net Proceeds Deficiency is comprised of proceeds from the Transfer of Collateral, such proceeds shall remain subject to the Lien of the Indenture and the applicable Security Documents.

   In the event of the Transfer of substantially all (but not all) of the assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under "--Merger, Consolidation and Sale of Assets," the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of Parent and the Restricted Subsidiaries not so Transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

   Issuer shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of this compliance.

  Limitation on Sale of Principal Properties

   Parent will not, and will not permit any Restricted Subsidiary (including each Principal Property Subsidiary) to, directly or indirectly, Transfer any Principal Property or any material part thereof or Transfer or issue any Capital Stock of any Principal Property Subsidiary (each, a "Sale of a Principal Property") unless:

      (i) Parent or such Restricted Subsidiary receives consideration at the time of such Sale of a Principal Property at least equal to the Fair Market Value of the assets included in such Sale of a Principal Property;

      (ii) all consideration received in the form of cash or Temporary Cash Investments is paid directly by the purchaser of such Collateral to the Trustee for deposit into the Collateral Account, and all consideration in the form of Replacement Principal Property (as defined below) is made subject to the Lien of the Indenture and the applicable Security Documents; and

      (iii) prior to consummating such transaction, either:


          (a) Parent delivers to the Trustee an officers' certificate and an opinion from a nationally recognized firm of independent accountants that the Net Available Proceeds from such proposed transaction will be sufficient at the proposed purchase date to purchase all of the outstanding Notes at the Make Whole Amount plus accrued and unpaid interest thereon to the proposed purchase date, using the Special Adjusted Treasury Rate in effect on the business day prior to the date of delivery of such certificate and opinion; or



          (b) 100% of the total consideration received in such Sale of a Principal Property consists of cash, Temporary Cash Investments, Replacement Principal Property (valued at the Fair Market Value thereof) or a combination of the foregoing, and Issuer delivers an opinion to the Trustee from an Independent Financial Advisor that it has determined the transaction to be fair, from a financial point of view, to the noteholders.


For purposes of clause (iii) above, the following shall be deemed to be cash:

   . the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Sale of a Principal

     Property and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; and

   . the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received).

   The preceding paragraph shall not apply to any of the following:

      (1) any such Transfer or issuance to Issuer or any Guarantor; provided that

       . all Principal Property so Transferred shall remain subject to the Lien of the Indenture and the applicable Security Documents;

       . the Issuer or the applicable Guarantor shall expressly assume, pursuant to documentation in form and substance satisfactory to the Trustee, the performance of every obligation under the applicable Security Documents to be performed or observed by the applicable Transferor; and

       . the Issuer and applicable Guarantor shall cause such amendments, supplements or other instruments to be executed, filed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC;

      (2) any such Transfer or issuance by a Foreign Subsidiary to a Foreign Subsidiary; provided that

       . all Principal Property so Transferred shall remain subject to the Lien of the security documents securing the applicable Fixed Asset Intercompany Notes;

       . the applicable Foreign Subsidiary shall expressly assume, pursuant to documentation satisfactory to the Trustee, the performance of every obligation under the applicable Fixed Asset Intercompany Note or the guarantee thereof, as the case may be, and the security documents and other supporting documents to be performed or observed by the applicable Transferor; and

       . such Foreign Subsidiaries shall cause such amendments, supplements or other instruments to be filed, executed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the security documents on the collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such collateral; or

      (3) any such Transfer of Capital Stock of any Foreign Subsidiary to a Foreign Subsidiary.

   If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Sale of a Principal Property is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of a Sale of a Principal Property hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

   If Parent or any Restricted Subsidiary engages in a Sale of a Principal Property, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all of the Net Available Proceeds therefrom as follows:

      (1) to purchase or otherwise acquire a facility of the general nature and type as the Principal Properties in existence on the Issue Date, which shall be made subject to the Lien of the Indenture and the applicable Security Documents as a "Principal Property" (a "Replacement Principal Property"); and/or

      (2) to make an offer to purchase Notes from all holders with the amount of the Net Available Proceeds not used to purchase or otherwise acquire Replacement Principal Property.



   The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to the offer, plus accrued and unpaid interest thereon, if any, to the date such offer is consummated, plus the Make Whole Amount, if any. If the aggregate price of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Net Available Proceeds not used to purchase or otherwise acquire Replacement Principal Property, Notes to be purchased will be selected on a pro rata basis.


   Parent or any Restricted Subsidiary may Transfer any part of a Principal Property (1) which is damaged, worn-out or obsolete or (2) no longer used or useful in the business of Parent and its Subsidiaries, which shall not constitute a Sale of Principal Property; provided that (x) in each case, such Transfer is consistent with past practice and does not significantly reduce the value or usefulness of any Principal Property and (y) in the case of clause (2) only, such Transfer shall be subject to compliance with the covenant described under "--Limitation on Asset Sales."

   With respect to any Sale of a Principal Property, an amount equal to any Net Available Proceeds from such Sale of a Principal Property shall, concurrently with the closing of such sale, be delivered to the Trustee for deposit into the Collateral Account pending its application to acquire a Replacement Principal Property or purchase the Notes. To the extent that funds remain after repayment of all obligations in connection with the purchase of the Notes, such excess amounts and any interest thereon shall remain subject to the Lien of Indenture and the applicable Security Documents. Pending such application of such amounts, the Trustee shall invest such amount at Issuer's direction in Temporary Cash Investments; provided that the maturity of those investments is prior to the proposed purchase date of the Notes.

  Limitation on Dividend and Other Restrictions Affecting Restricted
  Subsidiaries

   Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

      (a) pay dividends or make any other distributions on its Capital Stock to Parent or any other Restricted Subsidiary or pay any Indebtedness owed to Parent or any other Restricted Subsidiary,

      (b) make any loans or advances to, or guarantee any Indebtedness of, Parent or any other Restricted Subsidiary, or

      (c) Transfer any of its assets to Parent or any other Restricted Subsidiary, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Indenture and the Credit Facility), as such encumbrance or restriction is in effect on the Issue Date;

          (2) restrictions on the Transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

          (3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under the Indenture pending the closing of such sale;

          (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

          (5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the Transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

          (6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of the definition of "Permitted Indebtedness" that impose restrictions of the nature described in clause
       (c) above on the assets acquired;

          (7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;

          (8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

          (9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder; and

          (10) any restriction imposed by applicable law.

  Limitation on Sale and Leaseback Transactions

   Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction not involving any Collateral if:

      (1) Parent or such Restricted Subsidiary could have

       . incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described under "--Limitation on Incurrence of Indebtedness," and

       . incurred a Lien to secure such Indebtedness pursuant to the covenant described under "--Limitation on Liens";

      (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

      (3) the Transfer of the asset in such Sale and Leaseback Transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with, the covenant described under "--Limitation on Asset Sales."

  Additional Guarantees

   If Parent or any Restricted Subsidiary Transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary) after the date of the Indenture, then that newly acquired or created Restricted Subsidiary shall, within ten business days of the date on which it was acquired or created, execute and deliver to the Trustee (1) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall fully and unconditionally guarantee all of Issuer's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (2) Security Documents in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall grant to the Trustee a first priority security interest in and Lien on its Fixed Assets. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until released in accordance with the terms of the Indenture as described under "--Guarantees."

   If TNCLP becomes a Wholly Owned Subsidiary, TNCLP and TNLP shall, concurrently with the release of the limited partnership interests in TNCLP from the Lien of the Indenture and the Security Documents, execute and deliver to the Trustee (1) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which TNCLP and TNLP shall fully and unconditionally guarantee all of Issuer's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (2) Security Documents in form and substance reasonably satisfactory to the Trustee pursuant to which each of TNCLP and TNLP shall grant to the Trustee a first priority security interest in and Lien on its Fixed Assets. Thereafter, each of TNCLP and TNLP shall be a Guarantor for all purposes of the Indenture until released in accordance with the Indenture as described under "--Guarantees."

  Maintenance of Insurance

   Parent will, and will cause its Subsidiaries to, maintain property and casualty, business interruption, workers' compensation and such other insurance against such risks and in such amounts as are customarily carried by similar businesses with deductibles, retentions, self-insured amounts and coinsurance customarily carried by similar businesses of similar size; provided that, with respect to the Collateral, Parent will, and will cause the Restricted Subsidiaries to, maintain such insurance against such risks and in such amounts as shall be required pursuant to the Indenture and the applicable Security Documents.

   All insurance under this provision will name the Trustee as an additional insured or, in the case of Collateral, sole loss payee, as applicable, to the extent of the interest of the Trustee in any assets covered by such insurance. All such insurance will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by Parent after consultation with a reputable insurance broker.

  Merger, Consolidation and Sale of Assets

   (A) Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Parent to Transfer) all or substantially all of Parent's assets (determined on a consolidated basis for Parent and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

      (1) either

          (a) Parent is the surviving or continuing corporation; or

          (b) the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Transferee of such assets (the "Parent Surviving Entity"):

             (x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

             (y) expressly assumes, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the Obligations of Parent under its Guarantee and the performance of every covenant under Parent's Guarantee, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents on the part of Parent to be performed or observed; and

      (2) each of the conditions specified in paragraph (D) below is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Parent, the Capital Stock of which constitutes all or substantially all of the assets of Parent (determined on a consolidated basis for Parent and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Parent.

   The Indenture provides that upon any consolidation or merger in which Parent is not the continuing corporation, or any Transfer of all or substantially all of the assets of Parent in accordance with the foregoing, the

Parent Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under its Guarantee, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents with the same effect as if such Parent Surviving Entity had been named as such.

   (B) Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Issuer to Transfer) all or substantially all of Issuer's assets (determined on a consolidated basis for Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

      (1) either

          (a) Issuer is the surviving or continuing corporation; or

          (b) the Person (if other than Issuer) formed by such consolidation or into which Issuer is merged or the Transferee of such assets (the "Issuer Surviving Entity"):

             (x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

             (y) expressly assumes, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents on the part of Issuer to be performed or observed; and

      (2) each of the conditions specified in paragraph (D) below is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Issuer, the Capital Stock of which constitutes all or substantially all of the assets of Issuer (determined on a consolidated basis for Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Issuer.

   The Indenture provides that upon any consolidation or merger in which Issuer is not the continuing corporation or any Transfer of all or substantially all of the assets of Issuer in accordance with the foregoing, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Notes, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents with the same effect as if such Issuer Surviving Entity had been named as such.

   (C) No Guarantor (other than Parent) will, and Parent will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless

      (1) either

          (a) such Guarantor shall be the surviving or continuing corporation;
       or

          (b) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor's Guarantee, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents on the part of such Guarantor to be performed or observed; and

      (2) each of the conditions specified in paragraph (D) below (other than clause (1) thereof) is satisfied.

The requirements of this paragraph (C) shall not apply to (x) a consolidation or merger of any Guarantor with and into Issuer or any other Guarantor, so long as Issuer or a Guarantor survives such consolidation or merger, or

(y) a Transfer of any Guarantor that complies with the covenant described under "--Limitation on Asset Sales" or "--Limitation on Sale of Principal Properties."

   (D) The following additional conditions shall apply to each transaction described in paragraph (A), (B) or (C), except that clause (1) below shall not apply to a transaction described in paragraph (C):

      (1) immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent (or the Parent Surviving Entity, if applicable)

          (x) could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

          (y) has a Consolidated Net Worth not less than the Consolidated Net Worth of Parent immediately before the transaction;

      (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing;

      (3) Parent, Issuer, such Guarantor or the relevant surviving entity, as applicable, shall cause such amendments, supplements or other instruments to be filed, executed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

      (4) the Collateral owned by or Transferred to Parent, Issuer, such Guarantor or the relevant surviving entity, as applicable, shall

          (a) continue to constitute Collateral under the Indenture and the Security Documents,


          (b) be subject to the Lien in favor of the Trustee for the benefit of the noteholders, and


          (c) not be subject to any Lien other than Liens permitted by the Security Documents;

      (5) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents, shall be treated as after acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; and

      (6) Parent shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that supplemental indenture and Security Documents are enforceable.

  Impairment of Security Interest


   Parent will not, and will not permit any Restricted Subsidiary to, take, or knowingly omit to take, any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the noteholders with respect to the Collateral, and neither Parent nor any Restricted Subsidiary shall grant to any Person (other than the Trustee on behalf of the noteholders) any interest whatsoever in the Collateral (other than as permitted by the Security Documents).

  SEC Reports

   Whether or not Issuer and the Guarantors are then subject to Section 13(a) or 15(d) of the Exchange Act, Issuer and the Guarantors will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that Issuer and the Guarantors would be required to file with the Commission pursuant to Section 13(a) or 15(d) if Issuer and the Guarantors were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Issuer and the Guarantors would be required so to file such documents if Issuer and the Guarantors were so subject, unless, in any case, if such filings are not then permitted by the Commission.


   If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, Issuer and the Guarantors will, within 15 days of each Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that Issuer and the Guarantors would be required to file with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act if Issuer and the Guarantors were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Issuer's cost.


  Conduct of Business

   Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

  Events of Default

   Any of the following shall constitute an Event of Default:

      (1) default for 30 days in the payment when due of interest on any Note;

      (2) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

      (3) failure to perform or comply with the covenant described under "--Change of Control" or "--Certain Covenants--Limitation on Sale of Principal Properties";


      (4) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than any specified in clause (1), (2) or (3) above) which failure continues for 60 days after written notice thereof has been given to Issuer by the Trustee or to Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;


      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which:

       . is caused by a failure to pay such Indebtedness at Stated Maturity
         (after giving effect to any grace period related thereto) (a "Payment Default"); or

       . results in the acceleration of such Indebtedness prior to its Stated
         Maturity;

and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

      (6) one or more final and non-appealable judgments, orders or decrees for the payment of money of $15.0 million or more, individually or in the aggregate, shall be entered against Parent or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

      (7) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging Issuer, Parent or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer, Parent or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 60 consecutive days;

      (8) Issuer, Parent or any of its Significant Subsidiaries:

       . commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

       . consents to the entry of a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Issuer, Parent or any of its Significant Subsidiaries; or

       . files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

       . consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property; or

       . makes an assignment for the benefit of creditors; or

       . admits in writing its inability to pay its debts generally as they become due; or

       . takes corporate action in furtherance of any such action;

      (9) the Guarantee of Parent or any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee); or

      (10) default by Issuer or any Guarantor in the performance of any of the Security Documents which adversely affects the enforceability or the validity of the Trustee's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by Issuer or any Guarantor of its obligations under any of the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against Issuer or any Guarantor for any reason;


   If an Event of Default occurs and is continuing (other than an Event of Default described in clause (7) or (8) above with respect to Issuer, Parent or any Guarantor that is a Significant Subsidiary), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (7) or (8) above occurs with respect to

Issuer, Parent or any Guarantor that is a Significant Subsidiary, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.



   Except to enforce the right to receive payment of principal or interest when due, no noteholder may pursue any remedy with respect to the Indenture or the Notes unless:



   . such holder has previously given the Trustee notice that an Event of Default is continuing;



   . holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;



   . such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;


   . the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and


   . the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.



   Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.



   The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each noteholder notice of the Default within 90 days after it occurs. Notwithstanding the foregoing, except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interest of the noteholders. In addition, Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Issuer is taking or proposes to take in respect thereof.


  Amendments and Waivers


   Except as provided below, the Notes, the Indenture and the Security Documents may be amended with the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.



   Without the consent of each holder of an outstanding Note affected thereby, no amendment or waiver may:


   . reduce the principal of or change the fixed maturity of any Note;

   . alter the provisions with respect to the redemption or purchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes (other than the provisions of the Indenture relating to any offer to purchase required under the covenants described under "--Change of Control" or "--Certain Covenants--Limitation on Sale of Principal Properties");

   . waive a redemption or purchase payment due with respect to any Note;

   . reduce the rate of or change the time for payment of interest on any Note;


   . waive a Default in the payment of principal or interest on the Notes
     (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);


   . make the principal of or interest on any Note payable in money other than United States Dollars;

   . make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

   . release from the Lien of the Indenture and the Security Documents all or substantially all of the Collateral;

   . make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

   . release any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with the Indenture; or

   . make any change in the amendment and waiver provisions of the Indenture;


provided further that no such amendment or waiver may, without the consent of the holders of two-thirds of the aggregate principal amount of Notes then outstanding:



   . amend or waive any of the provisions (including the definitions thereto) relating to the covenants described under "--Change of Control" or "--Certain Covenants--Limitation on Sale of Principal Properties" in a manner materially adverse to the noteholders; or


   . release from the Lien of the Indenture and the Security Documents any Principal Property other than in accordance with the covenant described under "--Certain Covenants--Limitation on Sale of Principal Properties."


   Without the consent of any noteholder, Issuer and the Trustee may amend Notes, the Indenture and the Security Documents:


   . to cure any ambiguity, defect or inconsistency;

   . to provide for the assumption by a successor Person of the obligations of Issuer or any Guarantor under the Indenture in accordance with the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets";

   . to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

   . to add a Guarantor;

   . to release a Guarantor from its Guarantee and the Security Documents when permitted by the Indenture;

   . to add any additional asset as Collateral;

   . to release Collateral from the Lien of the Indenture and the Security
     Documents when permitted or required by the Indenture;


   . to add to the covenants of Parent or Issuer for the benefit of the noteholders or to surrender any right or power conferred upon Parent or Issuer;


   . to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

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


   . to make any other change that does not materially adversely affect the rights of any noteholder.



   The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.



   After an amendment or waiver under the Indenture becomes effective, Issuer is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.


  Transfer

   Notes were issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. No service charge will be made for any registration of transfer or exchange of Notes, but Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

  Discharge of Indenture and Defeasance

   The Indenture will, subject to certain surviving provisions, cease to be of further effect when:

      (1) Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

      (2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case Issuer pays all other sums payable under the Indenture by Issuer. The Trustee will acknowledge satisfaction and discharge of the Indenture on demand of Issuer accompanied by an officers' certificate and an opinion of counsel and at the cost and expense of Issuer.

   Subject to the conditions to defeasance described below and in the Indenture and the survival of certain provisions, Issuer at any time may terminate:

      (1) all its obligations under the Notes and the Indenture ("legal defeasance option"); or

      (2) its obligations under certain restrictive covenants and the related Events of Default ("covenant defeasance option").

   Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

   If Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default referred to in clause (2) of the immediately preceding paragraph.

   In order to exercise either defeasance option, Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law).

  Asset Sale Release

   Issuer has the right to obtain a release of items of Collateral (the "Released Interest") subject to an Asset Sale upon compliance with the condition that Issuer deliver to the Trustee the following:

      (1) a notice from Issuer requesting the release of the Released Interest:

       . describing the proposed Released Interest;

       . specifying the fair market value of such Released Interest on a date within 60 days of such notice (the "Valuation Date");

       . stating that the purchase price received is at least equal to the Fair
         Market Value of the Released Interest; and

       . in the event that any assets other than cash or Temporary Cash
         Investments comprise a portion of the consideration received in such Asset Sale, specifically describing such assets;

      (2) an officers' certificate stating that:

       . such Asset Sale complies with the terms and conditions of the Indenture with respect to Asset Sale;

       . the release of such Released Interest will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral;

       . all Net Available Proceeds from the sale of any of the Released
         Interests will be applied pursuant to the provisions of the Indenture in respect of Asset Sale;

       . there is no Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale;

       . the release of the Collateral will not result in a Default; and

       . all conditions precedent in the Indenture relating to the release in question have been complied with;

      (3) the Net Available Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Trustee pursuant to the Indenture;

      (4) all documentation necessary or reasonably requested by the Trustee to grant to the Trustee a first priority security interest in and Lien on all assets (other than cash or Temporary Cash Investments) comprising a portion of the consideration received in such Asset Sale, if any; and

      (5) all documentation required by the Trust Indenture Act prior to the release of Collateral by the Trustee.

  Possession, Use and Release of Collateral

   The Indenture provides that, unless an Event of Default has occurred and is continuing, Issuer or the applicable Guarantor has the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Temporary Cash Investments constituting part of the Collateral and deposited with the Trustee and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

   Upon compliance by Issuer with (1) the conditions set forth under the heading "--Asset Sale Release" or (2) the conditions set forth above with respect to discharge of the Indenture, and upon delivery by Issuer to the

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

Trustee of an opinion of counsel to the effect that such conditions have been met, the Trustee will, with respect to clause (1) above, release the Released Interest and, with respect to clause (2) above, release all of the Collateral, in each case from the Lien of the Indenture and the Security Documents and reconvey the Released Interest to Issuer.

   Under the circumstances described under "--Collateral--TNCLP and TNLP" and concurrently with the compliance with the covenant described under "--Certain Covenants--Additional Guarantees," the Trustee will release the limited partnership interests of TNCLP from the Lien of the Indenture and the Security Documents.

   The Indenture provides that Issuer or the applicable Guarantor shall be entitled, subject to compliance with the conditions set forth therein, to obtain the release of Collateral which has been taken by eminent domain, condemnation or in similar circumstances.

Disposition of Collateral Without Release

   Notwithstanding the provisions of "--Possession, Use and Release of Collateral" above, so long as no Default has occurred and is continuing or would result therefrom, Issuer and the Guarantors may, among other things, without any release or consent by the Trustee, conduct ordinary course of business activities with respect to the Collateral in accordance with the provisions of the Indenture, including:

   . selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out or obsolete and which either has an aggregate fair market value of $100,000 or less, or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Security Documents as after acquired property;

   . abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

   . surrendering or modifying any franchise, license or permit subject to the Lien of the Indenture or any of the Security Documents which it may own or under which it may be operating;

   . altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

   . demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of Issuer;

   . granting a nonexclusive license of any intellectual property; and

   . abandoning intellectual property which has become obsolete and not used in the business.

Use of Trust Monies

   All Trust Monies (including, without limitation, all Net Available Proceeds under the covenant described under "--Certain Covenants--Limitation on Asset Sales"or "--Certain Covenants--Limitation on Sale of Principal Properties" and Net Insurance Proceeds required to be deposited with the Trustee) shall be held by the Trustee as a part of the Collateral securing the Notes and, so long as no Event of Default has occurred and is continuing, may either:

      (1) be released as contemplated by "--Certain Covenants--Limitation on Asset Sales" if such Trust Monies represent Net Available Proceeds in respect of an Asset Sale or in respect of a Sale of a Principal Property; or

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

      (2) at the direction of Issuer be applied by the Trustee from time to time to the payment of the principal of and interest on any Notes at maturity or upon redemption or retirement, or to the purchase of Notes upon tender or in the open market or otherwise, in each case in compliance with the Indenture.

   Issuer may also withdraw Trust Monies constituting Net Insurance Proceeds to repair or replace the relevant Collateral (or reimburse Parent or any Restricted Subsidiary for any such repair or replacement), subject to certain conditions set forth in the Indenture.

   The Trustee shall be entitled to apply any Trust Monies to cure any Event of Default. Trust Monies deposited with the Trustee shall be invested in Temporary Cash Investments pursuant to the direction of Issuer and, so long as no Default has occurred and is continuing, Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

Concerning the Trustee

   U.S. Bank Trust National Association is the Trustee under the Indenture and the Security Documents and has been appointed by Issuer as Registrar and Paying Agent with regard to the Notes.


   The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any noteholder, unless such noteholder shall have offered to the Trustee reasonable security or indemnity reasonably acceptable to it against any cost, expense and liabilities which might be incurred by it in compliance with such request.


Governing Law

   The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

   "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.


   "affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Asset Sale" means any Transfer by Parent or any Restricted Subsidiary of:

   . any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

   . all or substantially all the assets of any division, business segment or comparable line of business of Parent or any Restricted Subsidiary; or

   . any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary.

   Notwithstanding the foregoing, the term "Asset Sale" shall not include:

      (1) for purposes of the covenant described under "--Certain Covenants--Limitation on Asset Sales," a Transfer (a) that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or
   (b) consummated in compliance with the covenant described under "--Certain Covenants--Limitation on Sale of Principal Properties" or "--Certain Covenants--Merger, Consolidation and Sale of Assets";

      (2) sales of accounts receivable of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the Fair Market Value thereof;

      (3) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of Parent or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit Parent or any Restricted Subsidiary from using the technologies licensed and do not require Parent or any Restricted Subsidiary to pay any fees for any such use;

      (4) a Transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of Parent or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under the Indenture;

      (5) a Transfer involving only Temporary Cash Investments or inventory in the ordinary course of business;

      (6) any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;

      (7) the lease or sublease of any real or personal property in the ordinary course of business; provided that, to the extent such property constitutes Collateral, such lease or sublease shall comply with the provisions of the applicable Security Documents;

      (8) the sale at cost of equipment pursuant to a program in which participants agree to purchase or construct and maintain specific spare parts necessary to operate production facilities in the Permitted Business; or

      (9) a Transfer of assets having a Fair Market Value and a sale price of less than $1.0 million.

   "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

   "Bank Collateral Agent" means the Person designated as such under the Credit Facility or a Person otherwise performing the duties typical of a collateral agent under a credit facility like the Credit Facility.

   "Basket" has the meaning set forth under "--Certain Covenants--Limitation on Restricted Payments."

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



   "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

   "Change of Control" means the occurrence of any of the following events:

      (1) Issuer ceases to be a Wholly Owned Subsidiary of Parent;

      (2) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of Parent;

      (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66 2/3% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

      (4) Parent consolidates with or merges with or into another Person or another Person merges with or into Parent, or all or substantially all the assets of Parent and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person (other than to a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

      (5) Parent or Issuer liquidates or dissolves or the stockholders of Parent adopt a plan of liquidation or dissolution.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Collateral" means, collectively, all of the assets listed in the first paragraph under "--Collateral-- Description of Collateral" and all other assets that are from time to time subject to or are required to be subject to the Lien of the Indenture and the Security Documents other than the Second Lien Collateral.

   "Collateral Account" means the collateral account established pursuant to the Indenture.

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

   Collateral Permitted Liens means:

      (1) Liens securing obligations under the Indenture, the Notes, the Guarantees and the Security Documents in favor of the Trustee;

      (2) Liens in favor of Issuer or any Guarantor; provided that such Liens do not secure obligations that are assigned to any Person other than the Trustee pursuant to the Security Documents;

      (3) Liens on assets of a Person at the time such Person becomes a Subsidiary; provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary and (b) such Lien does not extend to or cover any assets of Parent or any other Restricted Subsidiary;

      (4) Liens existing on the Issue Date to the extent permitted by the applicable Security Document;

      (5) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, mechanics', landlords', materialmen's, employees', laborers', employers', suppliers', banks', repairmen's and other like Liens, in each case, for sums not yet due or that (a) are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP and
   (b) satisfy the Contested Collateral Lien Conditions;

      (6) Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that (a) are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP and
   (b) satisfy the Contested Collateral Lien Conditions;

      (7) Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other the such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness of Capital Lease Obligations;

      (8) zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness, (b) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property;

      (9) terminable or short-term leases or permits for occupancy, which leases or permits (a) expressly grant to Parent or any Restricted Subsidiary the right to terminate them at any time on not more than six months' notice,
   (b) do not individually or in the aggregate interfere with the operation of the business of Parent or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto and (c) are subordinated to the Liens granted and evidenced by the Security Documents in accordance with the provisions thereof;

      (10) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default; provided that any such Liens shall be paid, discharged, bonded or stayed prior to the sale or forfeiture of any portion of the Collateral on account of such Liens;

      (11) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary in accordance with the provisions of the Indenture or applicable Security Documents, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and

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

      (12) Liens securing Refinancing Indebtedness relating to Collateral Permitted Liens of the type described in clauses (3) and (7) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced; and

      (13) other Liens securing obligations (not constituting indebtedness for money borrowed) in an aggregate amount, together with the aggregate amount of any obligations secured pursuant to clause (10) of the definition of "Permitted Liens," not to exceed $2.0 million at any time outstanding; provided that such Liens shall in no event extend to or cover any assets constituting Principal Properties encumbered by a mortgage, deed of trust or foreign equivalent thereof in favor of the Trustee except to the extent permitted thereby.



   Comparable Treasury Issue means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the Stated Maturity of the principal of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.

   "Comparable Treasury Price" means, with respect to any date of redemption or purchase:


   . the average of the bid and asked prices for the Comparable Treasury Issue
     (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption or purchase, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or



   . if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations.


   "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Consolidated Fixed Charges for such four fiscal quarters; provided that:

      (1) if Parent or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

      (2) if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets outside the ordinary course of business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly

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   attributable to the Indebtedness of such Restricted Subsidiary to the extent
   Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

      (3) if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

      (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets outside the ordinary course of business, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period;

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Regulation S-X promulgated by the Commission and after giving effect to any Pro Forma Cost Savings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

   "Consolidated Fixed Charges" means, with respect to any period, the sum (without duplication) of:

      (1) the interest expense of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:

       . amortization of debt issuance costs and debt discount;

       . the net payments, if any, under Interest Rate Agreements (including amortization of discounts);

       . the interest portion of any deferred payment obligation;

       . accrued interest; and

       . commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers| acceptance financings;

      (2) the interest component of the Capital Lease Obligations paid or accrued during such period;

      (3) all interest capitalized during such period;

      (4) interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of "Indebtedness"; and

      (5) the product of

       . the amount of all dividends on any series of Preferred Stock of Parent and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times;

       . a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal;

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excluding, however, any amount of such interest of any Restricted Subsidiary if the net income (or loss) of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) of the proviso in the definition of "Consolidated Net Income" (but only in the same proportion as the net income (or loss) of such Restricted Subsidiary is so excluded from the calculation of Consolidated Net Income).

   "Consolidated Net Income" means, for any period, the net income (or loss) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:

      (1) any extraordinary gains or extraordinary losses;

      (2) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except that the equity of Parent or any Restricted Subsidiary in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

      (3) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;

      (4) any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to Sale and Leaseback Transactions) which is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person; and

      (5) the cumulative effect of a change in accounting principles;

provided further that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal.

   "Consolidated Net Worth" means with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied, less any amount attributable to Unrestricted Subsidiaries.

   "Contested Collateral Lien Conditions" shall mean, with respect to any Collateral Permitted Lien of the type described in clauses (5) and (6) of the definition of "Collateral Permitted Liens", the following conditions:

      (1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

      (2) in the event the amount of any such Lien shall exceed $250,000, at the option and upon request of the Trustee, Parent or the applicable Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee|s reasonable estimate of all interest and penalties related thereto; and

      (3) such Lien shall in all respects be subject and subordinated in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

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   "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "--Certain
Covenants--Limitation on Incurrence of Indebtedness."

   "Credit Facility" means one or more unsubordinated credit agreements, including the Amended and Restated Revolving Credit Agreement dated on or about the Issue Date among Issuer, Terra UK, TNLP, the guarantors party thereto, the lenders party thereto and Citicorp USA, Inc., as administrative agent, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

   "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Designated Preferred Stock" means preferred stock of Parent that is designated as Designated Preferred Stock pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of Parent on the issuance date thereof, the Net Cash Proceeds of which do not increase the Basket and are not used for purposes of clause (2) of the second paragraph of the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

   "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

      (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

      (2) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Parent or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption "--Change of Control" and such Capital Stock specifically provides that Parent or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to Issuer|s purchase of the Notes as required pursuant to the provisions described under the caption "--Change of Control."

   "Domestic Subsidiary" means a Restricted Subsidiary of Parent that is not a Foreign Subsidiary.

   "EBITDA" for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

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

      (1) Consolidated Fixed Charges;

      (2) income tax expense determined on a consolidated basis in accordance with GAAP;

      (3) depreciation expense determined on a consolidated basis in accordance with GAAP;

      (4) amortization expense determined on a consolidated basis in accordance with GAAP;

      (5) minority interest; and

      (6) all other non-cash items reducing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of, or reserve for, cash disbursements to be made in any subsequent period and (y) the amount attributable to minority interests) for such period;

provided that EBITDA shall be reduced by the following:

          (a) all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to minority interests); and

          (b) amounts paid as dividends or distributions to any Person other than Parent or any Restricted Subsidiary.

   Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments and governmental regulations applicable to such Subsidiary or its stockholders.



   "Exchange and Registration Rights Agreement" has the meaning set forth under "Exchange Offer; Registration Rights."

   "Exchange Notes" has the meaning set forth under "Exchange Offer; Registration Rights."

   "Excluded Assets" has the meaning set forth under "--Ranking."

   "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $15.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion delivered to the Trustee.

   "Fixed Asset Intercompany Note" means an unsubordinated promissory note substantially in the form attached to the Indenture; provided that

      (1) each such note shall be secured by the Fixed Assets of the obligor thereof and assigned to the Trustee as Collateral under the Indenture;

      (2) the Stated Maturity of, and interest payment dates on, each such note shall be the same as those for the Notes;

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      (3) the interest rate on each such note shall be equal to the weighted average interest rate of borrowings under the Credit Facility; and

      (4) any such note outstanding on the Issue Date will not be permitted to be prepaid below the amount outstanding on the Issue Date, except that (x) any such note will be permitted to be prepaid at any time to the extent that, after giving effect to the prepayment, the aggregate principal amount of all Fixed Asset Intercompany Notes then outstanding exceeds the aggregate principal amount of Notes then outstanding and (y) the TNLP Intercompany Note may be repaid under the conditions described under "--Collateral-- TNCLP and TNLP."

   "Fixed Assets" means assets of the type constituting Collateral other than the limited partnership interests issued by TNCLP and any Fixed Asset Intercompany Note.

   "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which a majority of its sales (determined on a consolidated basis in accordance with GAAP) is generated from or derived from operations outside the United States of America and a majority of its assets is located outside the United States of America.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of the Indenture, except that Statement of Financial Accounting Statements No. 142, "Goodwill and Other Intangible Assets," shall be given effect when adopted by Parent and its Subsidiaries.

   "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

   "Guarantee" means a full and unconditional senior guarantee of the Notes pursuant to the Indenture, secured pursuant to the Security Documents.

   "Guarantor" means (1) each of the following:

   . Beaumont Ammonia Inc., a Delaware corporation;

   . Beaumont Holdings Corporation, a Delaware corporation;

   . BMC Holdings Inc., a Delaware corporation;

   . Port Neal Corporation, a Delaware corporation;

   . Terra (UK) Holdings Inc., a Delaware corporation;

   . Terra Capital Holdings, Inc., a Delaware corporation;

   . Terra Industries Inc., a Maryland corporation;

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

   . Terra International (Oklahoma) Inc., a Delaware corporation;

   . Terra International Inc., a Delaware corporation;

   . Terra Methanol Corporation, a Delaware corporation;

   . Terra Nitrogen Corporation, a Delaware corporation; and

   . Terra Real Estate Corp., an Iowa corporation;

and (2) any other Restricted Subsidiary of Parent that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with the Indenture.

   "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes.



   "incur" means issue, create, assume, guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term "incurrence" when used as a noun shall have a correlative meaning.

   "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent:

      (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

      (2) all Capital Lease Obligations of such Person;

      (3) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person;

      (4) net obligations of such Person under Interest Rate Agreements or Currency Agreements;

      (5) all Disqualified Stock issued by such Person and all preferred stock issued by any Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;

      (6) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses
   (1) through (5) above; and

      (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For the avoidance of doubt, "Indebtedness" shall not include:

   . current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

   . deferred tax obligations;

   . minority interest;

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   . uncapitalized interest;

   . non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

   . obligations of Parent or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

   "Independent Financial Advisor" means a firm:


   . which does not, and whose directors, officers or affiliates do not, have a material financial interest in Parent or any of its Subsidiaries; and


   . which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

   "interest" means, with respect to the Notes, the sum of any interest and any Liquidated Damages on the Notes.

   "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

   "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. "Investment" excludes (a) any Restricted Payment of the type described in clause (2) of the definition "Restricted Payment" and (b) any purchase or acquisition of Indebtedness of Parent or any of its Subsidiaries.

   For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "Certain
Covenants--Limitation on Restricted Payments":

      (1) "Investment" shall include the portion (proportionate to Parent's direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

      (2) any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and

      (3) if Parent or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, Parent shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by Parent or such Restricted Subsidiary immediately following any such Transfer or issuance.

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   "Issue Date" means the date on which the Notes are originally issued.

   "Issuer Surviving Entity" has the meaning set forth under "--Certain Covenants--Merger, Consolidation and Sale of Assets."



   "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

   "Liquidated Damages" has the meaning set forth in the Indenture.

   "Make Whole Amount" means the excess, if any, of (1) an amount equal to the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed or purchased and the scheduled payment of interest thereon to originally scheduled maturity, discounted to the redemption or purchase date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate from the respective dates on which such principal and interest would have been payable over (2) the principal amount of the Notes being redeemed or purchased.


   "Net Available Proceeds" from an Asset Sale or a Sale of a Principal Property means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, which amount is equal to the excess, if any, of:



      (1) the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over


      (2) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such person in connection with such transaction, plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller|s indemnities to purchaser in respect of such transaction undertaken by Parent or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such transaction.

   "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Net Insurance Proceeds" means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) actually received by Parent or any Restricted Subsidiary as a result of damage to, or the loss, destruction or condemnation of, all or any portion of the Collateral, less collection costs, including fees and expenses of attorneys and insurance adjusters paid by Parent or any Restricted Subsidiary. For the avoidance of doubt, Net Insurance Proceeds do not include proceeds from business interruption insurance.

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   "Obligations" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.

   "Parent Surviving Entity" has the meaning set forth under "--Certain Covenants--Merger, Consolidation and Sale of Assets."

   "Permitted Business" means (1) the same or a similar line of business as Parent and the Restricted Subsidiaries are engaged in on the date of the Indenture as described in this prospectus and (2) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.


   "Permitted Holders" means Anglo American plc, an English public limited company, and its affiliates.


   "Permitted Indebtedness" has the meaning set forth in the second paragraph under "--Certain Covenants--Limitation on Incurrence of Indebtedness."

   "Permitted Investment" means:

      (1) any Investment in Temporary Cash Investments or the Notes or the Exchange Notes;

      (2) any Investment in Issuer or any Guarantor;

      (3) any Investment by Parent or any Restricted Subsidiary in a Person, if as a result of such Investment:

       . such Person becomes a Guarantor; or

       . such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or a Guarantor;

      (4) any Investment by any Foreign Subsidiary in:

       . any other Foreign Subsidiary; or

       . any Person, if as a result of such Investment, (x) such Person becomes a Foreign Subsidiary, or (y) such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, any Foreign Subsidiary;

      (5) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

      (6) loans or advances to employees of Parent or any Restricted Subsidiary that are made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary;

      (7) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale or Sale of a Principal Property as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Asset Sales" or "--Certain Covenants--Limitation on Sale of Principal Properties;"

      (8) Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations; provided that

       . any such Investment made with proceeds from the Transfer of Fixed
         Assets shall be evidenced by a Fixed Asset Intercompany Note issued by such Restricted Subsidiary to the Person that makes such Investment; and

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       . to the extent that the aggregate amount of Indebtedness owed to Issuer or any Guarantor by such Restricted Subsidiary (other than those evidenced by a Fixed Asset Intercompany Note) after giving effect to such Investment is greater than the aggregate amount of such Indebtedness outstanding on the Issue Date, such Investment shall be evidenced by an unsecured promissory note issued by such Restricted Subsidiary to the Person that makes such Investment, on which note the Bank Collateral Agent under the Credit Facility shall have a first priority Lien and the Trustee shall have a second priority Lien (which priorities shall be governed by the Intercreditor Agreement);

      (9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

      (10) Hedging Obligations incurred pursuant to clause (7) of the definition of "Permitted Indebtedness";

      (11) Investments in joint ventures not to exceed $10.0 million at any time outstanding; provided that each such joint venture is engaged only in a Permitted Business;

      (12) any Investment by Parent or a Wholly Owned Subsidiary of Parent in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by Parent or any of its Subsidiaries;

      (13) any Indebtedness of Parent to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Parent from any such Subsidiary which assets are subsequently conveyed by Parent to a Securitization Entity in a Qualified Securitization Transaction;

      (14) any guarantees of Indebtedness permitted by clause (6) or (17) of the definition of "Permitted Indebtedness";

      (15) any Investment by TNCLP or TNLP in the other; and

      (16) additional Investments in an aggregate amount not to exceed $10.0 million at any time outstanding.

   The amount of any Investments outstanding for purposes of clause (11) or
(16) above and the amount of Investments deemed made since the Issue Date for purposes of clause (8) of "--Certain Covenants-Limitation on Restricted Payments" shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):

   . the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

   . the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to Parent or any Restricted Subsidiary;

   . to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent|s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

   . the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.

   "Permitted Liens" means:

      (1) Liens of the type described in the definition of "Collateral Permitted Liens" (other than clause (2) thereof), without giving effect to any requirement of compliance with the Contested Collateral Lien Conditions;

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      (2) Liens encumbering the Excluded Assets and the Second Lien Collateral
   securing the Credit Facility;

      (3) Liens securing Hedging Obligations of the type described in clause
   (7) of the definition of "Permitted Indebtedness";

      (4) Liens securing Indebtedness of Foreign Subsidiaries (other than Principal Property Subsidiaries);

      (5) Liens in favor of Issuer or any Guarantor; provided that such Liens do not secure obligations that are assigned to any Person other than the Trustee pursuant to the Security Documents or the Bank Collateral Agent pursuant to the Credit Facility;

      (6) Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;

      (7) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

      (8) Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

      (9) Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

      (10) other Liens securing obligations in an aggregate amount, together with the aggregate amount of any obligations secured pursuant to clause (13) of the definition of "Collateral Permitted Liens," not to exceed $2.0 million at any time outstanding;

      (11) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

      (12) Liens in favor of issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

      (13) Liens occurring solely by the filing of a UCC statement, which filing has not been consented to by Parent or any Restricted Subsidiary;

      (14) any obligations or duties affecting any property of Parent or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

      (15) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

      (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; and

      (17) deposits, pledges or other Liens to secure obligations under purchase or sale agreements.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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   "Preferred Stock," as applied to the Capital Stock of any corporation, means
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

   "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

   "Principal Properties" means (1) each of the facilities at or near the following locations, as described in this prospectus:

   . Beaumont, Texas;

   . Billingham, U.K.;

   . Blytheville, Arkansas;

   . Courtright, Ontario;

   . Port Neal, Iowa;

   . Severnside, U.K.;

   . Verdigris, Oklahoma; and

   . Woodward, Oklahoma;

and (2) each other real property of Parent or any Subsidiary required, pursuant to the Indenture and the Security Documents, to be pledged to the Trustee as a "Principal Property."

   "Principal Property Subsidiaries" means (1) each of the following Subsidiaries of Parent:

   . Beaumont Ammonia Inc., a Delaware corporation;

   . BMC Holdings Inc., a Delaware corporation;

   . Port Neal Corporation, a Delaware corporation;

   . Terra International (Canada) Inc., an Ontario corporation;

   . Terra International (Oklahoma) Inc., a Delaware corporation;

   . Terra Nitrogen (U.K.) Ltd., an English company;

   . Terra Nitrogen Company, L.P., a Delaware limited partnership;

   . Terra Nitrogen, Limited Partnership, a Delaware limited partnership; and

   . Terra Real Estate Corp., a Delaware corporation;

and (2) any other Subsidiary that owns any Principal Property.

   "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that occurred during the period that were (1) directly attributable to an acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of the Indenture or (2) implemented by the business that was the subject of any such acquisition within one year of the date of the acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses (except to the extent capitalized on Parent's consolidated balance sheet) incurred or to be incurred for the period in order to achieve such reduction in costs.

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   "Purchase Money Indebtedness" mean Indebtedness:

   . consisting of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

   . incurred to finance the acquisition by Parent or a Restricted Subsidiary of such asset, including additions and improvements;

provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 120 days after such acquisition of, or the completion of construction of, such asset by Parent or Restricted Subsidiary.

   "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, Parent or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

   "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by Parent, any Restricted Subsidiary or a Securitization Entity pursuant to which Parent or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or Parent or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent or any Restricted Subsidiary which arose in the ordinary course of business of Parent or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

   "Qualified Stock" means any Capital Stock of Parent other than Disqualified Stock.

   "Reference Treasury Dealer" means each of (1) Salomon Smith Barney Inc. or any successor; provided that if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Issuer shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by Issuer.


   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer on any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date of redemption.


   "Refinance" means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not:

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      (1) result in an increase in the aggregate principal amount of
   Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

      (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinated by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.

   "Released Interest" has the meaning set forth under "--Asset Sale Release."

   "Restricted Payment" means, with respect to any Person:

      (1) any dividend or other distribution declared or paid on any Capital Stock of Parent (other than dividends or distributions payable solely in Qualified Stock);


      (2) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or any affiliate of Parent (other than any Restricted Subsidiary);


      (3) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than any Purchase Money Indebtedness incurred after the Issue Date upon the sale of the related asset); or

      (4) the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of Parent as an Unrestricted Subsidiary).

   "Restricted Subsidiary" means Issuer, each Principal Property Subsidiary and each other Subsidiary of Parent that is not an Unrestricted Subsidiary.

   "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary Transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.

   "Second Lien Collateral" means all of the assets listed in the second paragraph under "--Collateral--Description of Collateral."

   "Securitization Entity" means a Wholly Owned Subsidiary of Parent (or another Person in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent Transfers accounts receivable)

      (1) which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

      (2) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Parent or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects

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   any asset of Parent or any of its Subsidiaries (other than the
   Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Parent or any of its Subsidiaries;


      (3) with which neither Parent nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and


      (4) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or preserve such entity|s financial condition or cause such entity to achieve certain levels of operating results.

   Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.


   "Security Documents" means, collectively, (1) the Security Agreement among Issuer, the Guarantors and the Trustee, as collateral agent, and (2) all security agreements, mortgages, deeds of trust, pledges, collateral assignments, charges, debentures and other agreements or instruments evidencing or creating any security in favor of the Trustee on behalf of itself and the noteholders in any or all of the Collateral, in each case as amended from time to time in accordance with their terms.


   "Significant Subsidiary" means (1) any Restricted Subsidiary that is a "significant subsidiary" of Parent on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) under "--Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

   "Special Adjusted Treasury Rate" means, with respect to any date of redemption or purchase, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price equal to the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption or purchase, plus 0.50%.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Parent or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

   "Subordinated Obligation" means any Indebtedness of Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of such Guarantor.

   "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by:

   . such Person;

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   . such Person and one or more Subsidiaries of such Person; or

   . one or more Subsidiaries of such Person.

   "Temporary Cash Investments" means any of the following:

      (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

      (2) investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A-2" or higher by Moody|s Investors Service, Inc. ("Moody's"), "A" or higher by Standard & Poor|s Ratings Group ("S&P") or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

      (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;


      (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is "P-2" or higher from Moody's, "A-2" or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);


      (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Moody's or "A" by S&P; and

      (6) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (5) above.

   "Terra Canada" means Terra International (Canada) Inc., an Ontario corporation.

   "Terra UK" means Terra Nitrogen (U.K.) Ltd., an English company.

   "Terra UK Customer Debt" means Indebtedness for borrowed money of a customer of Terra UK owing to a financial institution in the United Kingdom; provided that:

   . such customer uses the entire principal proceeds of such Indebtedness to pay for goods and services purchased from Terra UK;

   . such customer is required to repay such Indebtedness in full within 12 months of the date on which such Indebtedness is incurred;

   . in the reasonable opinion of Terra UK, such customer is creditworthy; and

   . it is a condition of the extension of credit by such financial institution to such customer that Terra UK guarantee a portion of such Indebtedness.

   "Terra UK Intercompany Note" means the Fixed Asset Intercompany Note issued by Terra UK to Terra (UK) Holdings Inc.

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   "TNCLP" means Terra Nitrogen Company, L.P., a Delaware limited partnership.

   "TNLP" means Terra Nitrogen, Limited Partnership, a Delaware limited partnership.

   "TNLP Intercompany Note" means the Fixed Asset Intercompany Note issued by TNLP to Issuer.

   "Transfer" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise, in one transaction or a series of transactions. "Transferred," "Transferor" and "Transferee" have correlative meanings.

   "Trust Monies" means all cash and Temporary Cash Investments received by the
Trustee:

      (1) upon the release of Collateral from the Lien of the Indenture or the Security Documents, including all Net Available Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

      (2) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by or sold pursuant to any order of a governmental authority or otherwise disposed of;

      (3) as Net Insurance Proceeds;

      (4) pursuant to the Security Documents;

      (5) as proceeds of any Transfer of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents or otherwise; or

      (6) for application as provided in the relevant provisions of the Indenture or any Security Document or which disposition is not otherwise specifically provided for in the Indenture or in any Security Document;

provided that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of Notes pursuant to Net Proceeds Offer or offer to purchase Notes required under "--Change of Control" or "--Certain Covenants--Limitation on Sale of Principal Properties."

   "UCC " means the Uniform Commercial Code in effect in the applicable jurisdiction.

   "Unrestricted Subsidiary" means:

   . any Subsidiary of Parent that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors; and

   . any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary but excluding any Principal Property Subsidiary and any parent company of any Principal Property Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, Issuer or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that

   . no Default has occurred and is continuing or would occur as a consequence thereof;

   . Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

   . either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under

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     "--Certain Covenants--Limitation on Restricted Payments" (treating the
     Fair Market Value of Issuer's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

   . no Default has occurred and is continuing; and

   . Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Valuation Date" has the meaning set forth under "--Asset Sale Release."

   "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the then outstanding aggregate principal amount of such Indebtedness into

      (2) the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Parent and/or one or more Wholly Owned Subsidiaries.

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                         BOOK-ENTRY; DELIVERY AND FORM

   The notes were offered and sold in connection with the initial offering thereof solely to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), pursuant to Rule 144A and in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S. Following the initial offering of the notes, the notes may be sold to QIBs pursuant to Rule 144A, Non-U.S. Persons in reliance on Regulation S and pursuant to other exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, as described under "Transfer Restrictions," including sales to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act ("Institutional Accredited Investors"), that are not QIBs.

The Global Notes

   Rule 144A Global Note. Notes offered and sold to QIBs pursuant to Rule 144A were issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between The Depository Trust Company ("DTC") and the Trustee. Interests in the Rule 144A Global Note will be available for purchase only by QIBs.

   Regulation S Global Notes. Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S were initially issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Regulation S Global Note"). Each Regulation S Global Note was deposited upon issuance with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the Euroclear System ("Euroclear"), or Clearstream Banking, S.A. of Luxembourg ("Clearstream, Luxembourg"). Prior to the 40th day after the later of the commencement of the offering of the notes and the Issue Date (such period through and including such 40th day, the "Distribution Compliance Period"), interests in the Regulation S Global Note were held only through Euroclear or Clearstream, Luxembourg (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Global Note or the Institutional Accredited Investor Global Note (as defined below) in accordance with the transfer and certification requirements described herein.

   Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, Luxembourg, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Distribution Compliance Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream, Luxembourg that are participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold such interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. Such depositories, in turn, will hold such interests in the Regulation S Global Note in customers' securities accounts in the depositories' names on the books of DTC.

   Institutional Accredited Investor Global Note. In connection with the sale of notes to an Institutional Accredited Investor, beneficial interests in any of the Global Notes (as defined below) may be exchanged for interests in a separate note in registered form, without interest coupons (the "Institutional Accredited Investor Global Note"), which was deposited on the issue date with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraphs.

   Except as set forth below, the Rule 144A Global Note, the Regulation S Global Notes and the Institutional Accredited Investor Global Note (collectively, the "Global Notes") may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

   The notes are subject to certain restrictions on transfer and bear a restrictive legend as set forth under "Transfer Restrictions."

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   All interests in the Global Notes, including those held through Euroclear or
Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.

Exchanges Among the Global Notes

   Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the Institutional Accredited Investor Global Note were made only in accordance with applicable procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided in the Indenture to the effect that such transfer is being made to (1) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or
(2) an Institutional Accredited Investor purchasing for its own account, or for the account of such an Institutional Accredited Investor, in a minimum principal amount of the notes of $250,000. Such written certification is no longer required because the Distribution Compliance Period has expired. In addition, in the case of a transfer pursuant to clause (2) above, whether before or after the expiration of the Distribution Compliance Period, the transferor may be required to deliver to the Trustee a letter from the transferee substantially in the form set forth in the Indenture, which shall provide, among other things, that the transferee is an Institutional Accredited Investor that is acquiring such notes not for distribution in violation of the Securities Act.

   Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the Institutional Accredited Investor Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred was held immediately thereafter through Euroclear or Clearstream, Luxembourg.

   Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Notes

   The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the issuer nor any initial purchaser takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

   DTC has advised the issuer that it is:

   . a limited purpose trust company organized under the laws of the State of New York;

   . a "banking organization" within the meaning of the New York Banking Law;

   . a member of the Federal Reserve System;

   . a "clearing corporation" within the meaning of the Uniform Commercial
     Code, as amended; and

   . a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

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DTC was created to hold securities for its participants (collectively, the
"Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

   The issuer believes that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC credited the accounts of Participants designated by the initial purchasers with an interest in the Global Note and
(2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

   The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

   So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the Indenture or such Global Note. The issuer understands that under existing industry practice, in the event that the issuer requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the issuer nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

   Payments with respect to the principal of, and premium, if any, Liquidated Damages, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the Indenture. Under the terms of the Indenture, the issuer and the Trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, Liquidated Damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

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   Transfers between Participants in DTC will be effected in accordance with
DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

   Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interest in a Global Security by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

   Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

   If:

   . the issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

   . the issuer, at their option, notifies the Trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture governing the notes; or

   . upon the occurrence of certain other events as provided in the indenture governing the notes, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

   Neither the issuer nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


   The following is a summary of the material federal income tax consequences of ownership of the new notes. This discussion deals only with new notes held as capital assets and does not deal with the consequences to special classes of holders of the new notes, such as dealers in notes or currencies, life insurance companies, tax exempt entities, financial institutions, persons with a functional currency other than the U.S. dollar, U.S. expatriates or investors in pass-through entities such as partnerships. It does not deal with the effects of any arrangement entered into by a holder of the new notes that partially or completely hedges the new notes, or otherwise holds the new notes as part of a synthetic security or other integrated investment. In general, this discussion assumes that a holder acquires new notes at original issue. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and the related regulations, rulings, and judicial decisions as of the date of this prospectus, any of which may be repealed or modified in a manner resulting in federal income tax consequences that differ from those described below. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.


   Holders of the notes should consult their own tax advisors concerning U.S. federal income tax consequences resulting from their particular situations, and state, local, franchise, gift and estate tax consequences, or other consequences under the laws of any other taxing jurisdiction.

U.S. Holders

   The following discussion addresses the U.S. federal income tax consequences to a U.S. holder of a new note. For purposes of this discussion, a "U.S. holder" is a note holder that is (1) a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code, (2) a corporation, partnership, or other entity organized under the laws of the United States or any political subdivision of the United States, (3) an estate taxed by the United States without regard to its source of income or (4) a trust if the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes of if (a) a court within the United States can exercise primary supervision over its administration and (b) one or more United States persons have authority to control all of its substantial decisions.

  Exchange Offer in Connection with Registration of the New Notes

   The exchange of the outstanding notes for the new notes, which have substantially identical terms, in connection with the registration of the new notes will not be a taxable event for federal income tax purposes. Consequently, no gain or loss will be recognized by U.S. holders and non-U.S. holders of the outstanding notes upon receipt of the new notes and ownership of the new notes will be considered a continuation of ownership of the outstanding notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the new notes, a holder will have the same tax basis and holding period in the new notes that the holder had in the outstanding notes. The U.S. federal income tax consequences of holding and disposing of the new notes will be the same as those of holding and disposing of the outstanding notes.

  Interest and Original Issue Discount

   Payments of stated interest on a new note will be taxable as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to the holder of the new note.

   With respect to original issue discount ("OID"), we intend to take the position (which generally will be binding on holders) that the new notes are not issued with OID. Accordingly, the U.S. holders will include stated interest in gross income in accordance with their methods of accounting for tax purposes. This position is based

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in part upon our conclusion that, as of the date of this prospectus, the likelihood of paying additional amounts as described under "Description of Notes" should be "remote" within the meaning of applicable Treasury regulations. We intend to treat any such payments as additional interest payable on the new notes which should be taxable to U.S. holders at the time is accrues or is received in accordance with such holder's regular method of accounting. The Internal Revenue Service may or may not agree with this conclusion.

  Additional Interest

   The interest rate on the new notes may be increased if the new notes are not registered with the SEC within the prescribed time period or if we do not commence the exchange offer within the prescribed time period. We believe that the possibility that any additional interest will be paid is "remote and incidental" under applicable Treasury Regulations and, therefore, that any additional interest will be taxable to U.S. holders at the time that it accrues or is received in accordance with each U.S. holder's method of accounting. The Internal Revenue Service may take a different position, which could affect the time when the additional interest, if any, would be taxable to a U.S. holder.

  Sale, Exchange or Retirement of the New Notes

   Upon the sale, exchange or retirement of the new notes, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement, less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income, and the U.S. holder's adjusted tax basis in the new notes. A U.S. holder's adjusted tax basis in the new notes generally will be the U.S. holders cost of the new notes, less any principal payments received by the holder.

   Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of the new notes will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the new notes have been held by the U.S. holder for more than twelve months. In the case of a noncorporate U.S. holder, long-term capital gain is subject to a maximum U.S. Federal tax rate of 20%. The deductibility of capital losses by U.S. holders is subject to certain limitations.

  Market Discount

   Any gain or loss on a disposition of a new note would generally be a capital gain or loss. However, a subsequent purchaser of a new note who did not acquire the new note at its original issue, and who acquires the new note at a price that is less than the stated redemption price of the new note at its maturity (i.e., the face amount of the new note if it is issued at par), may be required to treat the new note as a "market discount bond." Any recognized gain on a disposition of the new note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the new note. In general, accrued market discount is that amount that bears the same ratio to the excess of the stated redemption price of the new note over the purchaser's basis in the new note immediately after its acquisition, as the number of days the purchaser holds the new note bears to the number of days after the date the purchaser acquired the new note up to and including the date of its maturity. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry the new notes and permitting a purchaser to elect to include accrued market discount in income on a current basis.

  Information Reporting and Backup Withholding

   A U.S. holder of a new note may be subject to "backup withholding" at a rate of 30.5% (30% for payments made after December 31, 2001) with respect to certain "reportable payments," including payments of interest and, under certain circumstances, principal payments on the new note. These backup withholding rules apply if the U.S. holder, among other things, (1) fails to furnish us with his or its social security number or other taxpayer identification number ("TIN"), certified under penalties of perjury, within a reasonable time after the request

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therefore, (2) furnishes an incorrect TIN, (3) fails to properly report the receipt of interest, or (4) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is creditable against the U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Backup withholding will not apply, however, with respect to payments made to certain holders (including corporations and tax-exempt organizations), provided their exemptions from backup withholding are properly established. A U.S. holder who does not provide us with its correct TIN also may be subject to penalties imposed by the Internal Revenue Service.

Non-U.S. Holders

   The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. holder and certain U.S. federal estate tax consequences of a nonresident alien individual (for U.S. federal estate tax purposes). As used herein, a "Non-U.S. holder" is any holder other than a U.S. holder.

   Under present United States federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

      1. payments of interest on the new notes to any Non-U.S. holder will not be subject to United States federal income or withholding tax, provided that
   (a) (i) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the Non-U.S. holder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (B) a controlled foreign corporation that is related to us through stock ownership and (iii) those interest payments are not effectively connected with the conduct of a United States trade or business of the Non-U.S. holder (the "Portfolio Interest Exemption") or (b) the Non-U.S. holder is entitled to the benefits of an income tax treaty under which interest on the new notes is exempt from U.S. federal withholding tax and provides a properly executed IRS Form W-8BEN claiming the exemption (a "Treaty Exemption");

      2. a holder of the new notes who is a Non-U.S. holder will not be subject to the United States federal income tax on gain realized on the sale, exchange or other disposition of the new notes, unless (a) that holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the holder; and

      3. if interest on the new notes is exempt from withholding of United States federal income tax under the Portfolio Interest Exemption (without regard to the certification requirement), the new notes will not be included in the estate of a deceased Non-U.S. holder for United States federal estate tax purposes.

   The certification referred to above may be made on an Internal Revenue Service Form W-8BEN or a substantially similar substitute form.

  Information Reporting and Backup Withholding

   We will, where required, report to the holders of the new notes and the Internal Revenue Service the amount of any interest paid on the new notes in each calendar year and the amounts of federal tax withheld, if any, with respect to payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding at a rate of 30.5% (30% after December 31, 2001) with respect to payments of principal and interest made on the new notes, or on proceeds of the disposition of the new notes before maturity, unless that U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

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

   Backup withholding and information reporting will not apply to payments made by us or any agent of ours (in its capacity as such) to a Non-U.S. holder of new notes if such Non-U.S. holder has provided the required certification that it is not a U.S. person on the form W-8BEN or has otherwise established an exemption (provided that neither we nor our agent have actual knowledge that such holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

   Payments of the proceeds from the sale of new notes to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except if the broker is (1) a U.S. person, (2) a "controlled foreign corporation," (3) a foreign person 50% of more of whose gross income for certain periods is effectively connected with a United States trade or business or (4) a foreign partnership, if at any time during its taxable year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a United States trade or business, unless the Non-U.S. holder establishes an exception as specified in the Final Regulations regarding backup withholding and information reporting, as applicable.

   Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the Non-U.S. holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.


   The preceding discussion of material U.S. federal income and estate tax consequences does not constitute tax advice. Accordingly, each holder should consult its own tax advisor as to the particular tax consequences to it of purchasing, holding, or disposing of the new notes, including the applicability and effect of any U.S. federal, state, local or foreign tax laws, as well as any possible changes in the tax laws.


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                             PLAN OF DISTRIBUTION

   Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

   We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

   Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The initial purchasers have advised us that they currently intend to make a market in the exchange notes. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

                        VALIDITY OF THE NEW SECURITIES

   The validity of the exchange notes and the guarantees and other legal matters will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois.

                                    EXPERTS

   The financial statements and related financial statement schedules of Terra Industries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   The financial statements incorporated in this prospectus by reference from Terra Nitrogen Company, L.P.'s Annual Report on Form 10-K for 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   Terra Industries files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Terra Industries' common stock is listed on the New York Stock Exchange, and you may inspect our SEC filings at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following documents filed by us:


(1) Terra Industries' Annual Report on Form 10-K for the year ended December 31, 2000 (excluding the Consolidated Statements of Financial Position, Consolidated Statements of Operations, Consolidated Statements of Cash Flows, Consolidated Statements of Changes in Stockholders' Equity, Notes to the Consolidated Financial Statements and Independent Auditors' Report in
    Exhibit 13),


(2) Amendment No. 1 to Terra Industries' Annual Report on Form 10-K/A for the year ended December 31, 2000,

(3) Terra Industries' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001,

(4) Terra Industries' Quarterly Report on Form 10-Q for the quarter ended June 30, 2001,


(5) Terra Industries' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001,



(6) Terra Industries' Current Report on Form 8-K filed on October 17, 2001,



(7) TNCLP's Annual Report on Form 10-K for the year ended December 31, 2000,



(8) Amendment No. 1 to TNCLP's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000,



(9) TNCLP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001,



(10) TNCLP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and



(11) TNCLP's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

   In addition, all reports and other documents we subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act on or after the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated in this prospectus by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning Terra Industries Inc., Attn: Corporate Secretary, Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102, (712) 277-1340.

                             TERRA INDUSTRIES INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                      Page
                                                                                                      ----

Audited Consolidated Financial Statements:

   Independent Auditors' Report...................................................................... F-2

   Consolidated Statements of Financial Position as of December 31, 1999 and 2000.................... F-3

   Consolidated Statements of Operations for the years ended December 31, 1998, 1999 and 2000........ F-4

   Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1999 and 2000........ F-5

   Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1998,
     1999 and 2000................................................................................... F-6

   Notes to Consolidated Financial Statements for the years ended December 31, 1998, 1999 and 2000........................................................................................ F-7

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Terra Industries Inc.:

   We have audited the accompanying consolidated statements of financial position of Terra Industries Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of Terra's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Terra Industries Inc. and subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Omaha, Nebraska

January 25, 2001

                             TERRA INDUSTRIES INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                               At December 31,
                                                                           ----------------------
                                                                              1999        2000
                                                                           ----------  ----------
                                                                               (in thousands)
Assets
Cash and short-term investments........................................... $    9,790  $  101,425
Accounts receivable, less allowance for doubtful accounts of $491 and $889    102,776     107,299
Inventories...............................................................    133,634     101,526
Other current assets......................................................     47,482      17,448
                                                                           ----------  ----------
       Total current assets...............................................    293,682     327,698
                                                                           ----------  ----------
Property, plant and equipment, net........................................    997,801     902,801
Excess of cost over net assets of acquired businesses.....................    253,162     231,372
Other assets..............................................................     56,800      50,681
                                                                           ----------  ----------
       Total assets....................................................... $1,601,445  $1,512,552
                                                                           ==========  ==========
Liabilities
Debt due within one year.................................................. $   17,152  $    5,546
Accounts payable..........................................................     88,413      62,820
Accrued and other liabilities.............................................     35,158      60,324
                                                                           ----------  ----------
       Total current liabilities..........................................    140,723     128,690
                                                                           ----------  ----------
Long-term debt............................................................    469,309     467,808
Deferred income taxes.....................................................    163,733     156,475
Other liabilities.........................................................     67,409      43,508
Minority interest.........................................................    103,269     105,274
Commitments and contingencies (Note 11)...................................
                                                                           ----------  ----------
       Total liabilities..................................................    944,443     901,755
                                                                           ----------  ----------
Stockholders' Equity
Capital stock
   Common Shares, authorized 133,500 shares; 75,309 and 75,885 shares
     outstanding..........................................................    127,890     128,283
Paid-in capital...........................................................    552,903     554,750
Accumulated other comprehensive loss......................................     (9,852)    (48,115)
Retained deficit..........................................................    (13,939)    (24,121)
                                                                           ----------  ----------
       Total stockholders' equity.........................................    657,002     610,797
                                                                           ----------  ----------
       Total liabilities and stockholders' equity......................... $1,601,445  $1,512,552
                                                                           ==========  ==========



       See accompanying Notes to the Consolidated Financial Statements.

                             TERRA INDUSTRIES INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                Year ended December 31,
                                                                        ---------------------------------------
                                                                           1998           1999         2000
                                                                         --------      ---------    ----------
                                                                        (in thousands, except per-share amounts
Revenues
   Net sales........................................................... $904,926      $ 824,992    $1,053,452
   Other income, net...................................................    5,042          8,451         9,558
                                                                         --------      ---------    ----------
                                                                         909,968        833,443     1,063,010
                                                                         --------      ---------    ----------
Cost and Expenses
   Cost of sales.......................................................  836,786        841,061       971,713
   Selling, general and administrative expense.........................   62,968         55,424        48,490
                                                                         --------      ---------    ----------
                                                                         899,754        896,485     1,020,203
                                                                         --------      ---------    ----------
   Income (loss) from operations.......................................   10,214        (63,042)       42,807
   Insurance settlement costs..........................................       --             --        (5,968)
   Interest income.....................................................      326          8,361         3,869
   Interest expense....................................................  (51,122)       (53,076)      (51,511)
   Minority interest...................................................  (27,510)        (8,341)       (5,379)
                                                                         --------      ---------    ----------
   Loss from continuing operations before income taxes.................  (68,092)      (116,098)      (16,182)
   Income tax benefit..................................................  (24,761)       (46,000)       (6,000)
                                                                         --------      ---------    ----------
   Loss from continuing operations.....................................  (43,331)       (70,098)      (10,182)
   Loss from discontinued operations:
       Income (loss) from operations, net of income taxes..............   17,082         (5,800)           --
       Loss on disposition, net of income taxes........................       --         (4,724)           --
   Extraordinary loss on early retirement of debt, net of income taxes.       --         (9,265)           --
                                                                         --------      ---------    ----------
Net Loss............................................................... $(26,249)     $ (89,887)   $  (10,182)
                                                                         ========      =========    ==========

Basic and Diluted Earnings (Loss) Per Share:
   Continuing operations............................................... $  (0.58)     $   (0.94)   $    (0.14)
   Discontinued operations.............................................     0.23          (0.14)           --
   Extraordinary loss on early retirement of debt......................       --          (0.12)           --
                                                                         --------      ---------    ----------
Net Loss Per Share..................................................... $  (0.35)     $   (1.20)   $    (0.14)
                                                                         ========      =========    ==========

       See accompanying Notes to the Consolidated Financial Statements.

                             TERRA INDUSTRIES INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Year ended December 31,
                                                                               -----------------------------
                                                                                 1998      1999       2000
                                                                               --------  ---------  --------
                                                                                       (in thousands)
Operating Activities
Net loss...................................................................... $(26,249) $ (89,887) $(10,182)
Adjustments to reconcile net loss to net cash flows from operating activities:
   (Income) loss from discontinued operations.................................  (17,082)    10,524        --
   Extraordinary loss on early retirement of debt.............................       --      9,265        --
   Depreciation and amortization..............................................  101,053    101,588   114,901
   Deferred income taxes......................................................   11,319      2,805     1,881
   Minority interest in earnings..............................................   27,510      8,341     5,379
   Other non-cash items.......................................................   (2,197)        --        --
Change in current assets and liabilities, excluding working capital purchased:
   Accounts receivable........................................................  (22,937)    (5,663)   (7,644)
   Account receivable securitization..........................................  (14,000)  (136,000)       --
   Inventories................................................................  (37,460)    11,454    28,388
   Other current assets.......................................................    4,044      1,329    13,981
   Accounts payable...........................................................  (32,017)    (9,669)  (22,978)
   Accrued and other liabilities..............................................   (6,368)   (62,520)   11,078
Other.........................................................................    7,299      4,573    (1,975)
                                                                               --------  ---------  --------
Net Cash Flows From Operating Activities......................................   (7,085)  (153,860)  132,829
                                                                               --------  ---------  --------

Investing Activities
   Purchase of property, plant and equipment..................................  (55,327)   (51,899)  (12,219)
   Discontinued operations....................................................   96,766    335,129        --
   Other......................................................................    3,371     (4,531)   (4,962)
                                                                               --------  ---------  --------
Net Cash Flows From Investing Activities......................................   44,810    278,699   (17,181)
                                                                               --------  ---------  --------

Financing Activities
   Net short-term borrowings (repayments).....................................       --      6,000    (6,000)
   Principal payments on long-term debt.......................................   (9,538)   (16,569)   (7,107)
   Stock issuance--net........................................................      286         13         7
   Distributions to minority interests........................................  (35,052)    (9,429)   (1,119)
   Repurchase of TNCLP common units...........................................  (16,523)    (5,994)   (2,414)
   Deferred financing costs...................................................       --         --    (6,697)
   Redemption of minority interest in subsidiary..............................       --   (225,000)       --
   Dividends..................................................................  (14,986)    (5,281)       --

                                                                               --------  ---------  --------
Net Cash Flows From Financing Activities......................................  (75,813)  (256,260)  (23,330)
                                                                               --------  ---------  --------
Effect of Exchange Rate Changes on Cash.......................................     (331)      (432)     (683)
                                                                               --------  ---------  --------
Increase (Decrease) in Cash and Short-Term Investments........................  (38,419)  (131,853)   91,635
Cash and Short-Term Investments at Beginning of Year..........................  180,062    141,643     9,790
                                                                               --------  ---------  --------
Cash and Short-Term Investments at End of Year................................ $141,643  $   9,790  $101,425
                                                                               ========  =========  ========
Interest Paid................................................................. $ 61,907  $  55,379  $ 50,851
                                                                               ========  =========  ========
Income Taxes Received......................................................... $ (7,085) $ (20,285) $(14,058)
                                                                               ========  =========  ========

       See accompanying Notes to the Consolidated Financial Statements.

                             TERRA INDUSTRIES INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                         Accumulated
                                               Capital Stock                Other     Retained
                                Comprehensive ---------------- Paid-In  Comprehensive Earnings
                                Income (Loss) Shares   Amount  Capital      Loss      (Deficit)  Total
                                ------------- ------  -------- -------- ------------- --------- --------
                                                             (in thousands)
January 1, 1998................               74,977  $127,581 $548,772   $ (8,488)   $122,464  $790,329
                                              ======  ======== ========   ========    ========  ========
Comprehensive Income
  Net loss.....................   $(26,249)       --        --       --         --     (26,249)  (26,249)
  Foreign currency
   translation adjustments.....     (5,669)       --        --       --     (5,669)         --    (5,669)
                                  --------
   Total.......................   $(31,918)

                                  ========
Exercise of stock options, net.                   43        43      243         --          --       286
Stock Incentive Plan...........                  445       263    3,878         --          --     4,141
Dividends......................                   --        --       --         --     (14,986)  (14,986)
                                              ------  -------- --------   --------    --------  --------
December 31, 1998..............               75,465  $127,887 $552,893   $(14,157)   $ 81,229  $747,852

                                              ======  ======== ========   ========    ========  ========
Comprehensive Income
 Net loss......................   $(89,887)       --        --       --         --     (89,887)  (89,887)
  Foreign currency translation
   adjustments.................      4,305        --        --       --      4,305          --     4,305

                                  --------
   Total.......................   $(85,582)
                                  ========
Exercise of stock options, net.                    3         3       10         --          --        13
Stock Incentive Plan...........                 (159)       --       --         --          --        --
Dividends......................                   --        --       --         --      (5,281)   (5,281)
                                              ------  -------- --------   --------    --------  --------
December 31, 1999..............               75,309  $127,890 $552,903   $ (9,852)   $(13,939) $657,002

                                              ======  ======== ========   ========    ========  ========
Comprehensive Income
  Net loss.....................   $(10,182)       --        --       --         --     (10,182)  (10,182)
  Foreign currency translation
   adjustments.................    (38,263)       --        --       --    (38,263)         --   (38,263)
                                  --------
   Total.......................   $(48,445)
                                  ========
Exercise of stock options, net.                    5         5        2         --          --         7
Stock Incentive Plan...........                  571       388    1,845         --          --     2,233
                                              ======  ======== ========   ========    ========  ========
December 31, 2000..............               75,885  $128,283 $554,750   $(48,115)   $(24,121) $610,797
                                              ======  ======== ========   ========    ========  ========


       See accompanying Notes to the Consolidated Financial Statements.

                             TERRA INDUSTRIES INC.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

  Basis of presentation:

   The Consolidated Financial Statements include the accounts of Terra Industries Inc. and all majority owned subsidiaries (Terra). All significant intercompany accounts and transactions have been eliminated. Minority interest in earnings and ownership has been recorded for the percentage of limited partnership common units not owned by Terra Industries Inc. for each respective period presented.

  Description of business:

   Terra produces nitrogen products for agricultural dealers and industrial users, and methanol for industrial users.

  Foreign exchange:

   Results of operations for the foreign subsidiaries are translated using average currency exchange rates during the period; assets and liabilities are translated using current rates. Resulting translation adjustments are recorded as foreign currency translation adjustments in accumulated other comprehensive income in stockholders' equity. These translation adjustments are the only component of accumulated other comprehensive income.

  Cash and short-term investments:

   Terra considers short-term investments with an original maturity of three months or less to be cash equivalents which are reflected at their approximate fair value.

  Inventories:

   Inventories are stated at the lower of average cost or estimated net realizable value. The cost of average inventories is determined using the first-in, first-out method.

  Property, plant and equipment:

   Expenditures for plant and equipment additions, replacements and major improvements are capitalized. Related depreciation is charged to expense on a straight-line basis over estimated useful lives ranging from 15 to 20 years for buildings and 3 to 18 years for plant and equipment. Maintenance and repair costs are expensed as incurred.

  Plant turnaround costs:

   Costs related to the periodic scheduled major maintenance of continuous process production facilities (plant turnarounds) are deferred and charged to product costs on a straight-line basis during the period until the next scheduled turnaround, generally two years.

  Excess of costs over net assets of acquired businesses:

   Terra amortizes costs in excess of fair value of net assets of businesses acquired using the straight-line method over periods ranging from 15 to 18 years. Management periodically evaluates the recoverability of this asset through an assessment of expected cash flows from future operations.

                             TERRA INDUSTRIES INC.

  Impairment of long-lived assets:

   In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ", the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows expected to result from the use of the asset (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the difference between the carrying amount and the fair value of the asset. To date, no such impairment has occurred.

  Revenue recognition:

   Revenue is recognized when title to finished product passes to the customer. Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and trade allowances.

  Cost of sales and hedging transactions:

   Realized gains and losses from hedging activities and premiums paid for option contracts are deferred and recognized in the month to which the hedged transactions relate (see Note 12--Derivative Financial Instruments). Costs associated with settlement of natural gas purchase contracts are included in cost of sales.

  Stock-based compensation:

   The Company accounts for its employee stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, which utilizes the intrinsic value method. The Company follows the disclosure provisions and accounts for non-employee stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

  Estimates:

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications:

   The company reclassified freight costs previously reported as a reduction of revenues to cost of sales in accordance with the Financial Accounting Standards Board's Emerging Issues Task Force No. 00-10, "Accounting for Shipping and Handling Fees and Costs". As a result, revenues and cost of sales increased by $64.4 million in 1998, $59.1 million in 1999 and $61.9 million in 2000, respectively. Certain other reclassifications have been made to prior years' financial statements to conform with current year presentation.

  Per-share results:

   Basic earnings per share data are based on the weighted-average number of Common Shares outstanding during the period. Diluted earnings per share data are based on the weighted-average number of Common

                             TERRA INDUSTRIES INC.

Shares outstanding and the effect of all dilutive potential common shares including stock options, restricted shares and contingent shares.

  Recently issued accounting standards:

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, requires that all derivative instruments be recorded in the balance sheet at fair value. Changes in the fair value of derivatives are recorded in earnings or other comprehensive income, based on whether the instrument is designated as part of a hedge transaction and, if so, the type of hedge transaction. On January 1, 2001, Terra adopted this statement which resulted in a $23.3 million increase in current assets to recognize the value of open natural gas contracts, a $9.2 million reduction in current liabilities to reclassify deferred gains on closed contracts relating to future periods, a $1.1 million increase in long-term debt related to interest rate hedges and a $31.4 million increase to stockholders' equity as a reduction in accumulated other comprehensive losses. Management does not expect the adoption of SFAS 133 to have a material impact on Terra's results of operations or cash flows.

2. Discontinued Operations

   On June 30, 1999, Terra sold its Distribution business segment to Cenex/Land O' Lakes Agronomy Company ("Buyer") for $335.1 million, net of seasonal working capital increases from December 31, 1998, and closing costs. In the sales transaction, the Buyer acquired all rights to the Distribution business' earnings from April 1, 1999 forward. Included in the sale were Terra's approximately 400 retail farm service centers in the U.S. and Canada, and its 50% ownership position in the Omnium chemical formulation plants.

   The accompanying consolidated statements of operations, financial position and cash flows have been restated for prior periods to segregate results of operations and net assets associated with the discontinued Distribution business segment.

   The Buyer and Terra have also entered into a three-year nitrogen fertilizer supply agreement through which the Buyer will purchase approximately the quantity that Terra's Nitrogen Products segment supplied to both the Distribution business and the Buyer.

                             TERRA INDUSTRIES INC.

3. Earnings Per Share

   The following table provides a reconciliation between Basic and Diluted Loss Per Share.

                                                          1998           1999        2000
                                                        --------       --------    --------
                                                       (in thousands, except per-share data)
Basic and diluted loss per share computation:.........
Loss from continuing operations....................... $(43,331)      $(70,098)   $(10,182)
Earnings (loss) from discontinued operations..........   17,082        (10,524)         --
                                                        --------       --------    --------
Loss available before extraordinary item..............  (26,249)       (80,622)    (10,182)
Extraordinary loss on debt retirement.................       --         (9,265)         --
                                                        --------       --------    --------
Loss available to common shareholders................. $(26,249)      $(89,887)   $(10,182)
                                                        ========       ========    ========
Basic and diluted weighted average shares outstanding.   73,954         74,703      74,707
                                                        ========       ========    ========
Loss per share from continuing operations............. $  (0.58)      $  (0.94)   $  (0.14)
Earnings (loss) per share from discontinued operations     0.23          (0.14)         --
                                                        --------       --------    --------
Loss per share before extraordinary item..............    (0.35)         (1.08)      (0.14)
                                                        --------       --------    --------
Extraordinary loss per share..........................       --          (0.12)         --
                                                        --------       --------    --------
Basic and diluted loss per share...................... $  (0.35)      $  (1.20)   $  (0.14)
                                                        ========       ========    ========

4. Inventories

   Inventories consisted of the following at December 31:

                                1999     2000
                              -------- --------
                               (in thousands)
Raw materials................ $ 37,437 $ 24,085
Supplies.....................   20,335   20,918
Finished goods...............   75,862   56,523
                              -------- --------
   Total..................... $133,634 $101,526

                              ======== ========

5. Other Current Assets

   Other current assets consisted of the following at December 31:

                                                                             1999    2000
                                                                            ------- -------
                                                                            (in thousands)
Deferred tax asset--current................................................ $ 5,238 $    --
Income taxes recoverable...................................................  10,278      --
Accounts receivable of discontinued operations, less allowance for doubtful
  accounts of $12,533 and $6,358...........................................   6,238   1,240
Other current assets.......................................................  25,728  16,208
                                                                            ------- -------
   Total................................................................... $47,482 $17,448
                                                                            ======= =======

                             TERRA INDUSTRIES INC.

6. Property, Plant and Equipment, Net

   Property, plant and equipment, net consisted of the following at December 31:

                                                  1999        2000
                                               ----------  ----------
                                                   (in thousands)
Land and buildings............................ $   53,875  $   69,136
Plant and equipment...........................  1,170,541   1,216,066
Construction in progress......................     98,406      11,378
                                               ----------  ----------
                                                1,322,822   1,296,580
Less accumulated depreciation and amortization   (325,021)   (393,779)
                                               ----------  ----------
   Total...................................... $  997,801  $  902,801
                                               ==========  ==========

7. Insurance Settlement Costs

   During 2000, Terra incurred $6.0 million of legal and other professional fees in connection with a lawsuit to recover losses related to a 1994 explosion at Terra's Port Neal facility. These costs were related to an insurance recovery gain reported in Terra's 1997 financial statements which was excluded from the determination of operating income.

8. Debt Due Within One Year

   Debt due within one year consisted of the following at December 31:

                                        1999     2000
                                       -------  ------
                                        (in thousands)
Short-term borrowings................. $ 6,000  $   --
Current maturities of long-term debt..  11,152   5,546
                                       -------  ------
Total................................. $17,152  $5,546
                                       =======  ======
Weighted average short-term borrowings $10,699  $  536
                                       =======  ======
Weighted average interest rate........   10.00%  10.75%
                                       =======  ======

   In April 2000, Terra entered into a $175 million revolving credit facility, which expires in January 2003 and replaced a $62 million revolving credit facility. Borrowings available under the facility are reduced by the amount of the Bank Term Notes (described in Note 10), currently $59.4 million, and further limited based on consolidated working capital levels and outstanding letters of credit issued under the facility. At December 31, 2000, there were $21.3 million of outstanding letters of credit under the facility for recorded liabilities. Interest on borrowings is charged at current market rates. A commitment fee is charged on the unused portion of the facility under the credit agreement, currently 0.5 percent. The credit agreement is secured by substantially all assets.

   The agreement requires Terra to adhere to certain limitations on additional debt, capital expenditures, acquisitions, liens, asset sales, investments, prepayments of subordinated indebtedness, changes in lines of business and transactions with affiliates. In addition, Terra is required to maintain minimum levels of earnings before interest, income taxes, depreciation and amortization (as defined in the credit agreement) computed on a quarterly basis.

                             TERRA INDUSTRIES INC.

9. Accrued and Other Liabilities

   Accrued and other liabilities consisted of the following at December 31:

                                   1999    2000
                                  ------- -------
                                  (in thousands)
Customer deposits................ $10,346 $ 5,821
Payroll and benefit costs........   3,220  12,359
Deferred natural gas hedging gain       3   9,207
Income taxes--state..............   1,360      --
Other............................  20,229  32,937
                                  ------- -------
   Total......................... $35,158 $60,324
                                  ======= =======

10. Long-Term Debt

   Long-term debt consisted of the following at December 31:

                                                                            1999     2000
                                                                          -------- --------
                                                                           (in thousands)
Senior Notes, 10.5%, due 2005............................................ $200,000 $200,000
Senior Notes, 10.75%, due 2003...........................................  158,755  158,755
Bank Term Notes, due 2003................................................  109,375   59,375
Asset based Term Facility, due 2003......................................       --   46,250
Industrial Development Revenue Bonds bearing interest at an average 6.85%
  with increasing payments from 2000 to 2011.............................    8,130    7,820
Other....................................................................    4,201    1,154
                                                                          -------- --------
                                                                           480,461  473,354
Less current maturities..................................................   11,152    5,546
                                                                          -------- --------
   Total................................................................. $469,309 $467,808
                                                                          ======== ========

   Scheduled principal payments for each of the five years 2001 through 2005 are $5.5 million, $4.4 million, $256.8 million, $0.5 million and $200.6 million, respectively.

   The 10.5% unsecured Senior Notes are redeemable at the option of Terra, in whole or part, at any time at 105.250% of their principal amount, plus accrued interest, declining to 102.625% on or after June 15, 2001, and declining to 100% on or after June 15, 2002. The 10.5% unsecured Senior Notes Indenture contains certain restrictions, including the issuance of additional debt, payment of dividends, issuance of capital stock, certain transactions with affiliates, incurrence of liens, sale of assets, and sale-leaseback transactions.

   The 10.75% unsecured Senior Notes are redeemable at par at the option of Terra, in whole or part. The 10.75% Senior Notes Indenture contains restrictions similar to those in the 10.5% Senior Notes Indenture.

   The Bank Term Notes are secured by substantially all assets of Terra Canada, a beneficially owned subsidiary of Terra. The Notes are due in full on January 2, 2003. The Notes bear interest at a rate based on current market rates, 9.89% at December 31, 2000. The Notes include covenants similar to the credit agreement described in Note 8--Debt Due Within One Year.

   The Asset Based Term Facility is secured by substantially all assets. The facility requires quarterly payments of $1.25 million through September 2002, with the balance due at maturity. The facility bears interest

                             TERRA INDUSTRIES INC.

at a rate based on current market rates, currently 10.64%. The facility has covenants similar to those described in Note 8--Debt Due Within One Year.

   The Industrial Development Revenue Bonds due in 2011 are secured by a letter of credit guaranteed by Terra and, along with certain other long-term debt due in 2003, by Terra's headquarters building located in Sioux City, Iowa.

11. Commitments and Contingencies

   Terra and its subsidiaries are committed to various non-cancelable operating leases for equipment, railcars and production, office and storage facilities expiring on various dates through 2017. Total minimum rental payments are as follows:

                    (in thousands)
2001...............    $15,445
2002...............     11,514
2003...............      9,838
2004...............      7,041
2005 and thereafter     16,396
                       -------
   Total...........    $60,234
                       =======

   Total rental expense for continuing operations under all leases, including short-term cancelable operating leases, was approximately $20.8 million, $20.6 million and $18.0 million for the years ended December 31, 1998, 1999 and 2000, respectively.

   Terra is liable for retiree medical benefits of employees of coal mining operations sold in 1993, under the Coal Industry Retiree Health Benefit Act of 1992, which mandated certain retiree medical benefits for union coal miners. Terra has provided reserves adequate to cover the estimated present value of these liabilities at December 31, 2000.

   Four lawsuits by U.K. soft drink producers and distributors have been filed against Terra and other defendants seeking in excess of (Pounds)13.3 million in damages, plus costs and interest. The lawsuits seek to recover damages following a product recall the plaintiffs initiated in reaction to trace amounts of benzene allegedly found in carbon dioxide used as an ingredient in the recalled products. Terra produced the carbon dioxide at one of its U.K. plants. A fifth lawsuit seeking (Pounds)12.5 million and a sixth lawsuit seeking (Pounds)0.6 million in damages were settled by Terra's insurer in January 2000 and February 2001, respectively, with Terra making no contribution toward the settlements. In addition to the filed lawsuits, certain other soft drink producers have indicated their intention to file claims in unspecified amounts. Terra has denied liability for these lawsuits and claims and intends to vigorously defend its position. Terra believes it has insurance coverage for any damages. Its insurer is paying Terra's defense costs in all cases, has funded the January 2000 and February 2001 settlements, and has extended full coverage in the single case now before the court (wherein damages of (Pounds)9 million are sought), but currently continues to reserve the right to deny coverage in whole or in part for any adverse judgments in the remaining cases. While it is not feasible to predict with certainty the final outcome of these proceedings, management does not believe this matter will have a material adverse effect on Terra's results of operations, financial position or net cash flows.

   Terra is involved in various legal actions and claims, including environmental matters, arising from the normal course of business. It is the opinion of management that the ultimate resolution of these matters will not have a material adverse effect on the results of operations, financial position or net cash flows of Terra.

                             TERRA INDUSTRIES INC.

   Terra will be required to make a payment for each year through 2002 if average ammonium nitrate prices exceed certain thresholds during any year, subject to maximum payments of (Pounds)58 million ($95.7 million USD at the time of signing) over the term of the agreement. As a result of making any such payments, Terra will not benefit fully from the U.K. price of ammonium nitrate of certain thresholds during the term of this agreement. No payments were due under this agreement in 1998, 1999 or 2000.

12. Derivative Financial Instruments

   Terra manages risk using derivative financial instruments for (a) changes in natural gas supply prices and (b) interest rate fluctuations and (c) currency. Derivative financial instruments have credit risk and market risk.

   To manage credit risk, Terra enters into derivative transactions only with counter-parties who are currently rated BBB or better or equivalent as recognized by a national rating agency. Terra will not enter into transactions with a counter-party if the additional transaction will result in credit exposure exceeding $20 million. The credit rating of counter-parties may be modified through guarantees, letters of credit or other credit enhancement vehicles.

   Terra classifies a derivative financial instrument as a hedge if all of the following conditions are met:

      1. The item to be hedged must expose Terra to currency, interest or price risk.

      2. It must be probable that the results of the hedge position substantially offset the effects of currency, interest or price changes on the hedged item (e.g., there is a high correlation between the hedge position and changes in market value of the hedge item).

      3. The derivative financial instrument must be designated as a hedge of the item at the inception of the hedge.

   A change in the market value of a derivative financial instrument is recognized as a gain or loss in the period of the change unless the instrument meets the criteria to qualify as a hedge. If the hedge criteria are met, the accounting for the derivative financial instrument is related to the accounting for the hedged item so that changes in the market value of the derivative financial instrument are recognized in income when the effects of related changes in the currency rate, interest rate or price of the hedged item are recognized.

   A change in the market value of a derivative financial instrument that is a hedge of a firm commitment is included in the measurement of the transaction that satisfies the commitment. Terra accounts for a change in the market value of a derivative financial instrument that hedges an anticipated transaction in the measurement of the subsequent transaction. If a derivative financial instrument that has been accounted for as a hedge is closed before the date of the anticipated transaction, Terra carries forward the accumulated change in value of the contract and includes it in the measurement of the related transaction.

   Natural Gas Prices--United Kingdom Operations--To meet natural gas production requirements at the Terra's United Kingdom production facilities, Terra enters into one- or two-year term gas supply contracts with fixed prices for generally 25-80% of total volume requirements. As of December 31, 2000, Terra had fixed-price contracts for 49% of its 2001 United Kingdom natural gas requirements and 12% of its 2002 United Kingdom natural gas requirements. Terra does not use derivative financial instruments for its United Kingdom natural gas needs.

   Natural Gas Prices--North American Operations--Natural gas supplies to meet production requirements at Terra's production facilities are purchased at market prices. Natural gas market prices are volatile

                             TERRA INDUSTRIES INC.

and Terra effectively fixes prices for a portion of its natural gas production requirements and inventory through the use of futures contracts, swaps and options. These contracts reference physical natural gas prices or appropriate NYMEX futures contract prices. Contract physical prices are frequently based on prices at the Henry Hub in Louisiana, the most common and financially liquid location of reference for financial derivatives related to natural gas. However, natural gas supplies for Terra's six production facilities are purchased for each plant at locations other than Henry Hub, which often creates a location basis differential between the contract price and the physical price of natural gas. Accordingly, the use of financial derivatives may not exactly offset the change in the price of physical gas. The contracts are traded in months forward and settlement dates are scheduled to coincide with gas purchases during that future period.

   A swap is a contract between Terra and a third party to exchange cash based on a designated price. Option contracts give the holder the right to either own or sell a futures or swap contract. The futures contracts require maintenance of cash balances generally 10% to 20% of the contract value and option contracts require initial premium payments ranging from 2% to 5% of contract value. Basis swap contracts require payments to or from Terra for the amount, if any, that monthly published gas prices from the source specified in the contract differ from prices of NYMEX natural gas futures during a specified period. There are no initial cash requirements related to the swap and basis swap agreements.

   The following summarizes open natural gas contracts at December 31, 1999 and 2000:

                                           1999                 2000
                                   -------------------- -------------------
                                   Contract Unrealized  Contract Unrealized
                                    MMBtu   Gain (Loss)  MMBtu   Gain (Loss)
                                   -------- ----------- -------- -----------
                                                (in thousands)
Swaps.............................  36,570    $5,810     10,180    $24,399
Options...........................  36,095        --      9,070     (2,280)
                                    ------    ------     ------    -------
                                    72,665    $5,810     19,250    $22,119
                                    ======    ======     ======    =======
Basis swaps.......................  14,470    $  458      6,590    $   426
                                    ======    ======     ======    =======

   Annual consolidated production requirements are approximately 160 million MMBtu. Contracts and firm purchase commitments were in place at December 31, 2000 to cover approximately 17.5% of 2001 natural gas requirements.

   Gains and losses on settlement of these contracts and premium payments on option contracts are credited or charged to cost of sales in the month in which the hedged transaction closes. The risk and reward of outstanding natural gas positions are directly related to increases or decreases in natural gas prices in relation to the underlying NYMEX natural gas contract prices. Realized gains on closed contracts relating to future periods as of December 31, 2000 were $10 million. Cash flows related to natural gas hedging are reported as cash flows from operating activities.

   During 1998, 1999 and 2000, natural gas hedging activities reduced Terra's North American natural gas costs by approximately $15.4 million, $6.4 million and $76.8 million, respectively, compared with spot prices.

   Interest Rate Fluctuations--Terra has entered into interest rate swap agreements to fix the interest rate on $100 million of its floating rate obligations at an average base rate of approximately 6.05% per annum. The interest rate swap agreements are designated as hedges. The agreements expire December 31, 2002. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense. Cash flows for the interest rate swap agreements are classified as cash flows from operations.

                             TERRA INDUSTRIES INC.

   The following table presents the carrying amounts and estimated fair values of Terra's derivative financial instruments at December 31, 1999 and 2000. SFAS 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                   1999           2000
                              -------------- --------------
                              Carrying Fair  Carrying Fair
                               Amount  Value  Amount  Value
                              -------- ----- -------- -----
                                      (in millions)
Natural gas..................   $0.6   $5.7   $10.0   $32.5
Interest rate................     --    2.4      --    (1.1)

   The following methods and assumptions were used to estimate the fair value of each class of derivative financial instrument:

   Natural gas futures, swaps, options and basis swaps: Estimated based on quoted market prices from brokers, and computations prepared by Terra.

   Interest rate swap agreements: Estimated based on quotes from the market makers of these instruments.

13. Financial Instruments and Concentrations of Credit Risk

   The following table presents the carrying amounts and estimated fair values of Terra's financial instruments at December 31, 1999 and 2000. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                         1999            2000
                                    --------------- ---------------
                                    Carrying Fair   Carrying Fair
                                     Amount  Value   Amount  Value
                                    -------- ------ -------- ------
                                             (in millions)
Financial Assets
   Cash and short-term investments.  $  9.8  $  9.8  $101.4  $101.4
   Receivables.....................   102.7   102.7   107.3   107.3
   Equity and other investments....     1.8     1.8     1.9     1.9
   Other assets....................     7.1     7.1     5.1     4.6
Financial Liabilities
   Short-term borrowings...........     6.0     6.0      --      --
   Long-term debt..................   480.4   474.6   473.4   483.1

   The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

   Cash and receivables: The carrying amounts approximate fair value because of the short maturity of those instruments.

   Equity and other investments: Investments in untraded companies are valued on the basis of management's estimates and, when available, comparisons with similar companies whose shares are publicly traded.

   Other assets: The amounts reported relate to notes receivable obtained from sale of previous operating assets. The fair value is estimated based on current interest rates and repayment terms of the individual notes.

                             TERRA INDUSTRIES INC.

   Short-term borrowings and long-term debt: The fair value of Terra's short-term borrowings and long-term debt is estimated based on the quoted market price of these or similar issues or by discounting expected cash flows at the rates currently offered to Terra for debt of the same remaining maturities.

   Concentration of Credit Risk: Terra is subject to credit risk through trade receivables and short-term investments. Although a substantial portion of its debtors' ability to pay is dependent upon the agribusiness economic sector, credit risk with respect to trade receivables generally is minimized due to its geographic dispersion. Short-term cash investments are placed in short duration corporate and government debt securities funds with well capitalized, high quality financial institutions. By policy, Terra limits the amount of credit exposure in any one type of investment instrument.

   Financial Instruments: At December 31, 2000, Terra had letters of credit outstanding totaling $21.3 million, guaranteeing various insurance and financing activities.

14. Stockholders' Equity

   Terra allocates $1.00 per share upon the issuance of Common Shares to the Common Share capital account. At December 31, 2000, 1.1 million Common Shares were reserved for issuance upon award of restricted shares and exercise of employee stock options.

   Terra has authorized 16,500,000 Trust Shares for issuance. There were no Trust Shares outstanding at December 31, 2000.

15. Stock-Based Compensation

   Terra accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees", which utilizes the intrinsic value method. Compensation cost related to stock-based compensation was $4.2 million, $0.9 million and $1.7 million for the years ended December 31, 1998, 1999 and 2000, respectively.

   Terra's 1997 Stock Incentive Plan authorized granting directors and key employees awards in the form of options, rights, performance units or restricted stock. The aggregate number of Common Shares that may be subject to awards under the plan may not exceed 3.8 million shares. There were no outstanding rights or performance units at December 31, 2000. Options generally may not be exercised prior to one year or more than ten years from the date of grant. Stock options and restricted shares vest over specified periods, or in some cases upon the attainment, prior to a termination date, of pre-established market price objectives for Terra's Common Shares. The restricted shares are entitled to normal voting rights and earn dividends as declared during the performance periods. At December 31, 2000, 1.1 million Common Shares were available for grant under the 1997 Plan.

                             TERRA INDUSTRIES INC.

   A summary of Terra's stock-based compensation activity related to stock options for the years ended December 31, 1998, 1999 and 2000 follows:

                                    1998            1999            2000
                               --------------- --------------- ---------------
                                      Weighted        Weighted        Weighted
                                      Average         Average         Average
                                      Exercise        Exercise        Exercise
                               Number  Price   Number  Price   Number  Price
                               ------ -------- ------ -------- ------ --------
Outstanding--beginning of year 2,428   $10.47  2,151   $10.35  3,015   $ 6.76
Granted.......................    35     8.47  1,522     3.32     --       --
Expired/terminated............   269    11.75    655    10.45    754    11.71
Exercised.....................    43     6.69      3     4.11      5     1.43
                               -----   ------  -----   ------  -----   ------
   Outstanding--end of year... 2,151   $10.35  3,015   $ 6.76  2,256   $ 5.16
                               =====   ======  =====   ======  =====   ======

   The following table summarizes information about stock options outstanding and exercisable at December 31, 2000:

                            Options Outstanding       Options Exercisable
                      ------------------------------- --------------------
                                   Weighted  Weighted             Weighted
                                   Average   Average              Average
      Range of          Number    Remaining  Exercise   Number    Exercise
      Exercise Prices Outstanding    Life     Price   Exercisable  Price
      --------------- ----------- ---------- -------- ----------- --------
                      (options in (in years)          (options in
                      thousands)                     thousands)
      $1.00   $ 3.99     1,518       8.87     $ 3.35       520     $ 3.34
       4.00     7.99       305       2.12       5.06       306       5.06
       8.00    14.99       433       5.11      11.58       432      11.58
                         -----       ----     ------     -----     ------
         Total....      2,256       7.20     $ 5.16     1,258     $ 6.59
                         =====       ====     ======     =====     ======

   There were 1,464,000 and 1,312,000 options exercisable at December 31, 1999 and 1998, respectively.

   The weighted average fair value of options granted was $2.83 per option for 1998 and $1.54 per option for 1999. The fair value of options granted was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                                 1998   1999
                                                                 -----  -----
Risk-free interest rate.........................................  5.52%  5.95%
Dividend yield..................................................  2.30%  1.37%
Expected volatility............................................. 42.00% 57.00%
Expected life (years)...........................................   4.0    4.0

   There were 699,000 restricted shares granted during 2000 with a weighted average fair value of $2.14 per share. There were 610,000 restricted shares granted during 1998 with a weighted average fair value of $5.75 per share and no restricted shares granted during 1999.

   The restricted shares granted in 1998 became fully vested in 2000.

                             TERRA INDUSTRIES INC.

   The pro forma impact on net loss and diluted loss per share of accounting for stock-based compensation using the fair value method required by SFAS 123, "Accounting for Stock-Based Compensation," follows:

                                      1998           1999        2000
                                    --------       --------    --------
                                   (in thousands, except per-share data)
Net loss
   As reported.................... $(26,249)      $(89,887)   $(10,182)
   Pro forma......................  (28,270)       (90,754)    (11,123)
Diluted loss per share
   As reported.................... $  (0.35)      $  (1.20)   $  (0.14)
   Pro forma......................    (0.38)         (1.20)      (0.15)

   The pro forma impact takes into account only stock-based compensation grants since January 1, 1995 and is likely to increase in future years as additional awards are granted and amortized ratably over the vesting period.

16. Retirement Benefit Plans

   Terra and its subsidiaries maintain pension plans that cover substantially all salaried and hourly employees. Benefits are based on a pay formula for the salaried plans and a flat benefit formula for the hourly plans. The plans' assets consist principally of equity securities and corporate and government debt securities. Terra and its subsidiaries also have certain non-qualified pension plans covering executives, which are unfunded. Terra accrues pension costs based upon annual independent actuarial valuations for each plan and funds these costs in accordance with statutory requirements. The components of net periodic pension expense, including $10.6 million of 1999 curtailment benefits which were included in discontinued operations, follow:

                                          1998      1999      2000
                                        --------  --------  --------
                                               (in thousands)
Service cost........................... $  8,319  $  9,185  $  6,856
Interest cost..........................    9,689    11,325    11,614
Expected return on plan assets.........  (13,523)  (13,243)  (14,361)
Amortization of prior service cost.....       79        42        37
Amortization of actuarial (gain) loss..      (64)    1,471         1
Amortization of net asset..............     (307)     (306)     (314)
Curtailment benefit....................       --   (10,556)       --
                                        --------  --------  --------
Pension expense (credit)............... $  4,193  $ (2,082) $  3,833
                                        ========  ========  ========

                             TERRA INDUSTRIES INC.

   The following table reconciles the plans' funded status to amounts included in the Consolidated Statements of Financial Position at December 31:

                                            1999      2000
                                          --------  --------
                                            (in thousands)
Change in Benefit Obligation
Benefit Obligation--beginning of year.... $173,925  $170,879
Service cost.............................    9,185     6,856
Interest cost............................   11,325    11,614
Participants' contributions..............      435       850
Curtailment gain.........................   (9,381)       --
Actuarial (gain) loss....................   (9,753)    2,410
Foreign currency exchange rate changes...     (842)   (6,074)
Benefits paid............................   (4,015)   (7,833)
                                          --------  --------
Benefit Obligation--end of year..........  170,879   178,702
                                          --------  --------

Change in Plan Assets
Fair value plan assets--beginning of year  147,565   168,133
Actual return on plan assets.............   21,526    20,892
Foreign currency exchange rate changes...     (705)   (6,522)
Employer contribution....................    3,370     1,127
Participants' contributions..............      391     1,222
Benefits paid............................   (4,014)   (7,833)
                                          --------  --------
Fair value plan assets--end of year......  168,133   177,019
                                          --------  --------

Funded status............................   (2,745)   (1,683)
Unrecognized net actuarial (gain) loss...      715    (3,391)
Unrecognized prior service cost..........      232       200
Unrecognized net transition asset........     (985)     (678)
                                          --------  --------

Accrued benefit cost..................... $ (2,783) $ (5,552)
                                          ========  ========

   The non-qualified pension plans are unfunded and have an Accumulated Benefit Obligation of $4.8 million at December 31, 2000 which is included in other liabilities.

   The assumptions used to determine the actuarial present value of benefit obligations and pension expense during each of the years in the three-year period ended December 31, 2000 were as follows:

                                          1998 1999 2000
                                          ---- ---- ----
Weighted average discount rate........... 6.7% 7.1% 6.9%
Long-term per annum compensation increase 4.2% 4.1% 4.3%
Long-term return on plan assets.......... 8.9% 8.9% 8.8%

   Terra also sponsors a qualified savings plan covering most full-time North American employees. Contributions made by participating employees are matched based on a specified percentage of employee contributions up to 6% of the employees' pay base. The cost of Terra's matching contribution to the savings plan totaled $4.9 million in 1998, $2.9 million in 1999 and $1.4 million in 2000.

                             TERRA INDUSTRIES INC.

17. Post Retirement Benefits

   Terra also provides health care benefits for eligible retired employees. Participants generally become eligible after reaching retirement age with ten years of service. The plan pays a stated percentage of most medical expenses reduced for any deductible and payments made by government programs. The plan is unfunded. Employees hired prior to January 1, 1990 are eligible to participate in the plan if they elect to on or before January 1, 2002. Participant contributions and co-payments are subject to escalation.

   The following table indicates the components of the post-retirement medical benefits obligation included in Terra's Consolidated Statements of Financial Position at December 31:

                                           1999     2000
                                          -------  -------
                                           (in thousands)
Change in Benefit Obligation
Benefit Obligation--beginning of year.... $ 4,372  $ 3,247
Service cost.............................      85       21
Interest cost............................     295      220
Participants' contributions..............     235      314
Actuarial (gain) loss....................    (916)     885
Foreign currency exchange rate changes...      27      (11)
Curtailment gain.........................     (18)      --
Benefits paid............................    (833)    (882)

                                          -------  -------
Benefit Obligation--end of year..........   3,247    3,794

                                          -------  -------

Change in Plan Assets
Fair value plan assets--beginning of year      --       --
Employer contribution....................     599      568
Participants' contributions..............     234      314
Benefits paid............................    (833)    (882)

                                          -------  -------
Fair value plan assets--end of year......      --       --

                                          -------  -------

Funded status............................  (3,247)  (3,794)
Unrecognized net actuarial gain..........  (2,101)    (569)
Unrecognized prior service cost..........    (446)    (170)

                                          -------  -------

Accrued benefit cost..................... $(5,794) $(4,533)

                                          =======  =======

   Net periodic post-retirement medical benefit income consisted of the following components:

                                       1998   1999   2000
                                       -----  -----  -----
                                          (in thousands)
Service cost.......................... $ 118  $  85  $  21
Interest cost.........................   372    295    220
Amortization of prior service cost....  (236)  (525)  (270)
Amortization of actuarial gain........  (403)  (429)  (657)
Effect of curtailment benefit.........    --     (9)    --

                                       -----  -----  -----
Post-retirement medical benefit income $(149) $(583) $(686)

                                       =====  =====  =====

                             TERRA INDUSTRIES INC.

   Terra limits its future obligation for post-retirement medical benefits by capping at 5% the annual rate of increase in the cost of claims it assumes under the plan. The weighted average discount rate used in determining the accumulated post-retirement medical benefit obligation was 7.0% in 1998, 7.5% in 1999, and 7.5% in 2000. The assumed annual health care cost trend rate was 5.0% in 2000 and is assumed to remain at that level thereafter. A 1% increase in the assumed health care cost trend rate would increase total service and interest cost by $3,000 while a 1% decline would decrease cost by $27,000. The impact on the benefit obligation of a 1% increase in the assumed health care cost trend rate would be $42,000 while a 1% decline in the rate would decrease the benefit obligation by $41,000.

18. Income Taxes

   Components of the income tax provision (benefit) applicable to continuing operations are as follows:

                            1998      1999      2000
                          --------  --------  --------
                                 (in thousands)
Current:
   Federal............... $(35,106) $(18,659) $(21,451)
   Foreign...............      981        --       215
   State.................   (1,955)   (2,355)   (1,592)
                          --------  --------  --------
                           (36,080)  (21,014)  (22,828)
                          --------  --------  --------
Deferred:
   Federal...............    8,586   (20,843)    9,612
   Foreign...............    2,464    (2,940)    6,842
   State.................      269    (1,203)      374
                          --------  --------  --------
                            11,319   (24,986)   16,828
                          --------  --------  --------
Total income tax benefits $(24,761) $(46,000) $ (6,000)
                          ========  ========  ========

   The following table reconciles the income tax provision (benefit) per the Consolidated Statements of Operations to the federal statutory provision:

                                                1998      1999       2000
                                              --------  ---------  --------
                                                      (in thousands)
Loss from continuing operations before taxes:
   Domestic.................................. $(78,508) $(102,707) $(36,782)
   Foreign...................................   10,416    (13,391)   20,600
                                              --------  ---------  --------
                                              $(68,092) $(116,098) $(16,182)
                                              ========  =========  ========
Statutory income tax provision (benefit):
   Domestic.................................. $(27,844) $ (35,947) $(12,874)
   Foreign...................................    4,100     (4,306)    7,107
                                              --------  ---------  --------
                                               (23,744)   (40,253)   (5,767)
Purchased Canadian tax benefit...............   (4,344)       215    (1,750)
Non-deductible expenses, primarily goodwill..    6,884      6,125     6,152
State and local income taxes.................     (700)    (2,688)   (1,126)
Benefit of loss carryforwards................     (442)        --        --
Other........................................   (2,415)    (9,399)   (3,509)
                                              --------  ---------  --------
Income tax benefit........................... $(24,761) $ (46,000) $ (6,000)
                                              ========  =========  ========

                             TERRA INDUSTRIES INC.

   The tax effect of net operating loss (NOL) and tax credit carryforwards and significant temporary differences between reported and taxable earnings that gave rise to net deferred tax (liabilities) assets were as follows:

                                                           1999       2000
                                                         ---------  ---------
                                                            (in thousands)
Current deferred tax asset (liability)
   Accrued liabilities.................................. $   4,832  $  (4,962)
   Inventory valuation..................................       406        652
                                                         ---------  ---------
Net current deferred tax asset (liability).............. $   5,238  $  (4,310)
                                                         =========  =========
Non-current deferred tax liability
   Depreciation.........................................  (182,556) $(187,369)
   Investments in partnership...........................   (25,994)   (26,460)
   U.S. international tax allowance.....................   (11,432)    (9,682)
   U.K. intercompany interest...........................        --     (3,815)
   Unfunded employee benefits...........................    10,826     12,106
   Discontinued business costs..........................    18,846      7,538
   Valuation allowance..................................    (4,825)   (21,276)
   NOL, capital loss and tax credit carryforwards.......    32,073     84,464
   Other................................................     9,254    (11,981)
                                                         ---------  ---------
Net noncurrent deferred tax liability...................  (153,808)  (156,475)
                                                         ---------  ---------
Net deferred tax liability.............................. $(148,570) $(160,785)
                                                         =========  =========

   During 1996, after receiving a favorable ruling from Revenue Canada, Terra refreshed its tax basis in plant and equipment at its Canadian subsidiary by entering into a transaction with a Canadian subsidiary of Anglo American, plc, resulting in a deferred tax asset for Terra. The valuation of this tax basis has been challenged by Revenue Canada in 2000.

   The deferred tax asset related to NOLs includes $21.3 million which the Company's management believes likely will not be realized. Therefore, a valuation allowance of $21.3 million has been provided by the Company. The Company will continue to assess the recoverablility for these NOLs and to the extent it is determined that such valuation allowance is no longer required the tax benefit of these NOLs will be recognized at such time. Components of income tax provision (benefit) included in net income other than from continuing operations are as follows:

                                                          1998    1999    2000
                                                         ------ --------  ----
                                                            (in thousands)
Current:
   Federal.............................................. $9,761 $(10,655) $--
   State................................................     --   (3,070)  --
                                                         ------ --------  ---
                                                         $9,761 $(13,725) $--
                                                         ====== ========  ===

19. Industry Segment Data

   Terra operates in two principal industry segments--Nitrogen Products and Methanol. The Nitrogen Products business produces and distributes ammonia, urea, nitrogen solutions (UAN) and ammonium nitrate to agricultural and industrial users. The Methanol business manufactures and distributes methanol, which is

                             TERRA INDUSTRIES INC.

principally used as a raw material in the production of a variety of chemical derivatives and in the production of methyl tertiary butyl ether (MTBE), an oxygenate and an octane enhancer for gasoline. Management evaluates performance based on operating earnings of each segment. Terra does not allocate interest, income taxes or infrequent items to the business segments. Included in Other are general corporate activities not attributable to a specific industry segment. The following summarizes additional information about Terra's industry segments:

                                         Nitrogen
                                         Products   Methanol   Other      Total
                                        ----------  --------  --------  ----------
                                                      (in thousands)
2000
   Revenues............................ $  916,959  $136,781  $  9,270  $1,063,010
   Operating earnings..................     28,639    12,395     1,773      42,807
   Total assets........................  1,247,678   175,929    88,945   1,512,552
   Depreciation and amortization.......     89,861    12,957    12,083     114,901
   Capital expenditures................      6,364     3,098     2,757      12,219
   Equity earnings.....................        843        --        --         843
   Equity investments..................      1,865        --        --       1,865
   Minority interest in earnings.......      5,379        --        --       5,379
1999
   Revenues............................ $  745,901  $ 85,178  $  2,364  $  833,443
   Operating loss......................    (43,909)  (15,210)   (3,923)    (63,042)
   Total assets........................  1,413,225   175,151    13,069   1,601,445
   Depreciation and amortization.......     75,082    12,701    13,805     101,588
   Capital expenditures................     40,626     1,422     9,851      51,899
   Equity earnings.....................        787        --        --         787
   Equity investments..................      1,822        --        --       1,822
   Minority interest in earnings.......     (1,088)    9,429        --       8,341
1998
   Revenues............................ $  816,014  $ 96,547  $ (2,593) $  909,968
   Operating earnings (loss)...........     39,329    (7,891)  (21,224)     10,214
   Total assets........................  1,332,765   176,197   528,806   2,037,768
   Depreciation and amortization.......     81,933    12,821     6,299     101,053
   Capital expenditures................     53,908     1,354        65      55,327
   Equity earnings.....................      1,236        --        --       1,236
   Equity investments..................      1,985        --        --       1,985
   Minority interest in earnings.......      9,633    17,877        --      27,510

   The following summarizes geographic information about Terra:

                                        Revenues                  Long-lived Assets
                              ---------------------------- --------------------------------
                                1998     1999      2000       1998       1999       2000
                              -------- -------- ---------- ---------- ---------- ----------
                                                     (in thousands)
United States................ $572,836 $546,199 $  749,145 $1,184,793 $  938,365 $  867,762
Canada.......................   57,734   41,376     45,868     70,404     56,897     49,467
United Kingdom...............  279,398  245,868    267,997    315,058    312,501    267,625
                              -------- -------- ---------- ---------- ---------- ----------
                              $909,968 $833,443 $1,063,010 $1,570,255 $1,307,763 $1,184,854
                              ======== ======== ========== ========== ========== ==========

                             TERRA INDUSTRIES INC.

20. Agreements of Limited Partnerships

Terra Nitrogen Company, L.P. (TNCLP)

   In accordance with the TNCLP limited partnership agreement, quarterly distributions to unitholders and TNC are made in an amount equal to 100% of its available cash, as defined in the partnership agreement. The General Partner receives a combined minimum 2% of total cash distributions, and as an incentive, the general partner's participation increases if cash distributions exceed specified target levels.

   If at any time less than 25% of the issued and outstanding units are held by non-affiliates of the general partner, TNCLP may call, or assign to the general partner or its affiliates, its right to acquire all such outstanding units held by non-affiliated persons with at least 30 but not more than 60 days notice of its decision to purchase the outstanding units. The purchase price per unit will be the greater of (1) the average of any previous twenty trading days' closing prices as of the date five days before the purchase is announced or (2) the highest price paid by the general partner or any of its affiliates for any unit within the 90 days preceding the date the purchase is announced. Terra owned 74.1% of the Common Units at December 31, 2000. Subsequent to December 31, 2000, the percentage owned by Terra increased to 75.1%.

Beaumont Methanol, Limited Partnership (BMLP)

   Terra repurchased the limited interest in BMLP on June 30, 1999 for $225 million with proceeds from sale of the Distribution business. The limited BMLP interest had received a first priority return from BMLP approximating an annual rate of LIBOR plus 3.17% on its $225 million investment.

   The publicly held TNCLP Common Units and the BMLP limited interest are reflected in the financial statements as minority interest.

21. Pending Change of Control

   Anglo American plc, through a wholly-owned subsidiary, owns 49.5% of Terra's outstanding shares. Anglo American has made public its intention to dispose of its interest in Terra with the timing based on market and other conditions.

22. Guarantory Subsidiaries

   Payment obligations under the Senior Secured Notes due 2008 of Terra Capital, Inc. ("TCAPI") offered by this prospectus will be fully and unconditionally guaranteed on a joint and several basis by Terra Industries Inc. ("Parent") and its wholly owned U.S. subsidiaries (the "Guarantor Subsidiaries"). Terra Nitrogen, Limited Partnership, Terra Nitrogen Company, L.P. and the Parent's foreign subsidiaries will not guarantee the notes. Condensed consolidating financial information regarding Parent, TCAPI, the Guarantor Subsidiaries and subsidiaries of the Parent that are not Guarantor Subsidiaries for December 31, 1998, 1999 and 2000 are presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries.


   Terra's ability to receive dividends from its subsidiaries is limited by the credit agreement to amounts required for the funding of operating expenses and debt service (not to exceed $40 million per year), income tax payments on the earnings of TCAPI and its subsidiaries and liabilities associated with discontinued operations (not to exceed $5 million per year). In addition, dividends to Terra are permitted for the purpose of retiring the 10.5% Senior Notes due in 2005 or purchasing common units in Terra Nitrogen Company, L.P. subject to credit agreement restrictions on such purchases.

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Operations for the Year Ended December 31, 1998:

                                                                          Non-
                                                          Guarantor    Guarantor
                                      Parent    TCAPI    Subsidiaries Subsidiaries Eliminations Consolidated
                                     --------  --------  ------------ ------------ ------------ ------------
                                                                 (in thousands)
Revenues
   Net sales........................ $     --  $     --    $323,755     $623,386     $(42,215)    $904,926
   Other income, net................       --     6,413     (32,674)      48,604      (17,301)       5,042
                                     --------  --------    --------     --------     --------     --------
                                           --     6,413     291,081      671,990      (59,516)     909,968
                                     --------  --------    --------     --------     --------     --------
Cost and Expenses
   Cost of sales....................       --        --     327,593      551,408      (42,215)     836,786
   Selling, general and
     administrative expenses........    4,874     4,277      33,466       37,652      (17,301)      62,968
                                     --------  --------    --------     --------     --------     --------
                                        4,874     4,277     361,059      589,060      (59,516)     899,754
                                     --------  --------    --------     --------     --------     --------
   Income (loss) from operations....   (4,874)    2,136     (69,978)      82,930           --       10,214
   Interest income..................       32    22,661     (22,976)      (1,537)       2,146          326
   Interest expense.................  (38,861)  (15,885)     32,048      (28,424)          --      (51,122)
   Minority interest................       --    (3,466)    (27,510)          --        3,466      (27,510)
   Equity in the earnings (loss) of
     subsidiaries...................   (4,185)   (5,732)     27,965       41,086      (59,134)          --
                                     --------  --------    --------     --------     --------     --------
   Income (loss) from continuing
     operations before income
     taxes..........................  (47,888)     (286)    (60,451)      94,055      (53,522)     (68,092)
   Income tax provision (benefit)...  (21,639)     (125)    (12,910)       5,890        4,023      (24,761)
                                     --------  --------    --------     --------     --------     --------
   Income (loss) from continuing
     operations.....................  (26,249)     (161)    (47,541)      88,165      (57,545)     (43,331)
   Income from discontinued
     operations, net of taxes.......       --        --      17,082           --           --       17,082
                                     --------  --------    --------     --------     --------     --------
Net Income (Loss)................... $(26,249) $   (161)   $(30,459)    $ 88,165     $(57,545)    $(26,249)
                                     ========  ========    ========     ========     ========     ========

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 1998:

                                                               Guarantor   Non-Guarantor
                                      Parent       TCAPI      Subsidiaries Subsidiaries  Eliminations Consolidated
                                     --------    ---------    ------------ ------------- ------------ ------------
                                                                  (in thousands)
Operating Activities
Net income (loss)................... $(26,249)   $    (161)     $(30,459)    $ 88,165     $ (57,545)   $ (26,249)
Adjustments to reconcile net loss to
  net cash flows from operating
  activities:
Income from discontinued
  operations........................  (17,082)          --       (17,082)          --        17,082      (17,082)
Depreciation and amortization.......       --        2,143        76,425       21,928           557      101,053
Deferred income taxes...............   (5,817)          --        14,920           --         2,216       11,319
Minority interest in earnings.......       --        3,466        27,510           --        (3,466)      27,510
Equity in earnings (loss) of
  subsidiaries......................    4,185        5,732       (27,965)     (41,086)       59,134           --
Other non-cash items................      556           --            --           --          (556)          --
Change in operating assets and
  liabilities.......................   (1,716)    (462,573)      (69,084)     (40,201)      464,836     (108,738)
Other...............................   19,590      (10,270)       (3,466)          --          (752)       5,102
                                     --------    ---------      --------     --------     ---------    ---------
Net Cash Flows from Operating
  Activities........................  (26,533)    (461,663)      (29,201)      28,806       481,506       (7,085)
                                     --------    ---------      --------     --------     ---------    ---------
Investing Activities
Purchase of property, plant and
  equipment.........................       --          (47)      (41,109)     (14,181)           10      (55,327)
Discontinued operations.............       --           --        96,766           --            --       96,766
Other...............................       --           --            --           --         3,371        3,371
                                     --------    ---------      --------     --------     ---------    ---------
Net Cash Flows from
  Investing Activities..............       --          (47)       55,657      (14,181)        3,381       44,810
                                     --------    ---------      --------     --------     ---------    ---------
Financing Activities
Principal payments on long-term
  debt..............................       --           --          (652)      (8,886)           --       (9,538)
Change in investments and advances
  from (to) affiliates..............   32,281      472,579        26,486      (33,847)     (497,499)          --
Stock (repurchase) issuance--net....      286           --            --           --            --          286
Distributions to minority interests.       --       (2,164)      (32,888)          --            --      (35,052)
Repurchase of TNCLP common
  units.............................       --      (16,523)           --           --            --      (16,523)
Dividends...........................  (14,986)          --         5,600           --        (5,600)     (14,986)
Other...............................       --           (7)      (10,594)      (7,280)       17,881           --
                                     --------    ---------      --------     --------     ---------    ---------
Net Cash Flows from
  Financing Activities..............   17,581      453,885       (12,048)     (50,013)     (485,218)     (75,813)
                                     --------    ---------      --------     --------     ---------    ---------
Effect of Foreign Exchange
  Rate on Cash......................       --         (331)           --         (331)          331         (331)
                                     --------    ---------      --------     --------     ---------    ---------
Increase (decrease) in Cash and
  short-term investments............   (8,952)      (8,156)      14,408      (35,719)           --      (38,419)
                                     --------    ---------      --------     --------     ---------    ---------
Cash and Short-term investments
  at Beginning of Year..............   14,993       35,384        79,627       50,058            --      180,062
                                     --------    ---------      --------     --------     ---------    ---------
Cash and Short-term Investments
  At End of Year.................... $  6,041    $  27,228      $ 94,035     $ 14,339     $      --    $ 141,643
                                     ========    =========      ========     ========     =========    =========

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Financial Position at December 31, 1999:

                                                                             Non-
                                                             Guarantor    Guarantor
                                        Parent     TCAPI    Subsidiaries Subsidiaries Eliminations Consolidated
                                      ----------  --------  ------------ ------------ ------------ ------------
                                                                   (in thousands)
Assets
   Cash and short-term
     investments..................... $        8  $    183   $   28,453    $(18,854)  $        --   $    9,790
   Accounts Receivable...............         --        --       28,463      74,313            --      102,776
   Inventories.......................         --        --       33,959      99,675            --      133,634
   Other current assets..............      3,972     5,905       32,915      16,832       (12,142)      47,482
       Total current assets..........      3,980     6,088      123,790     171,966       (12,142)     293,682
   Property, plant and
     equipment, net..................         --        --      522,909     474,850            42      997,801
   Excess of cost over net
     assets of acquired
     businesses......................         --        --      225,080      28,082            --      253,162
   Investments in and
     advanced to (from)
     affiliates......................  1,115,739   628,969      884,971     206,123    (2,835,802)          --
   Other assets......................      7,425        --       10,747      38,670           (42)      56,800
                                      ----------  --------   ----------    --------   -----------   ----------
       Total assets.................. $1,127,144  $635,057   $1,767,497    $919,691   $(2,847,944)  $1,601,445
                                      ==========  ========   ==========    ========   ===========   ==========
Liabilities
   Debt due within one
     year............................ $       --  $  6,000   $    2,493    $  8,659   $        --   $   17,152
   Accounts payable..................         --    10,475       32,083      50,021        (4,166)      88,413
   Accrued and other
     liabilities.....................      5,209     3,771        8,929      10,047         7,202       35,158
                                      ----------  --------   ----------    --------   -----------   ----------
       Total current liabilities.....      5,209    20,246       43,505      68,727         3,036      140,723
                                      ----------  --------   ----------    --------   -----------   ----------
   Long-term debt....................    358,755        --        8,974     101,580            --      469,309
   Deferred income taxes.............     78,705    74,510          (92)        863         9,747      163,733
   Other liabilities.................     27,473    43,088       (7,808)      4,656            --       67,409
   Minority interest.................         --    17,143       86,126          --            --      103,269
                                      ----------  --------   ----------    --------   -----------   ----------
       Total liabilities.............    470,142   154,987      130,705     175,826        12,783      944,443
                                      ----------  --------   ----------    --------   -----------   ----------
Stockholders' Equity
   Common stock......................    127,890        --           73      50,585       (50,658)     127,890
   Paid in capital...................    552,903   150,218    1,561,431     732,452    (2,444,101)     552,903
   Accumulated other
     comprehensive loss..............     (9,852)   (9,852)          --      (9,852)       19,704       (9,852)
   Retained earnings
     (deficit).......................    (13,939)  339,704       75,288     (29,320)     (385,672)     (13,939)
                                      ----------  --------   ----------    --------   -----------   ----------
       Total stockholders'
         equity......................    657,002   480,070    1,636,792     743,865    (2,860,727)     657,002
                                      ----------  --------   ----------    --------   -----------   ----------
       Total liabilities and
         stockholders equity......... $1,127,144  $635,057   $1,767,497    $919,691   $(2,847,944)  $1,601,445
                                      ==========  ========   ==========    ========   ===========   ==========

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Operations for the Year Ended December 31, 1999:

                                                                             Non-
                                                             Guarantor    Guarantor
                                         Parent    TCAPI    Subsidiaries Subsidiaries Eliminations Consolidated
                                        --------  --------  ------------ ------------ ------------ ------------
                                                                    (in thousands)
Revenues
   Net sales........................... $     --  $     --    $278,063     $546,929     $     --    $ 824,992
   Other income, net...................       --       129      (1,610)      16,202       (6,270)       8,451
                                        --------  --------    --------     --------     --------    ---------
                                              --       129     276,453      563,131       (6,270)     833,443
                                        --------  --------    --------     --------     --------    ---------
Cost and Expenses
   Cost of sales.......................       --        --     323,045      518,016           --      841,061
   Selling, general and
     administrative expenses...........    5,521       214       7,877       48,794       (6,982)      55,424
                                        --------  --------    --------     --------     --------    ---------
                                           5,521       214     330,922      566,810       (6,982)     896,485
                                        --------  --------    --------     --------     --------    ---------
   Loss from operations................   (5,521)      (85)    (54,469)      (3,679)         712      (63,042)
   Interest income.....................      729     2,669      19,029          436      (14,502)       8,361
   Interest expense....................  (38,966)   (3,111)      1,408      (26,331)      13,924      (53,076)
   Minority interest...................       --    (1,385)     (6,956)          --           --       (8,341)
   Equity in the earnings (loss) of
     subsidiaries......................  (52,479)  (60,390)     (4,024)      (7,229)     124,122           --
                                        --------  --------    --------     --------     --------    ---------
   Loss from continuing operations
     before income taxes...............  (96,237)  (62,302)    (45,012)     (36,803)     124,256     (116,098)
   Income tax provision
     (benefit).........................  (26,139)  (19,610)    (21,632)      (4,029)      25,410      (46,000)
                                        --------  --------    --------     --------     --------    ---------
   Income (loss) from continuing
     operations........................  (70,098)  (42,692)    (23,380)     (32,774)      98,846      (70,098)
   Income (loss) from discontinued
     operations:
       Income (loss) from
         operations, net of taxes......   (5,800)       --      (5,800)          --        5,800       (5,800)
       Income (loss) from
         disposition, net of taxes.....   (4,725)       --      (6,285)       1,561        4,725       (4,724)
   Extraordinary loss on early
     retirement of debt, net of
     taxes.............................   (9,264)   (9,265)         --           --        9,264       (9,265)
                                        --------  --------    --------     --------     --------    ---------
Net Loss............................... $(89,887) $(51,957)   $(35,465)    $(31,213)    $118,635    $ (89,887)
                                        ========  ========    ========     ========     ========    =========

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 1999:

                                                                                        Non-
                                                                        Guarantor    Guarantor
                                                   Parent     TCAPI    Subsidiaries Subsidiaries Eliminations Consolidated
                                                  --------  ---------  ------------ ------------ ------------ ------------
                                                                               (in thousands)
Operating Activities
  Net loss....................................... $(89,887) $ (51,957)  $ (35,465)   $ (31,213)   $ 118,635    $ (89,887)
  Adjustments to reconcile net loss to net cash
   flows from operating activities:
  Loss from discontinued operations..............   10,524         --      10,524           --      (10,524)      10,524
  Extraordinary loss on early retirement of debt.    9,264      9,265          --           --       (9,264)       9,265
  Depreciation and amortization..................       --         --      60,877       40,700           11      101,588
  Deferred income taxes..........................  (13,882)    74,510     (93,325)         863       34,639        2,805
  Minority interest in earnings..................       --      1,385       6,956           --           --        8,341
  Equity in earnings (loss) of subsidiaries......   52,479     60,390       4,024        7,229     (124,122)          --
  Change in operating assets and liabilities.....  (18,809)    19,243     (67,646)    (155,314)      21,457     (201,069)
  Other..........................................   19,653         --          --           --      (15,080)       4,573
                                                  --------  ---------   ---------    ---------    ---------    ---------
Net Cash Flows from Operating Activities.........  (30,658)   112,836    (114,055)    (137,735)      15,752     (153,860)
                                                  --------  ---------   ---------    ---------    ---------    ---------
Investing Activities
  Purchase of property, plant and equipment......       --         --     (49,283)      (2,616)          --      (51,899)
  Discontinued operations........................       --         --     335,129           --           --      335,129
  Other..........................................       --         --          --           --       (4,531)      (4,531)
                                                  --------  ---------   ---------    ---------    ---------    ---------
Net Cash Flows from Investing Activities.........       --         --     285,846       (2,616)      (4,531)     278,699
                                                  --------  ---------   ---------    ---------    ---------    ---------
Financing Activities
  Net short-term borrowings......................       --      6,000          --           --           --        6,000
  Principal payments on long-term debt...........       --         --        (657)     (15,912)          --      (16,569)
  Change in investments and advances from (to)
   affiliates....................................   29,895   (157,688)     (7,927)     144,579       (8,859)          --
  Stock issuance--net............................       13         --          --           --           --           13
  Distributions to minority interests............       --     (1,565)     (7,864)          --           --       (9,429)
  Repurchase of TNCLP common units...............       --     (5,994)         --           --           --       (5,994)
  Redemption of minority interests in subsidiary.       --         --    (225,000)          --           --     (225,000)
  Dividends......................................   (5,283)        --          --           --            2       (5,281)
  Other..........................................       --     19,798       4,075      (21,077)      (2,796)          --
                                                  --------  ---------   ---------    ---------    ---------    ---------
Net Cash Flows from Financing Activities.........   24,625   (139,449)   (237,373)     107,590      (11,653)    (256,260)
                                                  --------  ---------   ---------    ---------    ---------    ---------
Effect of Foreign Exchange Rate on Cash..........       --       (432)         --         (432)         432         (432)

                                                  --------  ---------   ---------    ---------    ---------    ---------
Increase (decrease) in Cash and Short-term
 Investments.....................................   (6,033)   (27,045)    (65,582)     (33,193)          --     (131,853)
                                                  --------  ---------   ---------    ---------    ---------    ---------
Cash and Short-term Investments at Beginning
 of Year.........................................    6,041     27,228      94,035       14,339           --      141,643
                                                  --------  ---------   ---------    ---------    ---------    ---------
Cash and Short-term Investments at End of
 Year............................................ $      8  $     183   $  28,453    $ (18,854)   $      --    $   9,790
                                                  ========  =========   =========    =========    =========    =========

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Financial Position at December 31, 2000:

                                                                Guarantor   Non-Guarantor
                                           Parent     TCAPI    Subsidiaries Subsidiaries  Eliminations Consolidated
                                         ----------  --------  ------------ ------------- ------------ ------------
                                                                       (in thousands)
Assets
  Cash and short-term investments....... $       --  $ 76,959   $   11,844    $  12,622   $        --   $  101,425
  Accounts receivable...................         --        --       38,653       68,646            --      107,299
  Inventories...........................         --        --       32,199       69,327            --      101,526
  Other current assets..................      8,155        22        6,208       17,521       (14,458)      17,448
                                         ----------  --------   ----------    ---------   -----------   ----------
   Total current assets.................      8,155    76,981       88,904      168,116       (14,458)     327,698
                                         ----------  --------   ----------    ---------   -----------   ----------
  Property, plant and equipment, net....         --        --      479,881      426,890        (3,970)     902,801
  Excess of cost over net assets of
   acquired businesses..................         --        --      207,652       23,720            --      231,372
  Investments in and advanced to (from)
   affiliates...........................  1,141,732   437,026    1,264,050      296,124    (3,138,932)          --
  Other assets..........................      5,151     5,772       10,458       25,392         3,908       50,681
                                         ----------  --------   ----------    ---------   -----------   ----------
   Total assets......................... $1,155,038  $519,779   $2,050,945    $ 940,242   $(3,153,452)  $1,512,552
                                         ==========  ========   ==========    =========   ===========   ==========
Liabilities
  Debt due within one year.............. $       --  $     --   $      546    $   5,000   $        --   $    5,546
  Accounts payable......................         --     2,989       17,048       42,783            --       62,820
  Accrued and other liabilities.........      9,486     2,607       35,498       15,368        (2,635)      60,324
                                         ----------  --------   ----------    ---------   -----------   ----------
   Total current liabilities............      9,486     5,596       53,092       63,151        (2,635)     128,690
                                         ----------  --------   ----------    ---------   -----------   ----------
  Long-term debt........................    358,755        --        8,428      100,625            --      467,808
  Deferred income taxes.................    150,721    17,182           --        3,955       (15,383)     156,475
  Other liabilities.....................     25,279    14,518          699        3,681          (669)      43,508
  Minority interest.....................         --    19,653       85,621           --            --      105,274
                                         ----------  --------   ----------    ---------   -----------   ----------
   Total liabilities....................    544,241    56,949      147,840      171,412       (18,687)     901,755
                                         ----------  --------   ----------    ---------   -----------   ----------
Stockholders' Equity
  Common stock..........................    128,283        --           73       49,710       (49,783)     128,283
  Paid in capital.......................    554,750   150,218    1,798,968      905,816    (2,855,002)     554,750
  Accumulated other comprehensive loss..    (48,115)  (48,114)          --      (48,114)       96,228      (48,115)
  Retained earnings (deficit)...........    (24,121)  360,726      104,064     (138,582)     (326,208)     (24,121)
                                         ----------  --------   ----------    ---------   -----------   ----------
   Total stockholders' equity...........    610,797   462,830    1,903,105      768,830    (3,134,765)     610,797
                                         ----------  --------   ----------    ---------   -----------   ----------
   Total liabilities and stockholders'
    equity.............................. $1,155,038  $519,779   $2,050,945    $ 940,242   $(3,153,452)  $1,512,552
                                         ==========  ========   ==========    =========   ===========   ==========

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Operations for the Year Ended December 31, 2000:

                                                      Guarantor   Non-Guarantor
                                   Parent    TCAPI   Subsidiaries Subsidiaries  Eliminations Consolidated
                                  --------  -------  ------------ ------------- ------------ ------------
                                                              (in thousands)
Revenues
   Net sales..................... $     --  $    --    $383,628     $669,824      $     --    $1,053,452
   Other income, net.............       --      401       4,205        4,952            --         9,558
                                  --------  -------    --------     --------      --------    ----------
                                        --      401     387,833      674,776            --     1,063,010
                                  --------  -------    --------     --------      --------    ----------
Cost and Expenses
   Cost of sales.................       --       --     376,337      595,376            --       971,713
   Selling, general and
     administrative expenses.....    1,471    1,089      31,709       14,221            --        48,490
                                  --------  -------    --------     --------      --------    ----------
                                     1,471    1,089     408,046      609,597            --     1,020,203
                                  --------  -------    --------     --------      --------    ----------
   Income (loss) from operations.   (1,471)    (688)    (20,213)      65,179            --        42,807
   Insurance settlement costs....       --       --      (5,968)          --            --        (5,968)
   Interest income...............        6    3,994      13,814          353       (14,298)        3,869
   Interest expense..............  (42,006)    (792)       (747)     (22,894)       14,928       (51,511)
   Minority interest.............       --     (995)     (4,384)          --            --        (5,379)
   Equity in the earnings (loss)
     of subsidiaries.............   20,232   17,300      42,199       19,402       (99,133)           --
                                  --------  -------    --------     --------      --------    ----------
   Income (loss) from continuing
     operations before income
     taxes.......................  (23,239)  18,819      24,701       62,040       (98,503)      (16,182)
   Income tax provision
     (benefit)...................  (13,057)   7,500          --        7,057        (7,500)       (6,000)
                                  --------  -------    --------     --------      --------    ----------
Net Income (Loss)................ $(10,182) $11,319    $ 24,701     $ 54,983      $(91,003)   $  (10,182)
                                  ========  =======    ========     ========      ========    ==========

                             TERRA INDUSTRIES INC.

   Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2000:

                                                                      Guarantor   Non-Guarantor
                                                  Parent    TCAPI    Subsidiaries Subsidiaries  Eliminations Consolidated
                                                 --------  --------  ------------ ------------- ------------ ------------
                                                                              (in thousands)
Operating Activities
  Net income (loss)............................. $(10,182) $ 11,319    $ 24,701     $  54,983     $(91,003)    $(10,182)
  Adjustments to reconcile net loss to net cash
   flows from operating activities:
  Depreciation and amortization.................       --       925      63,733        50,243           --      114,901
  Deferred income taxes.........................   76,326   (57,328)         92         3,092      (20,301)       1,881
  Minority interest in earnings.................       --       996       4,383            --           --        5,379
  Equity in earnings (loss) of subsidiaries.....  (20,232)  (17,300)    (42,199)      (19,402)      99,133           --
  Other non-cash items..........................      286        --          --            --         (286)          --
  Change in operating assets and liabilities....   (4,422)  (31,337)     29,811        33,410       (4,637)      22,825
  Other.........................................       --        --          --            --       (1,975)      (1,975)
                                                 --------  --------    --------     ---------     --------     --------
Net Cash Flows from Operating Activities........   41,776   (92,725)     80,521       122,326      (19,069)     132,829
                                                 --------  --------    --------     ---------     --------     --------
Investing Activities
  Purchase of property, plant and equipment.....       --        --      (1,676)      (10,543)          --      (12,219)
  Other.........................................       --        --      (3,863)       25,836      (26,935)      (4,962)

                                                 --------  --------    --------     ---------     --------     --------
Net Cash Flows from Investing Activities........       --        --      (5,539)       15,293      (26,935)     (17,181)

                                                 --------  --------    --------     ---------     --------     --------
Financing Activities
  Net short-term borrowings (repayments)........       --    (6,000)         --            --           --       (6,000)
  Principal payments on long-term debt..........       --        --      (2,493)       (4,614)          --       (7,107)
  Change in investments and advances from
   (to) affiliates..............................  (44,024)  181,367     (99,343)      (99,934)      61,934           --
  Stock issuance--net...........................    2,240        --          --            --       (2,233)           7
  Distributions to minority interests...........       --      (207)       (912)           --           --       (1,119)
  Repurchase of TNCLP common units..............       --    (2,414)         --            --           --       (2,414)
  Deferred financing costs......................       --    (6,697)         --            --           --       (6,697)
  Other.........................................       --     4,135      11,157          (912)     (14,380)          --

                                                 --------  --------    --------     ---------     --------     --------
Net Cash Flows from Financing Activities........  (41,784)  170,184     (91,591)     (105,460)      45,321      (23,330)
                                                 --------  --------    --------     ---------     --------     --------
Effect of Foreign Exchange Rate on Cash.........       --      (683)         --          (683)         683         (683)
                                                 --------  --------    --------     ---------     --------     --------
Increase (decrease) in Cash and Short-term
 Investments....................................       (8)   76,776     (16,609)       31,476           --       91,635
                                                 --------  --------    --------     ---------     --------     --------
Cash and Short-term Investments at
 Beginning of Year..............................        8       183      28,453       (18,854)          --        9,790
                                                 --------  --------    --------     ---------     --------     --------
Cash and Short-term Investments at End of
 Year........................................... $     --  $ 76,959    $ 11,844     $  12,622     $     --     $101,425
                                                 ========  ========    ========     =========     ========     ========

                             TERRA INDUSTRIES INC.

23. Subsequent Event (Unaudited)

   On July 13, 2001, a British court found Terra Nitrogen (UK) Ltd. liable for damages associated with recalls of carbonated beverages containing carbon dioxide tainted with benzene, plus interest and attorney fees. In addition, there are three similar cases awaiting trial and certain other beverage manufacturers have indicated their intention to file claims for unspecified amounts. We estimate total claims against us from these lawsuits may be (Pounds)10 million, or $14 million. We have established reserves during the second quarter of 2001 in this amount to cover estimated losses.

   In addition to our plan to appeal the British court's decision, we also believe we have recourse for these claims against both our insurer and the previous owner of our U.K. operations. (Our insurer had previously paid, without recourse, two recall cost settlements on our behalf, plus a court judgment rendered against us. Nonetheless, the insurer reserved its right to deny coverage in whole or in part for adverse judgments in the remaining cases.) We will vigorously pursue our rights against these parties, but there will be no income recognition for those rights until settlements are finalized.

   We are involved in various other legal actions and claims, including environmental matters, arising from the normal course of business. While it is not feasible to predict with certainty the final outcome of these proceedings, we do not believe that these matters, or the U.K. benzene claims, will have a material adverse effect on our results of operations, financial position or net cash flows.

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20: Indemnification of Directors and Officers.

   The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Terra Industries Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Delaware Law

   Beaumont Ammonia Inc., Beaumont Holdings Corporation, BMC Holdings Inc., Port Neal Corporation, Terra (UK) Holdings Inc., Terra Capital, Inc., Terra Capital Holdings, Inc., Terra International (Oklahoma) Inc., Terra International Inc., Tera Methanol Corporation, and Terra Nitrogen Corporation are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute. The articles of incorporation and/or by-laws of these corporations provide that the respective corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against expenses, liabilities, and losses. Furthermore, the directors of these respective corporations shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Statute.

Registrants Incorporated Under Iowa Law


   Terras Real Estate Corp. is incorporated under the laws of the State of Iowa. Section 490.851 of the Iowa Business Corporation Act ("IBCA") provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

   The By-laws of Terra Real Estate Corp. provide that any person who is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of this corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or enterprise, shall be entitled to indemnification to the same extent as permitted or required by the IBCA.

Registrants Incorporated Under Maryland Law

   Terra Industries Inc. is incorporated under the laws of the State of Maryland. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that
(a) the act or omission of the directors or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.

   The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Article SEVENTH, Paragraph (8) of Terra Industries Inc.'s Charter provides for indemnification of directors and officers of Terra Industries Inc. as follows. The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. Terra Industries Inc.'s Charter also contains a provision providing for elimination of the liability of its directors or officers to the Registrant or its stockholders for money damages to the fullest extent permitted by Maryland law.

Item 21. Exhibits.

   (a) Reference is made to the attached Exhibit Index.

   (b) No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 22. Undertakings.

   (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 20, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

   (d) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


   (e) The undersigned Registrants hereby undertake:



      1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:



          (i) To include any prospectus required by Section10(a)(3) of the Securities Act;



          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.



      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.



      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Terra Capital, Inc. has duly caused this

Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA CAPITAL, INC.

                                                  /S/   FRANCIS G. MEYER
                                          By:  ______________________________
                                                      Francis G. Meyer
                                                       Vice President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



        Signature                                Title
        ---------                                -----

 /S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
 ------------------------
    Michael L. Bennett

  /S/  FRANCIS G. MEYER   Director and Vice President (Principal Financial and
 ------------------------   Accounting Officer)
     Francis G. Meyer

   /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
 ------------------------
     Mark A. Kalafut


--------

* Signed pursuant to power of attorney:



                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Terra Industries Inc. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA INDUSTRIES INC.

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                             Senior Vice President and Chief
                                                    Financial Officer


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



       Signature                                    Title
       ---------                                    -----

  /S/  HENRY R. SLACK*   Chairman of the Board
------------------------
     Henry R. Slack

 /S/  BURTON M. JOYCE*   Vice Chairman of the Board
------------------------
    Burton M. Joyce

/S/  MICHAEL L. BENNETT* Director, President and Chief Executive Officer (Principal
------------------------   Executive Officer)
   Michael L. Bennett

 /S/  FRANCIS G. MEYER   Senior Vice President and Chief Financial Officer (Principal
------------------------   Financial Officer and Controller/Principal Accounting
    Francis G. Meyer       Officer)

/S/  EDWARD G. BEIMFOHR* Director
------------------------
   Edward G. Beimfohr

                               Signature           Title
                               ---------           -----

                         /S/ EDWARD M. CARSON*    Director
                      ---------------------------
                           Edward M. Carson

                       /S/ THOMAS H. CLAIBORNE*   Director
                      ---------------------------
                          Thomas H. Claiborne

                          /S/ ERIC K. DIACK*      Director
                      ---------------------------
                             Eric K. Diack

                         /S/ DAVID E. FISHER*     Director
                      ---------------------------
                            David E. Fisher

                         /S/ MARTHA O. HESSE*     Director
                      ---------------------------
                            Martha O. Hesse

                      /S/ WILLIAM R. LOOMIS, JR.* Director
                      ---------------------------
                        William R. Loomis, Jr.

                        /S/ JOHN R. NORTON III*   Director
                      ---------------------------
                          John R. Norton III


--------

* Signed pursuant to power of attorney:






                             /S/ FRANCIS G. MEYER


By: ___________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Beaumont Ammonia Inc. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          BEAUMONT AMMONIA INC.

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                        President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



       Signature                                   Title
       ---------                                   -----

 /S/  FRANCIS G. MEYER   Director and President (Principal Executive, Financial and
------------------------   Accounting Officer)
    Francis G. Meyer

/S/  MICHAEL L. BENNETT* Director
------------------------
   Michael L. Bennett

  /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
------------------------
    Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Beaumont Holdings Corporation has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          BEAUMONT HOLDINGS CORPORATION

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                        President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



       Signature                                   Title
       ---------                                   -----

 /S/  FRANCIS G. MEYER   Director and President (Principal Financial and
------------------------   Accounting Officer)
    Francis G. Meyer

/S/  MICHAEL L. BENNETT* Director and Vice President (Principal Executive Officer)
------------------------
   Michael L. Bennett

  /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
------------------------
    Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, BMC Holdings Inc. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          BMC HOLDINGS INC.

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                     Vice President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



        Signature                                Title
        ---------                                -----

 /S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
 ------------------------
    Michael L. Bennett

  /S/  FRANCIS G. MEYER   Director and Vice President (Principal Financial and
 ------------------------   Accounting Officer)
     Francis G. Meyer

 /S/  WYNN S. STEVENSON*  Director, Vice President and Treasurer
 ------------------------
    Wynn S. Stevenson

   /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
 ------------------------
     Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Port Neal Corporation has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          PORT NEAL CORPORATION

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                          Vice President and Chief Financial
                                                         Officer


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



        Signature                                Title
        ---------                                -----

 /S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
 ------------------------
    Michael L. Bennett

  /S/  FRANCIS G. MEYER   Director, Vice President and Chief Financial Officer
 ------------------------   (Principal Financial and Accounting Officer)
     Francis G. Meyer

   /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
 ------------------------
     Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Terra (UK) Holdings Inc. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA (UK) HOLDINGS INC.

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                        President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



       Signature                                   Title
       ---------                                   -----

 /S/  FRANCIS G. MEYER
------------------------ Director and President (Principal Financial and
    Francis G. Meyer       Accounting Officer)

/S/  MICHAEL L. BENNETT* Director and Vice President (Principal Executive Officer)
------------------------
   Michael L. Bennett

  /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
------------------------
    Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Terra Capital Holdings, Inc. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA CAPITAL HOLDINGS, INC.

                                                 /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                     Vice President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



        Signature                                Title
        ---------                                -----

 /S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
 ------------------------
    Michael L. Bennett

  /S/  FRANCIS G. MEYER   Director and Vice President (Principal Financial and
 ------------------------   Accounting Officer)
     Francis G. Meyer

   /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
 ------------------------
     Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Terra International (Oklahoma) Inc. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA INTERNATIONAL (OKLAHOMA) INC.

                                                 /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                     Vice President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



        Signature                                Title
        ---------                                -----

 /S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
 ------------------------
    Michael L. Bennett

  /S/  FRANCIS G. MEYER   Director and Vice President (Principal Financial and
 ------------------------   Accounting Officer)
     Francis G. Meyer

   /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
 ------------------------
     Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Terra International Inc. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA INTERNATIONAL INC.

                                                /S/  FRANCIS G. MEYER
                                           By: _______________________________
                                                    Francis G. Meyer
                                          Senior Vice President and Chief
                                                        Financial


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



       Signature                                    Title
       ---------                                    -----

/S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
------------------------
   Michael L. Bennett

 /S/  FRANCIS G. MEYER   Director, Senior Vice President and Chief Financial Officer
------------------------   (Principal Financial and Accounting Officer)
    Francis G. Meyer

  /S/  MARK A. KALAFUT   Director, Vice President, General Counsel and Corporate
------------------------   Secretary
    Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Terra Methanol Corporation has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA METHANOL CORPORATION

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                     Vice President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



        Signature                                Title
        ---------                                -----

 /S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
 ------------------------
    Michael L. Bennett

  /S/  FRANCIS G. MEYER   Director and Vice President (Principal Financial and
 ------------------------ Accounting Officer)
     Francis G. Meyer

 /S/  WYNN S. STEVENSON*  Director, Vice President and Treasurer
 ------------------------
    Wynn S. Stevenson

   /S/  MARK A. KALAFUT   Director, Vice President and Corporate Secretary
 ------------------------
     Mark A. Kalafut


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Terra Nitrogen Corporation has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA NITROGEN CORPORATION

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                                     Vice President


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



        Signature                                Title
        ---------                                -----

  /S/  BURTON M. JOYCE*   Chairman of the Board
 ------------------------
     Burton M. Joyce

 /S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
 ------------------------
    Michael L. Bennett

  /S/  FRANCIS G. MEYER   Director and Vice President (Principal Financial and
 ------------------------ Accounting Officer)
     Francis G. Meyer

 /S/  DENNIS B. LONGMIRE* Director
 ------------------------
    Dennis B. Longmire

 /S/  THEODORE D. SANDS*  Director
 ------------------------
    Theodore D. Sands

   /S/  ROBERT W. TODD*   Director
 ------------------------
      Robert W. Todd


--------

* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Terra Real Estate Corp. has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TERRA REAL ESTATE CORP.

                                                /S/  FRANCIS G. MEYER
                                          By: _______________________________
                                                    Francis G. Meyer
                                            Treasurer and Assistant Secretary


Dated: January 16, 2002





   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th day of January 2002.



       Signature                                 Title
       ---------                                 -----

/S/  MICHAEL L. BENNETT* Director and President (Principal Executive Officer)
------------------------
   Michael L. Bennett

 /S/  FRANCIS G. MEYER   Director, Treasurer and Assistant Secretary (Principal
------------------------   Financial and Accounting Officer)
    Francis G. Meyer

  /S/  MARK A. KALAFUT   Director and Vice President
------------------------
    Mark A. Kalafut


--------



* Signed pursuant to power of attorney:




                           /S/  FRANCIS G. MEYER


By: _________________________________________________________________________


                               Francis G. Meyer


                               Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit                                                                                                 Filed
  No.                           Description                        Incorporated Herein by Reference to Herewith
-------                         -----------                        ----------------------------------- --------

  3.i.(a) Certificate of Incorporation of Terra Capital, Inc.                                             +

  3.i.(b) Certificate of Incorporation of Beaumont                                                        +
            Ammonia Inc.

  3.i.(c) Certificate of Incorporation of Beaumont Holdings                                               +
            Corporation

  3.i.(d) Certificate of Incorporation of BMC Holdings Inc.                                               +

  3.i.(e) Certificate of Incorporation of Port Neal Corporation                                           +

  3.i.(f) Restated Certificate of Incorporation of Terra (UK)                                             +
            Holdings Inc.

  3.i.(g) Certificate of Incorporation of Terra Capital                                                   +
            Holdings, Inc.

  3.i.(h) Articles of Restatement of Terra Industries Inc.          Exhibit 3.1 to Terra Industries
                                                                    Form 10-K for the year ended
                                                                    December 31, 1990

  3.i.(i) Articles of Amendment of Terra Industries Inc.            Exhibit 3.1.2 to Terra Industries
                                                                    Form 10-K for the year ended
                                                                    December 31, 1992

  3.i.(j) Articles Supplementary of Terra Industries Inc.           Exhibit 4.1.3 to Terra Industries
                                                                    Form 8-K/A dated November 3,
                                                                    1994

  3.i.(k) Certificate of Incorporation of Terra International                                             +
            (Oklahoma) Inc., as amended

  3.i.(l) Certificate of Incorporation of Terra International Inc.                                        +
            (f/k/a Terra Chemicals International, Inc.)

  3.i.(m) Certificate of Incorporation of Terra Methanol                                                  +
            Corporation, as amended

  3.i.(n) Restated Certificate of Incorporation of Terra Nitrogen                                         +
            Corporation, as amended (f/k/a Agricultural Mineral
            Corporation)

  3.i.(o) Articles of Incorporation of Terra Real Estate Corp.                                            +

 3.ii.(a) By-Laws of Terra Capital, Inc.                                                                  +

 3.ii.(b) Bylaws of Beaumont Ammonia Inc.                                                                 +

 3.ii.(c) Bylaws of Beaumont Holdings Corporation                                                         +

 3.ii.(d) Bylaws of BMC Holdings Inc.                                                                     +

 3.ii.(e) Bylaws of Port Neal Corporation                                                                 +

 3.ii.(f) Bylaws of Terra (UK) Holdings Inc.                                                              +

 3.ii.(g) Bylaws of Terra Capital Holdings, Inc.                                                          +

 3.ii.(h) Bylaws of Terra Industries Inc., as amended through       Exhibit 3 to Terra Industries
            August 7, 1991                                          Form 8-K dated September 30,
                                                                    1991

 3.ii.(i) Bylaws of Terra International (Oklahoma) Inc.                                                   +

 3.ii.(j) Bylaws of Terra International Inc.                                                              +

 3.ii.(k) Bylaws of Terra Methanol Corporation                                                            +

Exhibit                                                                                               Filed
  No.                          Description                       Incorporated Herein by Reference to Herewith
-------                        -----------                       ----------------------------------- --------

 3.ii.(l) Bylaws of Terra Nitrogen Corporation                                                          +

 3.ii.(m) Bylaws of Terra Real Estate Corp.                                                             +

  5.i.(a) Opinion of Kirkland & Ellis regarding the validity of                                         +
            the securities offered hereby

    12    Ratio of Earnings to Fixed Charges                                                            +

    13    Financial Review and Consolidated Financial              Exhibit 13 to Terra Industries
            Statements as contained in the Annual Report to        Form 10-K for the year ended
            Stockholders of Terra Industries for the fiscal year   December 31, 2001
            ended December 31, 2000.

    23    Consent of Deloitte & Touche LLP, Independent                                                 +
            Auditors

    24    Power of Attorney (on signature pages hereto)            Previously filed herewith

    25    Statement of Eligibility of Trustee on Form T-1 under                                         +
            the Trust Indenture Act of 1939 of U.S. Bank Trust
            National Association

  99.1    Form of Letter of Transmittal                                                                 +

  99.2    Form of Tender Instructions                                                                   +

  99.3    Form of Notice of Guaranteed Delivery                                                         +

--------

+  Included in this filing.